UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Everi Holdings Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To Our Stockholders:

Over the last several years, we experienced strong revenue growth driven by contributions from both operating segments. In our Games business, the introduction of new cabinets, improved gaming content and growth in our premium units all provided accelerated growth opportunities, while FinTech experienced a steady rebound from the pandemic and growth from business offerings. In 2023, our Games business underperformed our expectations, as we experienced declines in both gaming operations and gaming equipment and systems revenues as we continued our transition to our next generation of cabinets and content. We’ve started addressing these near-term headwinds by accelerating the launch of several cabinets and increasing the diversity and amount of content on our product roadmap. Over the past twelve months we have launched five new cabinets, which are gaining momentum with operators and casino patrons. These new products came to market late in 2023 and we expect to see the benefits of their contribution to ramp as they gain traction with customers and patrons throughout 2024. With the market acceptance of these new products, our Games business is expected to be well positioned to return to meaningful growth as we exit 2024 and into 2025. Our FinTech business remains a steady grower, driven by the expansion of our product offerings to new and existing customers. We expect this growth to continue as we innovate and add value for our customers and their patrons.

As we reflect on 2023, and in light of our gaming headwinds, there are several items we would like to highlight that show the strength of our overall business. First, we generated $84 million in Net Income, $367 million in Adjusted EBITDA(1) and $141.9 million in Free Cash Flow(1). We continued to increase our investments in the business for future organic growth, spending $145.1 million on capital expenditures. We used approximately $61.3 million of our Free Cash Flow to acquire certain strategic assets of Video King and returned $100 million to shareholders through share repurchases. Additionally, we successfully completed the consolidation of our FinTech and Gaming assembly locations into one new, modern facility in Las Vegas, both on time and on budget. We continue to integrate recent acquisitions and leverage acquired products and technologies with ours that will provide new avenues for growth in the future.

Looking towards the future, on February 28, 2024, we entered into an agreement to merge Everi’s business operations with International Game Technology PLC’s (“IGT”)’s Global Gaming and PlayDigital businesses. The combination is expected to create a comprehensive and diverse portfolio of high-performing land-based, digital, and FinTech gaming products and services. Combined, the two complementary businesses provide the opportunity to leverage the strengths of both stand-alone companies. We believe our gaming business will be able to leverage IGT’s global networks and reduce the time and costs of expanding Everi’s compelling content into new domestic and global channels. The combination of our FinTech business with IGT’s systems business provides an opportunity to reduce friction for our customers and their patrons and more efficiently provide new products and services that drive more revenues for our customers and improve the gaming experience for our patrons. On a 2024 proforma basis, the combined company is expected to generate over $2.7 billion in annual revenues. The merger is subject to the approvals of both Everi and IGT shareholders and of the appropriate federal and gaming regulatory authorities, as well as other customary closing conditions. We anticipate the merger will be completed in late-2024 or early-2025.

Segment Highlights

Gaming

In 2023, our Games business generated $429.2 million in revenues, a 2% decline over the prior year as we began to transition to the next generation of cabinets and content. We sold 5,635 units and we ended the year with an installed base of 17,512 gaming machines. Operating income, excluding a $11.7 million impairment charge, declined to $72.4 million compared to $107.6 million in the prior year as a result of lower revenues, and higher operating expenses. While we have experienced near-term headwinds in Games performance, we continue to execute on our roadmap by adding new cabinets and content to refresh our product portfolio. In 2023, we successfully launched two for-sale video cabinets, the Dynasty Vue and Dynasty Sol, and two premium cabinets, the Dynasty Dynamic and Player Classic Reserve. In 2024 we plan to introduce two premium video cabinets, the Sol

Sync and Luna. With these cabinets and the Player Classic Signature launched in 2022, we will have a completely refreshed line-up of cabinets. Our studios are developing new, diverse content that will excite and engage gaming patrons. We plan to introduce over 75 new themes in 2024 to support both our new for-sale and premium cabinets. While we are still in the early stages of rolling-out the new cabinets and content, we are encouraged with early performance and expect the momentum for these cabinets to build through the year.

FinTech

Our FinTech segment generated record revenues of $378.7 million, a 9% increase over 2022. Both financial funding transactions processed and the dollar value of total transactions processed grew by 11% as we delivered a record $47 billion to the casino floors, while processing over 144.3 million transactions. We continued to leverage strength in our core financial access services and build on our digital capabilities to provide enhanced loyalty and regulatory compliance products and services. Revenue growth and product mix drove a 12% increase in the segment’s operating income. We also increased our focus on internal product development, with R&D expense increasing 15% year-over-year.

(1) For additional information related to the non-GAAP measures of Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“AEBITDA”) and Free Cash Flow, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures

Games Revenues
$500
$400
$300
$200
$100
$-
2018
2019
2020
2021
2022
2023

FinTech Revenues
$400
$300
$200
$100
$-
2018
2019
2020
2021
2022
2023

Corporate culture, employee wellness, and new environmental sustainability efforts (“ESG”)

At Everi, we believe our ability to attract and retain talent is a key driver to our ongoing success. In 2023, we reaffirmed our mission statement which is focused on employees’ collective imagination, talent, and innovation. Our positive Company culture is valued by our team members and continues to be recognized through various prestigious awards including “Top Workplaces” and “Great Places to Work” where we have been honored for our efforts to build a diverse and inclusive culture across our domestic and international operations.

Inclusion is a core Company value and we believe we can be at our best only when we embrace and reflect the diversity of our employees, customers, and the communities that we serve.

Conclusion

In closing, we want to thank our team members for all they do each day to bring innovation and to drive our growth and success. We also want to thank our customers and vendor partners, and you, our shareholders, for your continued support. We are excited for the future ahead.

/s/ Randy L. Taylor /s/ Michael D. Rumbolz

Randy L. Taylor Michael D. Rumbolz
President and Chief Executive Officer Executive Chair of the Board

April 19, 2024

April 19, 2024
Dear Stockholder:
On behalf of the Board of Directors and officers of Everi Holdings Inc. (“we,” “us,” “our,” “Everi,” or the “Company”), we are pleased to invite you to attend our 2024 Annual Meeting of Stockholders. The meeting will be held at Everi’s headquarters located at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, on Wednesday, May 22, 2024 at 9:00 a.m. Pacific Time (the “Annual Meeting”).
At the Annual Meeting, you will be asked to:

1	2	3	4	5
Elect three Class I director nominees named in this Proxy Statement.	Approve, on a non-binding, advisory basis, the compensation of our named executive officers.	Approve the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	Transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The accompanying Proxy Statement provides a detailed description of these proposals and other information that you should read and consider before voting.
Your vote is very important to us. Regardless of whether you expect to attend the Annual Meeting in person, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible so that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.
If you have any questions concerning the Annual Meeting, and you are the stockholder of record of your shares, please contact our Vice President, Investor Relations, Jennifer Hills, at jennifer.hills@everi.com or (702) 676-9513. If your shares are held by a broker or other nominee, please contact your broker or other nominee for questions concerning the Annual Meeting.
Your Board brings executive, financial, and strategic leadership together with a wide range of complementary skills and backgrounds relative to the Company’s industry, to assist management in continuing to drive success. The Board remains diligent and highly focused on our people, sustainable growth, and performance as we continue to build long-term shareholder value and continue striving for a more diverse and inclusive Company. On behalf of the Board of Directors and our employees, we thank you for your past and ongoing support of the Company.
Sincerely,
/s/ Randy L. Taylor
Randy L. Taylor
President and Chief Executive Officer & Director

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Date and Time: Wednesday, May 22, 2024 9:00 a.m. Pacific Time	Location: Everi Holdings Inc. Corporate Headquarters 7250 South Tenaya Way, Suite 100 Las Vegas, Nevada 89113
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Everi Holdings Inc., at which stockholders will vote on the following proposals listed below. Your vote is very important to us. Regardless of whether you expect to attend the Annual Meeting in person, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible so that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.

Proposals		How to Vote
1.	Election of three Class I director nominees named in this Proxy Statement.	Visit www.proxyvote.com or the website on your voting instruction form.
2.	To approve on a non-binding, advisory basis, the compensation of our named executive officers.	Call 1-800-690-6903 or the number on your voting instruction form.
3	To approve the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan to increase the maximum aggregate number of shares that may be issued thereunder by 3,590,000 shares.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.
4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	If you plan to attend the meeting in person, you will need to bring a government-issued picture ID and proof of ownership of Everi Holdings Inc. common stock as of the record date.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
We strongly encourage you to vote in advance of the meeting over the Internet, telephone, or by mail as described above.

Record Date
Stockholders of record as of the close of business on April 5, 2024 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2024. Our Proxy Statement is attached. Financial and other information concerning Everi Holdings Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2023 (the “2023 Annual Report”). A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of 2024 Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and 2023 Annual Report are available and may be viewed at www.proxyvote.com.

This Notice of Annual Meeting and the accompanying Proxy Statement are first being made available to our stockholders on or about April 19, 2024.

By Order of the Board of Directors,
/s/ Kate C. Lowenhar-Fisher
Kate C. Lowenhar-Fisher
Executive Vice President, Chief Legal Officer – General Counsel
and Corporate Secretary

April 19, 2024

PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT SUMMARY	9	Severance Benefits	83
2023 Performance Highlights	10	Compensation Committee Report	84
Corporate Governance Highlights	14	Members of the Compensation Committee	84
Environmental, Social, and Governance	15	Compensation of Named Executive Officers	85
PROXY STATEMENT	20	Summary Compensation Table	85
PROPOSAL 1: ELECTION OF THREE CLASS I DIRECTORS	20	Grants of Plan-Based Awards	87
		Outstanding Equity Awards at Fiscal Year-End	88
BOARD AND CORPORATE GOVERNANCE MATTERS	28	Option Exercises and Stock Vested	90
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	54	Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements	91
EXECUTIVE OFFICERS	56
PROPOSAL 2: ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)	57	Pension Benefits and Nonqualified Deferred Compensation	93

PROPOSAL 3: APPROVAL OF THE EVERI HOLDINGS INC. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN	58	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	94
EXECUTIVE COMPENSATION	69
Compensation Discussion and Analysis	69	PAY RATIO	96
I. EXECUTIVE SUMMARY	70	PAY VERSUS PERFORMANCE	97
Compensation Actions	70	PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	102
II. COMPENSATION PHILOSOPHY AND OBJECTIVES	71
Compensation Governance Practices	72	REPORT OF THE AUDIT COMMITTEE	104
Components of Our Compensation Program	73	FREQUENTLY ASKED QUESTIONS	105
2023 Target Total Compensation	74	OTHER MATTERS	110
2023 Say on Pay Results	74	ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K	110
III. COMPENSATION DECISION MAKING PROCESS	74
Role of the Board	74	APPENDIX A: UNAUDITED RECONCILIATION OF SELECTED FINANCIAL GAAP TO NON-GAAP MEASURES	A-1
Role of the Compensation Committee	75
Role of Management	75	APPENDIX B: EVERI HOLDINGS INC. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN	B-1
Role of Compensation Consultant	75
Compensation Risk Oversight	76	APPENDIX C: PROXY VOTING CARD	C-1
IV. COMPENSATION COMPETITIVE ANALYSIS	76
2023 Peer Group	77
V. ELEMENTS OF COMPENSATION	78
Base Salary Compensation	78
Annual Incentives	78
2023 Annual Incentive Performance Metrics	79
2023 Performance and Actual Payouts	80
Long-Term Equity Incentive Awards	80
2023 Annual Equity Awards	81	INDEX OF FREQUENTLY REQUESTED INFORMATION
VI. ADDITIONAL COMPENSATION POLICIES AND PRACTICES	82	Corporate Governance Highlights	14
Equity Ownership Policy	82	Environmental, Social, and Governance	15
Clawback Policy	83	Director Nominees	20
Anti-Hedging and Anti-Pledging Policies	83
Retirement Plans	83	Director Compensation	51
		Compensation of Named Executive Officers	85
		Pay Ratio	96

PROXY STATEMENT SUMMARY

2024 Annual Meeting of Stockholders

DATE AND TIME Wednesday, May 22, 2024 9:00 a.m. Pacific Time	LOCATION Everi Holdings Inc. Corporate Headquarters 7250 South Tenaya Way, Suite 100 Las Vegas, NV 89113	RECORD DATE APRIL 5, 2024

How to Vote
VIA THE INTERNET Visit www.proxyvote.com or the website on your voting instruction form.	BY TELEPHONE Call 1-800-690-6903 or the number on your voting instruction form.	BY MAIL Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.
ATTENDING THE MEETING

If you plan to attend the meeting in person, you will need to bring a government-issued picture ID and proof of ownership of Everi Holdings Inc. common stock as of the record date.

Annual Meeting Proposals
Proposal	Description	Board Recommendation	Page (for more detail)
1	Election of three Class I director nominees named in this Proxy Statement.	☑ FOR each of the Board’s nominees	20
2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☑ FOR	57
3	Approval of the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan.	☑ FOR	58
4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☑ FOR	102
Stockholders will also transact any other business that properly comes before the meeting.

General
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Everi Holdings Inc. (“we,” “us,” “Everi,” or the “Company”) for use at the 2024 Annual Meeting of Stockholders and at any adjournment or postponement thereof. On or about April 19, 2024, we will begin distributing to each stockholder entitled to vote at the 2024 Annual Meeting of Stockholders this Proxy Statement, the Notice of 2024 Annual Meeting of Stockholders, a proxy card or voting instruction form, and our 2023 Annual Report. Shares represented by a properly executed proxy will be voted in accordance with the instructions provided by the stockholder. This summary highlights information contained elsewhere in this Proxy Statement; however, it does not contain all the information you should consider. You should read the entire Proxy Statement before casting your vote.
Additional information, including “FREQUENTLY ASKED QUESTIONS” about this Proxy Statement, the Annual Meeting, and voting can be found on pages 105-110.

2023 Performance Highlights
•Total Revenues of $807.8 million, consisted of:
•Games revenue of $429.2 million
•FinTech revenue of $378.7 million
•Recurring revenues were $607.2 million, or 75% of Total Revenue
•Games sales of 5,635 units
•Gaming operations total install base of 17,512 units
•Premium units represented 49% of total installed base
•Financial Access transactions of 144.3 million and total value processed of $47 billion
•Net Income of $84 million
•Fully diluted EPS of $0.91
•Adjusted EBITDA of $367 million
•Free Cash Flow of $141.9 million
•Capital expenditures of $145.1 million invested for future organic growth
•Strategic acquisition of Video King for $61.3 million
•Repurchased 7.5 million shares of Everi’s common stock for $100 million.

For more information on our 2023 results and other related financial measures, we refer you to our 2023 Annual Report.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
This Proxy Statement contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, but instead are based only on our current beliefs, expectations, and assumptions regarding the future of our business, plans and strategies, projections, anticipated events and trends, the economy, and other future conditions, as of the date on which this report is filed, and these are subject to change, including the standards for measuring progress that are still in development. Forward-looking statements often, but do not always, contain words such as “expect,” “anticipate,” “strive,” “aim to,” “designed to,” “commit,” “intend,” “plan,” “believe,” “goal,” “target,” “future,” “assume,” “endeavor,” “estimate,” “seek,” “project,” “promote,” “may,” “can,” “could,” “should,” or “will” and other words and terms of similar meaning. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which are based only on information currently available to us and only as of the date hereof. We undertake no obligation to update or publicly revise any forward-looking statements as a result of new information, future developments or otherwise, except required by law.
All statements other than statements of historical or current facts, including statements regarding our strategy, our operational objectives, and our environmental and social plans and goals, made in this document are forward-looking and aspirational, and are not guarantees or promises such expectations, plans, or goals will be met. Examples of such forward-looking statements include, among others, our expectations, goals, or plans related to corporate responsibility, sustainability and environmental matters, employees, policy, business, procurement and other risks and opportunities, statements regarding our strategy, our operational objectives, and our environmental and social plans and goals, statements regarding the potential strategic combination of Everi with IGT’s Gaming and Digital businesses and the anticipated benefits thereof and opportunities related thereto; and Everi’s outlook, including, among other matters, its outlook for 2024 financial and operating metrics (including revenue, Adjusted EBITDA, and Free Cash Flow,).
Forward-looking statements are subject to inherent risks, uncertainties, and changes in circumstances that are often difficult to predict and many of which are beyond our control, including, but not limited to, the following: macro-economic impacts on consumer discretionary spending, interest rates and interest expense; global supply chain disruption; inflationary impact on supply chain costs; inflationary impact on labor costs and retention; equity incentive activity and compensation expense; our ability to maintain revenue, earnings, and cash flow momentum or lack thereof; changes in global market, business and regulatory conditions whether as a result of a pandemic or other economic or geopolitical developments around the world, including availability of discretionary spending income of casino patrons as well as expectations for the closing or re-opening of casinos; product and technological innovations that address customer needs in a new and evolving operating environment; to enhance shareholder value in the long-term; trends in gaming establishment and patron usage of our products; benefits realized by using our products and services; benefits and/or costs associated with mergers, acquisitions, and/or strategic alliances; (including the proposed strategic combination with IGT's Gaming and Digital businesses; product development, including the benefits from the release of new products, new product features, product enhancements, or product extensions; regulatory approvals and changes; gaming, financial regulatory, legal, card association, and statutory compliance and changes; the implementation of new or amended card association and payment network rules or interpretations; consumer collection activities; competition (including consolidations); tax liabilities; borrowings and debt repayments; goodwill impairment charges; international expansion or lack thereof; resolution of litigation or government investigations; our share repurchase and dividend policy; new customer contracts and contract renewals or lack thereof; and financial performance and results of operations (including revenue, expenses, margins, earnings, cash flow, and capital expenditures).
Our actual results and financial condition may differ materially from those indicated in these forward-looking statements as a result of various risks, uncertainties, and changes in circumstances, including, but not limited to, the following: the risk that the closing conditions and the consummation of the proposed strategic combination with IGT’s Gaming and Digital businesses will not be satisfied or occur in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits, synergies and operating efficiencies of the proposed strategic combination, or to successfully separate and/or integrate IGT’s Gaming and Digital businesses, within the expected timeframes or at all; the ability to retain key personnel; the perception and impact of the announcement of the proposed strategic combination on the market price of the capital stock of Everi and on Everi’s operations, including the diversion of management’s attention and resources; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; our ability to generate profits in the future and to create incremental value for shareholders; our ability to withstand economic slowdowns, inflationary and other economic factors that pressure discretionary consumer spending; our ability to execute on mergers, acquisitions and/or strategic alliances, including our ability to integrate and operate such acquisitions or alliances consistent with our forecasts in order to achieve future growth; our ability to execute on key initiatives and deliver ongoing improvements; expectations regarding growth for the Company’s installed base and daily win per unit; expectations regarding placement fee agreements; inaccuracies in underlying operating assumptions; our ability to withstand direct and indirect impacts of a pandemic outbreak or other public health crisis of uncertain duration on our business and the businesses of our customers and suppliers, including as a result of actions taken in response to governments, regulators, markets and individual consumers; changes in global market, business, and regulatory conditions arising as a result of economic, geopolitical and other developments around the world, including a global pandemic, increased conflict and political turmoil, capital market disruptions and instability of financial institutions; climate change or currently unexpected crises or natural disasters; our leverage and the related covenants that restrict our operations; our ability to comply with our debt covenants and our ability to generate sufficient cash to service all of our indebtedness, fund working capital, and capital expenditures; our ability to withstand the loss of revenue during a closure of our customers’ facilities; our ability to maintain our current customers; our ability to replace revenue associated with terminated contracts or margin degradation from contract renewals: expectations regarding customers’ preferences and demands for future product and service offerings; our ability to successfully introduce new products and services, including third-party licensed content; gaming establishment and patron preferences; failure to control product development costs and create successful new products; the overall growth or contraction of the gaming industry; anticipated sales performance; our ability to prevent, mitigate, or timely recover from cybersecurity breaches, attacks, and compromises or other security vulnerabilities; national and international economic and industry conditions including the prospect of a shutdown of the U.S. federal government; changes in gaming regulatory, financial regulatory, legal, card association, and statutory requirements; the impact of evolving legal and regulatory requirements, including emerging environmental, social and governance requirements; regulatory and licensing difficulties; competitive pressures and changes in the competitive environment; operational limitations; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; business prospects; unanticipated expenses or capital needs; technological obsolescence and our ability to adapt to evolving technologies, including artificial intelligence, employee hiring, turnover, and retention; our ability to comply with regulatory requirements under the Payment Card Industry (“PCI”) Data Security Standards and maintain our certified status; and those other risks and uncertainties discussed in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” of our 2023 Annual Report. Given these risks and uncertainties, there can be no assurance that the forward-looking information contained in this document statement will in fact transpire or prove to be accurate.
This document should be read in conjunction with our Annual Report and with the information included in our press releases, reports and other filings with the Securities and Exchange Commission. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
Additional Information and Where to Find It
In connection with the proposed transaction (the “Proposed Transaction”) between Everi, IGT, Ignite Rotate LLC (“Spinco”) and Ember Sub LLC (“Merger Sub”), Everi, IGT and Spinco will file relevant materials with the Securities and Exchange Commission (“SEC”). Everi will file a registration statement on Form S-4 that will include a joint proxy statement/prospectus relating to the Proposed Transaction, which will constitute a proxy statement and prospectus of Everi and a proxy statement of IGT. A definitive proxy statement/prospectus will be mailed to stockholders of Everi and a definitive proxy statement will be mailed to shareholders of IGT. INVESTORS AND

SECURITY HOLDERS OF EVERI ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS OF IGT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EVERI, IGT AND SPINCO, AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Everi or IGT through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Everi will be available free of charge on Everi’s website at www.everi.com or by contacting Everi’s Investor Relations Department at Everi Holdings Inc., Investor Relations, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113. Copies of the documents filed with the SEC by IGT will be available free of charge on IGT’s website at www.igt.com or by contacting IGT’s Investor Relations Department at International Game Technology PLC, Investor Relations, 10 Memorial Boulevard, Providence, RI 02903.
No Offer or Solicitation
This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities of Everi, IGT, Spinco or Merger Sub, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.
Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of Everi or IGT. However, Everi and IGT and each of their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the Proposed Transaction. Information about the directors and executive officers of Everi may be found in its most recent Annual Report on Form 10-K and in its most recent proxy statement for its annual meeting of stockholders, in each case as filed with the SEC. Information about the directors, executive officers and members of senior management of IGT is set forth in its most recent Annual Report on Form 20-F as filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Corporate Governance Highlights

Our Board has developed strong corporate governance practices to promote long-term value creation, transparency, and accountability to our stockholders. Highlights of our corporate governance policies and structure following the Annual Meeting include:

WHAT WE DO

•78% Independent Directors - 7 of 9
•33% Female Directors - 3 of 9 (Including Chair of Compensation Committee)
•"Plurality-Plus" Voting for Directors (mandatory resignation policy for nominees who fail to receive an affirmative majority of votes cast)
•Limitations on Outside Public Company Board Service
•Lead Independent Director
•Separate Chair of the Board and Chief Executive Officer
•Entirely Independent Committees
•Audit Committee Financial Experts - 4 of 7
•Annual Board and Committee Self-Evaluations
•Systemic Risk Oversight by Board and Committees
•Environmental, Social, and Governance (“ESG”) Oversight by Board and Committees
•Cybersecurity and Information Technology Oversight by Board and Committees
•Regular Executive Sessions of Independent Directors
•Investor Outreach Program
•Equity Ownership Policy with required holdings for Directors and Executives
•Cash and Equity Compensation Clawback Policy
•Annual Say on Pay Advisory Vote
•"Double-Trigger" for Change in Control Severance Payments
•Ongoing Board Refreshment Planning
•Executive Succession Planning Process
•Comprehensive Code of Business Conduct, Standards and Ethics; Supplier Code of Conduct; and Corporate Governance Guidelines
•Compliance Hotline

WHAT WE DON’T DO

•Poison Pill
•Allow Pledging of Our Securities
•Allow Hedging of Our Securities
•Reprice Stock Options without Stockholder Approval
•Allow Cash Buyouts of Underwater Stock Options without Stockholder Approval
•Grant Excess Perquisites
•Allow Excise Tax Gross Ups

Environmental, Social, and Governance (“ESG”) Environmental Sustainability
Our industry. Our communities. Our world. We focus on the responsibility we have as a financial technology provider and gaming equipment supplier to respect our environment. To support our efforts we have a number of Company-wide programs in place to help protect the environment, including: Reducing Resource Consumption and Waste, Recycling and Parts Refurbishment, and Lowering Carbon Emissions.
Reducing Resource Consumption and Waste
Our ongoing initiatives include consolidating facilities and our physical footprint, as well as supporting remote work for certain positions. We know that these efforts are beneficial to our sustainability efforts, including reduction of our energy, water, and paper consumption.
We strive to reduce overall water and electricity usage in our existing domestic offices and production facilities, and in this regard have made the following investments: installed LED lighting, motion-activated lights and faucets, low-flow toilets, and water filtration systems. We have implemented recording and reporting protocols at our domestic corporate and administrative offices and production locations to monitor our environmental impact at those locations, supporting our progress towards setting long-term sustainability targets.

Recycling and Parts Refurbishment
We currently have recycling partners in place for industrial material used in the assembly of our products, including paper, cardboard, certain electronic components, and certain metals. We also work with our suppliers and shippers to repurpose wooden pallets and packaging materials used in shipping our products.
In our Games segment, we refurbish and redeploy approximately 40% of our gaming devices at least once during the device’s lifetime, as well as repurpose individual component parts to the extent possible. In our FinTech segment, servers and network equipment, including end-of-life hardware for our Automated Teller Machines (“ATMs”) and fully integrated kiosks, are also recycled.
We have recycling partners in place for copy paper recycling at nearly all of our domestic administrative offices and production facilities. Since 2022, we have shredded and recycled over 50,000 pounds of paper annually from our primary Las Vegas, Nevada and Austin, Texas facilities.

Lowering Carbon Emissions
Everi’s focus on achieving a reduced carbon footprint and preservation of our precious water supply includes using nearly 100% renewable energy to host our data at the facilities of our data center co-location vendor, Switch. In 2023, Switch retired 663 Solar Renewable Energy Credits on behalf of Everi. The Renewable Energy Credits comply with Greenpeace’s principles of locality, additionality, and sustainability. This green energy supply was generated by Nevada solar farms.
The Company is dedicated to the leasing or purchasing of hybrid or electric vehicles (“EV”) for its field service personnel, and intends to retire and replace its existing vehicle inventory with such vehicles over a period of time. To date, such purchases have been somewhat limited due to supply chain constraints and lack of development of EV service-type vehicles.
In 2023, the Company began operating at its new assembly, storage and distribution facility located in Las Vegas, Nevada. This new 183,000 square foot facility consolidates the assembly and distribution of its gaming machines previously done in Austin, Texas with our financial access kiosks, loyalty kiosks, and other FinTech products.
The new Las Vegas facility is designed to cohere to environmental and sustainable stewardship practices and is expected to streamline production and simplify both supply chain processes and the distribution of completed products to customers. The new facility was built to Everi’s specifications to encompass environmental sustainability and create an employee-friendly working environment and is anticipated to meet the certification level of 3 Green Globes science-based rating system established in accordance with the Green Building Initiative. The facility utilizes such elements as low-water landscaping, energy efficient windows, automated LED lighting, high-efficiency plumbing, energy-usage tracking, and a solar panel system engineered to offset nearly 80% of the power needs, all in an effort to lessen the environmental impact of the facility. We installed an EV charging station that utilizes only solar power at this facility.

Social Responsibility
We are committed to contributing positively to our communities and to creating and sustaining a positive work environment and corporate culture that fosters employee engagement, health, safety, well-being, diversity and inclusion and equal opportunity. We progress towards this through a focus on recruitment and retention of employees with skills.

Corporate Culture
We foster an inclusive culture among our employees so that the WHY of why we work at Everi reflects our shared commitment to positively impact our employees, partners, customers and their guests, stockholders, communities, and the environment. To build this culture we have invested in programs and implemented standards to promote the community, responsible gaming efforts, ethical business conduct, comprehensive human capital management (diversity and inclusion, talent attraction, retention and development, and rewards) sustainability, and giving and volunteerism. In 2021, we created an internal ESG Committee, led by our CEO and General Counsel and comprised of Company employees across various business areas and professional levels, which functions as a central task force for our ESG initiatives.
We believe that these efforts will contribute to our long-term business success, empower our team members, and support our Core Company Values: Collaboration, Integrity, Inclusion, Excellence, and Fun.

Diversity and Inclusion
We strive to embrace and live by one of our key Company values: Inclusion. We believe that we can be at our best only when we embrace and reflect the diversity of not only our employees, but the customers and communities that we serve. We believe diverse backgrounds, perspectives, and talents will enable us to continue to be successful and drive shareholder value.
The efforts to support diversity in leadership at Everi start with the Board. Currently 33% of Everi’s Board members are female and 22% are ethnically diverse.
*Board member Secil Tabli Watson is a member of Extraordinary Women on Boards, a private membership community for highly accomplished women actively serving on corporate boards.
*Board member Debra Nutton was featured in an article in CDC Gaming Reports, “Faces of Gaming: Debi Nutton - Everi board member, gaming trailblazer,” served as an original board member of Global Gaming Women, and was honored by Global Gaming Women with the 2018 Great Women of Gaming Lifetime Achievement Award.
The Company launched the Women’s Leadership Initiative (in 2017) to develop and advance gender diversity and create new opportunities and a clearer path for advancement. As a result of the success of this program, we have expanded the program Company-wide and rebranded the program as the Everi Leadership Initiative. The program is committed to promoting and advocating gender diversity at all levels of leadership through awareness, training, development, and inspiration. Participants in the program engage and connect with other members, Company employees and leaders, and diverse stakeholders in the gaming and financial technology industries. Members also participate in educational programs with internal business leaders and training opportunities with experts outside the industry.
Focusing on the importance of training, Company-wide diversity and inclusion training is mandatory for employees and is intended to cultivate an inclusive, engaging, and respectful workplace, and includes separate training on the impact of bias in the selection and hiring processes that is mandatory for hiring managers. Our total combined hours for mandatory diversity and inclusion training were approximately 2,050 hours for 2023.

Social Responsibility - Continued
Diversity in Hiring
The Company entered into a strategic agreement (in March 2022) with the Partnership for Youth Success® Program of the U.S. Army. Through this program, the Company has the opportunity to engage with and interview soldiers for possible employment upon transition from their military service. Joining the ranks of many other companies who have partnered with this program, Everi looks forward to supporting the future success of those who have served our country.

Everi has also partnered with the Grant a Gift Autism Foundation and their WORKS Community (Working on Occupational Readiness, Knowledge, and Skills), a community-based vocational program serving teens and young adults with an autism spectrum disorder. In addition to learning pivotal vocational skills such as building a resume and interviewing, Everi hosts these individuals onsite throughout certain times in their program. With the support of a job coach, individuals gain job readiness skills and are better equipped to successfully transition into an internship and other areas of adulthood. WORKS Community includes weekly sessions at a partnered community site, weekly job coach support, an assigned caseworker, Parent Empowerment Training, and access to other family services provided by Grant a Gift Autism’s Navigation Program.

Diversity and Heritage Celebrations
In March 2023, as part of the celebration of Women’s History Month, the Company’s People Operations department (formerly the Company’s Human Resources, or HR department) hosted a webinar, “Telling Your Story,” for its employees. In March 2024, the Company made donations to Girls Who Code and the National Center for Women & Information Technology, and provided access to educational webinars to examine the evolution of women’s rights throughout U.S. history and spotlight women’s equity and inclusion.
In May 2023, we celebrated Military Appreciation Month by recognizing Everi employees and their family members who have served or are actively serving in our armed forces, and provided a donation to Hiring Our Heroes, a U.S. Chamber of Commerce initiative, which connects the military community with American businesses to create economic opportunities and a diversified workforce.
In August 2023, we recognized Disability Employment Awareness month. We believe that “Inclusion is within Everi-one’s Ability,” and provided employees with information on neurodiversity in the workplace.
Please refer to page 38 herein for more information on Everi’s Diversity and Heritage Celebrations.

Social Responsibility - Continued
Employee Engagement, Satisfaction & Awards
We have been honored with Top Workplace Awards.
Aligning with our values of Inclusion and Collaboration, we endeavor to engage with our employees on a regular basis, seeking feedback about their experience at Everi. Recognizing that over 70% of our workforce operates outside an office, we understand the critical importance of maintaining employee engagement and providing avenues for employee input, including employee surveys, regular Company-wide email communications, and periodic Town Hall meetings.
In 2023, Everi continued to be recognized as an employer of choice through various programs, participating in the “Top Workplaces” and “Great Place to Work” initiatives. Through employee engagement surveys, the Company was honored with national and regional awards, underscoring our employees’ confidence in our leadership, employee well-being, and innovation among others.
In 2023, Everi received:
•“Top Workplaces 2023 USA,” and has been featured in Energage’s list of Top 100 companies with 1,000 - 2,499 employees
•For a third year, received a regional award as “”Nevada Top Workplaces 2023,” and “Greater Austin Top Workplaces 2023”
•For a third year, received certification as a Great Place to Work® in India
Everi was just announced as a “USA Today Top Workplace 2024” and was ranked in the Top 100 of companies with 1,000 - 2,499 employees.

Community Engagement, Giving, and Volunteerism
Community Engagement: Throughout the year the Company focuses on different heritage celebrations, holidays, and commemorations. We seek to connect with our employees to build awareness through educational webinars and guest lecturers, and we engage with the communities in which we operate by donating to various support organizations.
Everi was issued a certificate regarding utilization of funds in India for the financial year 2022-2023, disbursed for Corporate Social Responsibility activities in India, specifically, the Company’s contribution to the Prime Minister’s Citizen Assistance and Relief in Emergency Situations Fund, a fund established to respond to emergency and distress situations such as posed by the COVID-19 pandemic.
Charitable Contributions: In 2023, the Company made charitable contributions across many deserving organizations, showcased on our Corporate Social Responsibility webpage at: https://www.everi.com/about-us/corporate-social-responsibility/.

Responsible Gaming
Over the years, the Company has worked with dozens of leading responsible gaming associations across the globe to develop tools to help prevent problem gamblers from obtaining funds in a casino. The Company's initiatives and controlled solutions are designed to enable casinos to enhance their promotion of responsible gaming while helping them comply with local laws, customs, and culture in the prevention of problem gambling.
Everi’s Personal Self Transaction Exclusion Program (“STeP”) is a way for patrons to block access to cash across the Company’s national network of ATMs, financial access kiosks, and booth services. Our CashClub Wallet™ also includes a self-imposed velocity and transaction limits as a supplement to our existing STeP program.

Social Responsibility - Continued
Benefit Enhancements
As a result of input received from Company employees through our 2023 annual benefits survey, we implemented enhanced benefits effective January 1, 2024, including:
•For the ninth year in a row, no increases to employee premiums (contributions) to medical, dental, and vision benefits
•Extension of the mental health and wellness program with easy access to preventative care, self-care and professional services, including virtual coaching sessions

Human Capital
In addition to our Corporate Culture initiatives, Everi implemented initiatives to support career growth, training and development opportunities, new talent acquisition, and diverse recruiting.
Our Board oversees initiatives and programs concerning human capital management, including corporate culture, diversity, acceptance, inclusion, and attracting and retaining talent.
For additional information on Everi’s Human Capital initiatives and programs, please refer to page 36 herein, and pages 16-19 of the Company’s 2023 Annual Report.

Governance

We are committed to maintaining high standards of corporate governance, which we believe promotes long-term value creation, transparency, and accountability to our stockholders. Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, New York Stock Exchange (“NYSE”) listing standards, and broadly recognized governance practices, but also effective leadership and oversight by our senior management team, the Nominating and Governance Committee (“Nom Gov” or “Nom Gov Committee”) of the Board, and the Board.

For information on Everi’s Governance initiatives, please refer to “Corporate Governance Highlights” (page 14 herein); “Board and Corporate Governance Matters” (pages 28-32 herein); “Corporate Governance” (pages 42-44 herein); and “Compensation Governance Practices” (page 72 herein).

For additional information on Everi’s ESG / Responsible Business initiatives and programs, please refer to pages 32-35 herein, page 16 of the Company’s 2023 Annual Report, and the Company’s Corporate Social Responsibility webpage at: https://www.everi.com/about-us/corporate-social-responsibility/.

PROXY STATEMENT

PROPOSAL 1 ELECTION OF THREE CLASS I DIRECTORS (Item No. 1 on the Proxy Card) THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Qualifications of Our Class I Director Nominees:
☑    Messrs. Bali and Finch are independent.
☑    Messrs. Bali, Finch, and Taylor respectively, have 4+, 2+, and 2+ years of service on our Board.
☑    The three nominees are highly qualified, experienced, and actively engaged individuals.

Name	Age	Director Since	Principal (or Most Recent) Occupation	Current Committees
Atul Bali	52	2019	Board Member, Chair and Advisor to several private and public companies including both gaming and fintech	•Audit Committee •Compensation Committee •Nom Gov Committee
Paul W. Finch, Jr.	60	2022	Founder of PWF Advisory Services LLC, a financial technology advisor specializing in payments, risk, identity, and technology, since May 2019	•Audit Committee •Compensation Committee •Nom Gov Committee
Randy L. Taylor	61	2022	President and Chief Executive Officer of the Company since April 1, 2022
Our Certificate of Incorporation provides that the number of directors that shall constitute the Board shall be exclusively fixed by resolutions adopted by a majority of the authorized number of directors constituting the Board. The Company’s bylaws state that the authorized number of directors of the Company shall be fixed in accordance with the Company’s Certificate of Incorporation. Effective January 21, 2022, the Board, acting upon the recommendation of the Nom Gov Committee, increased the size of the Board to ten members. The Board is currently comprised of nine members and the Board continues to evaluate the composition of the Board and consider potential director candidates. Our Certificate of Incorporation and bylaws provide that the Board shall be divided into three classes constituting the entire Board. The members of each class of directors serve staggered three-year terms. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of the filing of the Proxy Statement, the Board is composed of the following nine members:

Class	Directors	Term Commencement	Term Expiration
I	Atul Bali, Paul W. Finch, Jr., and Randy L. Taylor	2021 Annual Meeting of Stockholders	2024 Annual Meeting of Stockholders
II	Geoffrey P. Judge, Michael D. Rumbolz, and Debra L. Nutton(1)	2022 Annual Meeting of Stockholders	2025 Annual Meeting of Stockholders
III	Linster W. Fox, Maureen T. Mullarkey, and Secil Tabli Watson	2023 Annual Meeting of Stockholders	2026 Annual Meeting of Stockholders
___________________
(1)Ms. Nutton’s term of office began effective as of April 1, 2023.

Board Changes
The Board appointed Michael D. Rumbolz, previously serving jointly as Chair of the Board and Chief Executive Officer of the Company, to serve as Executive Chair of the Board, effective as of April 1, 2022. Effective April 1, 2023, the Company entered into an Executive Chair Agreement (the “Agreement”) to reappoint Mr. Rumbolz to serve in the role of Executive Chair of the Board of the Company. Mr. Rumbolz’s Agreement with the Company will expire on March 31, 2025. As Executive Chair of the Board, Mr. Rumbolz is an employee of the Company, reporting directly to the Board, and is subject to the Company’s policies on the same basis as other senior executives of the Company. The Company requires that the Executive Chair be available to perform the duties of Executive Chair customarily related to this function, including, without limitation: (a) acting as Chair of the Board and stockholder meetings; (b) acting as a liaison between the Company’s senior management and the Board and its committees; (c) advising the Company’s senior management on matters of Company operations; and (d) otherwise performing the duties of Chair of the Board, as well as such other customary duties as may be determined and assigned by the Board, and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws, and its corporate governance guidelines, each as amended or modified from time to time, and by applicable law, rule, or regulation, including, without limitation, the Delaware General Corporation Law and the rules and regulations of the SEC.
Upon the recommendation of the Nom Gov Committee of the Board, the Board elected to fill an open vacancy and appointed Debra L. Nutton as a Class II Director to serve for a term expiring at the Company’s 2025 Annual Meeting of Stockholders, and as a member of the Audit Committee, Compensation Committee, and Nom Gov Committee of the Board, effective April 1, 2023, and until her successor is elected or qualified, or until her earlier death, resignation, or removal.
Information Concerning the Director Nominees
Upon the recommendation of the Nom Gov Committee of the Board, the Board has nominated Atul Bali, Paul W. Finch, Jr., and Randy L. Taylor, current Class I Directors of the Company, for election as Class I Directors of the Company. Mr. Finch was selected from a group of candidates identified and interviewed by members of the Nom Gov Committee and then presented to, interviewed by, and ultimately selected for membership, by the full Board. If elected, each will serve a three-year term until the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until earlier resignation or removal. Messrs. Bali, Finch, and Taylor have consented, if elected as Class I Directors of the Company, to serve until their respective terms expire. The Board believes that Messrs. Bali, Finch, and Taylor will serve if elected, but if a nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the person or persons named as proxy in the enclosed form of proxy may vote for a substitute nominee recommended by the Nom Gov Committee and approved by the Board.
Information regarding the business experience of our nominees for election as Class I Directors is provided below, as well as a description of the skills and qualifications that are desirable in light of our business and structure and led to the conclusion that each nominee should serve as a director. Information regarding the business experience, skills, qualifications, and directorships of each such director is provided below.

Class I Directors Nominees
Atul Bali INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 52 Director Since: 2019 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Serves, since 2021, as non-executive Chairman of The Football Pools Limited, the oldest pool betting company in the world, based in the United Kingdom
•Serves, since 2017, as a director on the Board of Rainbow Rare Earths PLC (LSE: RBW), a producer of Rare Earth Metals with Projects in Burundi, East Africa and in South Africa
•Serves, since 2014, as non-executive Chairman of Instant Win Gaming Ltd., a provider of mobile instant win games to State Lottery operators
•Founder of Twin Bulls LLC, providing advisory serves to a several lottery, sports betting, igaming, and fintech businesses, including Fincore Ltd.
•Trustee and Chair of the Finance Committee of the Bush School, a 100 year old independent K-12 school in Seattle.
•Served as non-executive Chairman of the Board of Meridian Tech Holdings Ltd., a regulated global emerging markets sports betting and online gaming firm, operating in Europe, Latin America, and Africa from 2016 to 2021, and Deputy Chairman of Gaming Realms PLC (LSE: GMR), a developer, publisher, and licensor of mobile games, where he served on the board of directors from 2014 to 2018

•Served as CEO of XEN Group from 2010 to 2012, and thereafter, in divisional President & CEO roles at Aristocrat Technologies Inc. (ASX: ALL) from 2012 to 2014, and RealNetworks, Inc. (NASDAQ: RNWK) from 2014 to 2015

•Served as President and CEO of GTECH G2, a subsidiary of GTECH Corporation (now NYSE: IGT) until 2010, and held various executive positions, including SVP Corporate Development & Strategy, SVP Commercial Services, and VP Global Business Development at GTECH Corporation between 1997 and 2010

•Began his career as a Chartered Accountant with KPMG
DIRECTOR QUALIFICATIONS
Mr. Bali provides valuable knowledge and skills to our Board due to his extensive skills and experience in the interactive gaming, gaming, and fintech industries. Mr. Bali was previously qualified as a Chartered Accountant and has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Paul W. Finch, Jr. INDEPENDENT Age: 60 Director Since: 2022 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Founder of PWF Advisory Services LLC, a financial technology advisor specializing in payments, risk, identity, and technology, since May 2019
•Founder of The Finch Family Foundation, a non-profit organization dedicated to serving children and families in Arizona, since May 2018
•Served as Chief Executive Officer of Early Warning Services, LLC, a provider of real-time payments, risk and authentication solutions to financial institutions nationwide, from 2003 to 2019
•Served as Executive Vice President, Systems and Operations of eFunds Corporation, a provider of electronic debt payment solutions, and headed global operations, technology, and customer support from 1990 to 2003

•Founder and Chief Executive Officer of ACH Systems, an electronic payment technology outsourcing company specializing in the processing and settlement of U.S. ACH transactions, from 1989 to 2003
•Holds a B.A. in Business Administration from Northern Arizona University
DIRECTOR QUALIFICATIONS
Mr. Finch provides valuable knowledge and skills to our Board due to his extensive skills and experience in payments solutions, risk, and authentication solutions.

Randy L. Taylor NON-INDEPENDENT PRESIDENT AND CHIEF EXECUTIVE OFFICER Age: 61 Director Since: 2022 Committees: None
BACKGROUND
•Serves as our President and Chief Executive Officer since April 1, 2022, having previously served as our President and Chief Operating Officer from April 1, 2020 to April 1, 2022, as our Executive Vice President, Chief Financial Officer and Treasurer from March 2014 through March 2020, and as our Senior Vice President and Controller from November 2011 to March 2014

•Mr. Taylor is a Certified Public Accountant in the State of Nevada. His license is presently inactive.
•Holds a B.S. in Accounting from the University of Denver
DIRECTOR QUALIFICATIONS
Mr. Taylor’s vast experience in, and knowledge of, the Company’s highly-regulated gaming segment, as well as his experience in the Company’s FinTech business, and skills gained from his 10+ years of service in various positions of the Company, are valuable to our Company and our Board.

Directors Whose Terms Will Expire in Future Years
Each of the Company’s directors listed below will continue in office for the remainder of his or her term, and until a successor is duly elected and qualified, or until his or her earlier resignation or removal. Information regarding the business experience, skills, qualifications, and directorships of each such director is provided below.

Class II Directors Whose Terms Will Expire in 2025

Geoffrey P. Judge INDEPENDENT Age: 70 Director Since: 2006 Committees: Audit, Compensation, Nom Gov (Chair)
BACKGROUND
•Active private equity investor since 2002, working actively with CEOs at his portfolio companies
•Served as a Partner at iNovia Capital, a manager of early-stage venture capital funds, from 2010 to 2017, and served as a Member of the Board of Directors of iNovia portfolio companies from September 2010 until April 2021

•Served as Chief Operating Officer in 2002 of Media Solution Services, Inc., a provider of credit card billing insert media
•Co-founder and Senior Vice President and General Manager from 1997 to 2002 of the media division of 24/7 Real Media
•Served from 1995 to 1997 as Vice President of Marketing for iMarket, Inc., a software company
•Served from 1985 to 1994 in various management positions, including as a Vice President and General Manager in the credit card division of American Express
•Holds an M.B.A. from Columbia University and a degree in economics from Northwestern University
DIRECTOR QUALIFICATIONS
Mr. Judge provides valuable knowledge and skills to our Board due to his extensive knowledge of the Company’s business and his experience in the financial services and payments industries.

Michael D. Rumbolz NON-INDEPENDENT EXECUTIVE CHAIR OF THE BOARD Age: 70 Director Since: 2010 Committees: None
BACKGROUND
•Serves as our Executive Chair of the Board since April 1, 2022, having previously served as Chair of the Board since May 2021, as our Chief Executive Officer from April 1, 2020 to April 1, 2022, as our President and Chief Executive Officer from May 2016 through March 2020, as our Interim President and Chief Executive Officer from February 2016 to May 2016, and as an independent member of our Board from 2010 until his February 2016 appointment to the Interim President and Chief Executive Officer position

•Served from 2008 to 2010 as a consultant to the Company advising on various strategic, product development, and customer relations matters following the Company’s acquisition in 2008 of Cash Systems, Inc., a provider of cash access services to the gaming industry

•Served as Chairman and Chief Executive Officer of Cash Systems, Inc. from January 2005 until August 2008
•Held various positions in the gaming industry, including Vice Chairman of the Board of Casino Data Systems, President and Chief Executive Officer of Anchor Gaming, Director of Development for Circus Circus Enterprises (later Mandalay Bay Group), President of Casino Windsor at the time of its opening in Windsor, Ontario, and has provided various consulting services

•Served as Member and Chairman of the Nevada Gaming Control Board from January 1985 to December 1988
•Former Chief Deputy Attorney General of the State of Nevada from January 1983 to January 1985
•Served as Member and Chairman of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG), a holding company whose subsidiaries are engaged in the commercial property and casualty industry, from January 2000 until May 2020

•Serves as a member of the Board of Directors of VICI Properties Inc. (NYSE: VICI) since October 2017
•Serves as a member of the Board of Seminole Hard Rock Entertainment, LLC since 2008
•Serves as the Chairman of the Board of the American Gaming Association since January 2024
DIRECTOR QUALIFICATIONS
Mr. Rumbolz’s vast experience in, and knowledge of, the highly-regulated gaming industry, both as an operator and as a regulator, as well as his experience in the FinTech business, and skills gained from previous and current public and private board service, are valuable to our Company and our Board.

Debra L. Nutton INDEPENDENT Age: 67 Director Since: April 1, 2023 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Active executive coach and gaming consultant since June 2021
•Served from March 2022 to October 2023 as a member of the Advisory Board of U-Ryze, a non-profit organization that offers coaching to the under-served
•Served from December 2019 to August 2021 as an advisor to the pre-opening team of Resorts World Las Vegas, a resort hotel.
•Served from July 2013 to July 2018 as Executive Vice President of Casino Operations of Wynn Las Vegas, a resort hotel. From July 2018 to October 2019, served as Vice President Casino Administration, Wynn Resorts (sole focus was on the opening of Encore Boston Harbor)

•Served from April 2001 to April 2013 in various positions of responsibility at MGM Resorts, including the last position she held as Senior Vice President of Casino Operations
•Served as a member of the Advisory Board of Global Gaming Expo (“G2E”) from July 2015 to October 2017
•Served as a member of the Board of Global Gaming Women from May 2011 to October 2014
DIRECTOR QUALIFICATIONS
Ms. Nutton’s vast experience in, and knowledge of, the highly-regulated gaming industry as an operator, as well as her experience as an executive coach and gaming consultant, are valuable to our Company and our Board.

Class III Directors Whose Terms Will Expire in 2026

Linster W. Fox INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 74 Director Since: 2016 Committees: Audit (Chair), Compensation, Nom Gov
BACKGROUND
•Retired and previously served as Executive Vice President, Chief Financial Officer and Secretary of SHFL entertainment, Inc., a global gaming supplier, from 2009 up until the company’s acquisition by Bally Technologies, Inc. in November 2013

•Served on the Executive Advisory Board of the Lee Business School at the University of Nevada-Las Vegas from 2015 to 2016
•Served as interim Chief Financial Officer of Vincotech in 2009 and as Executive Vice President, Chief Financial Officer and Secretary of Cherokee International Corp. from 2005 to 2009
•Served in a variety of executive roles over the course of 18 years at Anacomp, Inc., including Executive Vice President and Chief Financial Officer and as a member of the company’s Board of Directors
•Began his career as an accountant at PricewaterhouseCoopers LLP
•Mr. Fox is a Certified Public Accountant in the State of California. His license is presently inactive.
•Holds a B.S.B.A. from Georgetown University in Washington, D.C
DIRECTOR QUALIFICATIONS
Mr. Fox provides valuable knowledge and skills to our Board due to his financial background and experience in the gaming industry. Mr. Fox is a certified public accountant, with an inactive license in the State of California, and has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Maureen T. Mullarkey INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 64 Director Since: 2018 Committees: Audit, Compensation (Chair), Nom Gov
BACKGROUND
•Retired in 2007 as Executive Vice President and Chief Financial Officer of International Game Technology (currently known as International Game Technology PLC), a leading supplier of gaming equipment and technology, a position Ms. Mullarkey held from 1998 to 2007, and served in a variety of financial and executive management positions in her 18 years with the company

•Serves, since 2014, as a director of PNM Resources, Inc. (NYSE: PNM), a holding company with two regulated utilities providing electricity and electric services in the State of New Mexico and Texas
•Served as a director of NV Energy, Inc. from 2008 to 2013 when the company was sold to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc.
•Served as Entrepreneur in Residence with The Nevada Institute of Renewable Energy Commercialization from 2009 to 2011
•Holds a B.S. from the University of Texas and an M.B.A. from the University of Nevada-Reno
DIRECTOR QUALIFICATIONS
Ms. Mullarkey provides valuable knowledge and skills to our Board due to her financial skills and experience in the gaming industry. Ms. Mullarkey has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Secil Tabli Watson INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 52 Director Since: 2022 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Serves, since 2021, as a member of the Board of Directors of Bank of Marin Bancorp (NASDAQ: BMRC) and its subsidiary, Bank of Marin
•Serves, since 2015, on the Strategic Advisory Board of FTV Capital, a private equity firm
•Active as an independent strategy consultant to Fortune 500 companies advising on digital transformation and product management
•Since 2021, a member of Extraordinary Women on Boards (EWOB), a private membership community for highly accomplished women actively serving on corporate boards
•Served as a member of the Board of Landed, Inc., a Series B funded fintech start-up whose mission was to assist essential workers own homes, from 2021 to August 2023
•Served as a member of the Board of Directors of McLaren Technology Acquisition Corp. (NASDAQ: MLAIU), a Special Purpose Acquisition Company focused on acquiring fintech companies, from 2021 to March 2023

•Served as Executive Vice President and Head of Digital Solutions for Business, Commercial Banking at Wells Fargo, a financial services company, from 2017 to 2021; Executive Vice President, Head of Wholesale Internet Solutions, Wholesale Banking from 2012 to 2017; Senior Vice President, Internet Services Group, Consumer Banking from 2002 to 2011; Executive Advisor to the Women’s Team Member Network from 2018 to 2021; and a member of the Enterprise Diversity Council from 2008 to 2011

•Served as a member of the Board of Directors of the Conservation Society of California and Oakland Zoo from 2013 to 2019; co-chair from 2016 to 2017; vice chair in 2015; and chaired audit, education, and succession planning committees

•Holds an M.B.A. in Finance from The Wharton School, University of Pennsylvania, and a B.A. in Economics and Government/International Relations from Cornell University
DIRECTOR QUALIFICATIONS
Ms. Watson provides valuable knowledge and skills to our Board due to her extensive skills and experience in banking, digital customer experience and transformation, payments solutions, product management, cyber-fraud, and fintech industries. Ms. Watson has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

BOARD AND CORPORATE GOVERNANCE MATTERS
Corporate Governance Philosophy
The business and affairs of the Company are managed under the direction of the Board in accordance with the Delaware General Corporation Law, as implemented by the Company’s certificate of incorporation and bylaws. The role of the Board is to effectively oversee the affairs of the Company for the benefit of its stockholders and other constituencies. The Board strives to guide the success and continuity of business through the selection of qualified management. It is also responsible for reviewing the Company’s compliance programs so that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles. Highlights of our corporate governance policies and structure following the Annual Meeting include:

WHAT WE DO
78% Independent Directors. Seven of our nine directors have been determined by us to be "independent" as defined by the SEC and NYSE listing standards, which the Board has adopted as our standards.
Limitations on Outside Public Company Board Service.
- Our independent directors may not serve on more than three boards of public companies in addition to the Company's Board or on more than two audit committees of public companies, including the Company's Audit Committee, unless otherwise approved by the Board.
- A director who is CEO of the Company should not serve on more than two boards of public companies, including the Company’s Board.

33% Female Directors. Three of our nine directors are female.	Annual Board and Committee Self-Evaluations. Our Board and Committee members conduct self-evaluations at least annually to determine whether the Board and its Committees are functioning effectively.

"Plurality-Plus" Voting for Directors. Director nominees are elected by the highest number of shares cast "for" a director (mandatory resignation policy for nominees who fail to receive an affirmative majority of votes cast).

Ongoing Board Refreshment Planning. Periodic review of our Board's composition to create the right mix of skills, background, and tenure.

Lead Independent Director. Our Board, in accordance with provisions as set forth in our Corporate Governance Guidelines, named an independent director of the Board to serve as Lead Independent Director.
Executive Succession Planning Process. Our Board oversees CEO and senior management succession planning, which is reviewed at least annually.

Entirely Independent Committees. All seven members of our Audit, Compensation, and Nom Gov Committees are independent.
Code of Business Conduct, Standards and Ethics (and related training). We have adopted a Code of Business Conduct, Standards and Ethics for our non-employee directors and all employees and provide training on compliance.

Audit Committee Financial Experts. Four of the seven members of our Audit Committee qualify as an "audit committee financial expert" as defined by the SEC. The remaining two members qualify as "financially literate."
Supplier Code of Conduct. We have adopted a Supplier Code of Conduct relating to our third-party suppliers of goods and services.
Regular Executive Sessions of Independent Directors. Our independent directors regularly meet in executive session without management's participation.
Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, and Nom Gov Committees monitor and address risks within the scope of their particular expertise or charter.

WHAT WE DON’T DO
Allow Hedging of Our Securities. Our officers and directors are prohibited from engaging in any hedging or other speculative trading in our stock.	Allow Cash Buyouts of Underwater Stock Options without Stockholder Approval.
Allow Pledging of Our Securities. Our officers and directors are prohibited from pledging our stock to secure loans of any type.	Poison Pill. We do not have a "poison pill" or stockholder rights plan.
Grant Excess Perquisites.	Reprice Stock Options without Stockholder Approval.
Allow Excise Tax Gross Ups

Corporate Governance
Corporate Governance
Our Corporate Governance Guidelines reflect the Board's commitment to monitoring the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term.
The Corporate Governance Guidelines address, among other things:
•Director qualification standards, director selection process, voting, and administration of election of directors;
•Selection of the Chair of the Board and Chief Executive Officer;
•Director responsibilities, time commitments, meeting attendance requirements, orientation and continuing education;
•Equity ownership policy;
•Director access to management and independent advisors;
•Management succession planning, development, and review;
•Annual performance evaluations of the Chief Executive Officer and directors; and
•Director interaction with stockholders and interested parties.

Code of Business Conduct, Standards and Ethics
Our Code of Business Conduct, Standards and Ethics places emphasis on diversity and inclusion, privacy, safety and health, sustainability, and corporate social responsibility. Our Code of Business Conduct applies to all our employees, officers, directors, consultants, vendors, suppliers, and agents of the Company.
Our Code of Business Conduct addresses, among other matters:
•Speaking up and reporting concerns;
•Potential conflicts of interest;
•Compliance and adherence to laws, rules, and regulations;
•Privacy and data protection;
•Protection and proper use of Company assets and property;
•Environmental Sustainability;
•Social Responsibility;
•Diversity and Inclusion/prohibited harassment;
•Human rights;
•Supplier diversity;
•Workplace safety and health;
•Charitable contributions;
•Political activities; and
•Responsible gaming.
To the extent required by law, any substantive amendment to, or waiver of this Code of Business Conduct will be disclosed to the public within four business days on the Company's website at: https://www.everi.com/investor-relations/governance/governance-documents/.

Compliance Hotline
Procedures for the confidential, anonymous submission of complaints related to such matters as (i) abuse of authority; (ii) accounting irregularities, theft, or fraud; (iii) bribery, kickbacks, gifts, or entertainment; (iv) business relationships with clients, suppliers, and vendors; (v) conflicts of interest; (vi) discrimination or harassment; (vii) retaliation; or (viii) threats of violence are set forth in the Company's Code of Business Conduct, Standards and Ethics. To facilitate the submission of such complaints, we have implemented a secure compliance hotline and website. The compliance hotline and website are operated by an independent service provider and are available for the anonymous submission of complaints.

Corporate Governance - Continued
Supplier Code of Conduct
Our Supplier Code of Conduct is designed to outline our expectations for responsible business practices of our third-party suppliers of goods and services.
Our Supplier Code of Conduct includes our expectations that our third-party suppliers:
•comply with all applicable laws and regulations;
•conduct business ethically, professionally, with integrity and in good faith;
•take reasonable steps to prevent harassment and discrimination;
•prohibit forced labor and abuse of labor, including human trafficking;
•prohibit child labor;
•comply with all applicable laws and regulations regarding work hours, wages, and benefits;
•safeguard intellectual property, assets, and confidential information;
•promote health and safety; and
•support environmental sustainability.

Clawback Policy
In August 2023, the Company adopted changes to its Clawback Policy to comply with the final NYSE listing standards implementing the Rule 10D-1 requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to the Company’s Rule 10D-1 Clawback Policy (“Clawback Policy”), in the event of a restatement of the Company's financial results due to material non-compliance with any financial reporting requirement under U.S. federal securities laws, the Company is entitled to recover the amount of any incentive compensation received by a covered executive during the clawback period that is in excess of the amount that otherwise would have been received had it been determined based on the restated financial statements.

Insider Trading Policy
Pursuant to the Company’s Insider Trading Policy, our directors and executive officers, as well as other designated employees (collectively our “Insiders”), are prohibited from engaging in the following activities:
•Hedging or monetization transactions involving our securities; and
•Pledging our securities or holding our securities in a margin account as collateral for a loan.
•Trading openly throughout the year as our Insiders are only permitted to trade in our securities during certain open windows of time, to the extent they do not possess material, non-public information.

ESG Oversight by Board and Committees
Our Board receives periodic reports at its Board meetings on ESG developments, trends, and the Company’s ESG framework, initiatives, and activities. As the management and reporting of ESG risks and opportunities evolve, we expect to adapt accordingly to support our industry, our communities, and our world.

Corporate Governance Policies

As we continue to grow, innovate, and build a culture based on the principles of respect and transparency, it is our duty to our customers, our business associates, our stakeholders, and the communities we serve, to endeavor to uphold the highest standards of ethical conduct, honesty, integrity, and compliance in all that we do. Our Code of Business Conduct, Standards and Ethics and our Supplier Code of Conduct are designed to promote these core Company values.

Our Code of Business Conduct, Standards and Ethics and Supplier Code of Conduct place emphasis on issues such as diversity and inclusion, human rights and labor practices, privacy, health and safety, environmental sustainability, and corporate social responsibility.
Stockholders may access the Board committee charters, our Code of Business Conduct, Standards and Ethics, Corporate Governance Guidelines, Clawback Policy, and Supplier Code of Conduct in the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/. Copies of our Board committee charters, Code of Business Conduct, Standards and Ethics, Corporate Governance Guidelines, Clawback Policy, and Supplier Code of Conduct will be provided to any stockholder upon written request to the Corporate Secretary, Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, or via e-mail to: secretary@everi.com.
ESG / RESPONSIBLE BUSINESS
ESG Oversight Framework
We believe that we can support environmental sustainability and promote social responsibility through our operations, which can contribute to driving and maintaining long-term stockholder value. These concepts can also be important factors for attracting and retaining the highest-caliber, most-productive employees. As such, we are focused on our environmental and social responsibility initiatives, and we are regularly exploring ways to strengthen our culture and corporate responsibility framework.

In Q4 2021, we created as a task force, an internal ESG Committee, led by our CEO and General Counsel and comprised of employees across various functional and professional levels, to oversee the Company’s work in the areas of ESG. The ESG Committee meets on at least a quarterly basis to discuss the Company’s ESG framework, identify key action items to pursue, review progress, discuss recent developments and trends, and to collect feedback on potential initiatives, activities, and next steps.

The Nom Gov Committee oversees the Company’s initiatives and programs related to corporate responsibility, sustainability, and ESG. Our Board receives periodic reports at its Board meetings on ESG developments, trends, and the Company’s ESG framework, initiatives, and activities.
In 2023, the Compensation Committee re-engaged Mercer (US) Inc. (the “Compensation Consultant,” or “Mercer”) to provide the Compensation Committee and/or the Nom Gov Committee, as requested, with independent consulting and advisory services related to director and executive compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, reporting disclosures, communications, and other topics, including ESG strategy, and related regulatory action, developments, and trends.
In 2023, the Company’s internal ESG Committee reviewed and monitored (i) Company SEC filings and website disclosures related to ESG initiatives; (ii) newly adopted SEC rules and other regulatory actions related to ESG, including on environmental impact, climate change and greenhouse gas emissions, and diversity, equity, and inclusion matters; (iii) processes to identify and adopt ESG frameworks and standards, including the Global Reporting Initiative, Sustainability Accounting Standards Board, Task Force on Climate-Related Financial Disclosures, and Carbon Disclosure Project; (iv) Institutional Shareholder Services’ and Glass Lewis’ guidance on ESG-related matters; and (iv) peer group initiatives related to ESG.
As the management and reporting of ESG risks and opportunities evolve, we expect to adapt accordingly to support our industry, our communities, and our world.

Environmental Sustainability
Reducing Resource Consumption and Waste
Our ongoing initiatives include consolidating facilities and reducing our physical footprint, as well as supporting remote work for certain positions. We know that these efforts are beneficial to our sustainability efforts, including reduction of our energy, water, and paper consumption, as well as providing employee flexibility where possible. Our support of the flexible workplace has allowed us to consolidate certain of our facilities, which in turn has resulted in reductions of our energy, water, and paper consumption.
We have several Company-wide programs in place designed to help protect the environment. We implemented recording and reporting protocols at our corporate headquarters, and our other administrative offices and production locations to monitor our environmental impact at those locations.
With administrative offices and production facilities worldwide, we are committed to optimizing our use of electricity and water. We have implemented metrics to measure water and electric energy use domestically. We strive to reduce overall water and electric energy usage throughout these domestic facilities through technologies such as motion-activated lights conversion to LED lighting, low-flow toilets, and water filtration systems.
Similarly, to reduce bottled water waste, we have installed water filtration systems and hydration stations at nearly 100% of our domestic administrative offices and production facilities to encourage our employees to utilize refillable water bottles, rather than single use plastic water bottles.
In addition, we have an initiative to reduce our overall paper usage. We reprogrammed our printer settings to default to double-sided printing, resulting in an overall reduction in paper consumption. We reinvested the savings from the lower purchase volume to begin purchasing and using copier paper made from recycled paper products.
Recycling and Parts Refurbishment
We currently have recycling partners in place for industrial material used in the assembly of our products, including paper, cardboard, certain electronic components, and certain metals. We also work with our suppliers and shippers to reutilize wooden pallets and packaging materials used in shipping our products. In our Games segment, we refurbish and redeploy approximately 40% of our gaming devices at least once during the device’s lifetime, as well as repurpose individual component parts to the extent possible. In our FinTech segment, servers and network equipment, including end-of-life hardware for our ATMs and fully integrated kiosks, are also recycled.

We also utilize our commercial waste management providers to recycle consumer paper, plastics, and aluminum in all of our facilities. We also have recycling partners in place for copy paper recycling at over 80% of our domestic administrative offices and production facilities. Since 2022, we have shredded and recycled over 50,000 pounds of paper annually from our primary Las Vegas, Nevada and Austin, Texas facilities.
Lowering Carbon Emissions
Everi’s focus on achieving a reduced carbon footprint and preservation of our precious water supply includes using nearly 100% renewable energy to host our data at the facilities of our data center co-location vendor, Switch. In 2023, Switch retired 663 Solar Renewable Energy Credits on behalf of Everi. The Renewable Energy Credits comply with Greenpeace’s principles of locality, additionality, and sustainability. This green energy supply was generated by Nevada solar farms.

The Company is dedicated to the leasing or purchasing of hybrid or EVs for its field service personnel, and intends to retire and replace its existing vehicle inventory with such vehicles over a period of time. The timing of such vehicle acquisitions will be dependent upon the availability of specific vehicle types (e.g., technician vans) and the further expansion of EV charging stations within certain markets we serve. To date, such purchases have been somewhat limited due to supply chain constraints and lack of development of EV service-type vehicles.

In 2023, the Company began operating at its new assembly, warehouse, and distribution facility located in Las Vegas, Nevada. This new 183,000 square foot facility consolidates the assembly and distribution of its gaming machines previously done in Austin, Texas with our cash access kiosks, loyalty kiosks, and other FinTech products. The new Las Vegas facility is designed to cohere to environmental and sustainable stewardship practices, and is expected to streamline production and simplify both supply chain processes and the distribution of completed products to customers. The new facility was built to Everi’s specifications to encompass environmental sustainability and create an employee-friendly working environment and is anticipated to meet the certification level of 3 Green Globes science-based rating system established in accordance with the Green Building Initiative, which demonstrates outstanding success in resource efficiency, reducing environmental impacts, and improving occupant wellness. The facility utilizes such elements as low-water landscaping, energy efficient windows, automated LED lighting, high-efficiency plumbing, energy-usage tracking, and a solar panel system engineered to offset 80% of the power needs, all in an effort to lessen the environmental impact of the facility. Occupant wellness features include energy-efficient HVAC that will provide four-season thermal comfort to employees throughout the building, including the assembly and distribution areas, low-VOC interior products, shaded parking for all employees, electric recharging stations for vehicles, and waste recycling containers.
Social Responsibility
The Company believes that our long-term success depends in part on our ability to create and sustain a corporate culture that fosters a positive work environment. We believe our focus on employee health and safety, diversity and inclusion, and talent strategies that promote employee development, and employee engagement has, and will continue to, contribute to the Company’s overall performance and its future growth. As part of our social responsibility initiatives, we have adopted a Human Rights Statement and Human Rights Policy. For more information on Everi’s commitment to human rights and Anti-Modern Slavery, please refer to page 19 of our Code of Business Conduct, Standards and Ethics at: https://www.everi.com/investor-relations/governance/governance-documents/.
Our Company website makes publicly available descriptions of the Company’s policies and commitment to Social Responsibility at: https://www.everi.com/about-us/corporate-social-responsibility/.
Community
Everi aims to bring positive, lasting change to the communities where we live and work.
Everi provides ongoing support of local charities and community organizations, having contributed to organizations such as those that support the needs of the LGBTQ+ community. The Company made donations to three non-profit organizations that support the LGBTQ+ community, including “The Trevor Project,” “The Center, Serving the LGBTQ+ Community of Nevada”, and “Northern Nevada Hopes.” Employees also participated in The Center, Serving the LGBTQ+ Community of Nevada’s Pride Month event. Everi provides ongoing support of local charities and community organizations, having contributed to organizations such as those that support the needs of underserved populations as well as workforce development such as Girls Who Code, HOSA, The Center LV, Colorstack, and others. Other Everi support included programs related to at-risk children, individuals with disabilities, and organizations supporting those suffering from various illnesses, including adult and pediatric cancer. During the 2023 holiday season, the Company also made donations to various food banks and local charities in its primary employee markets of Las Vegas, Austin, Reno, and Chicago. The Company’s contributions have not just been monetary and include in-kind gifts and volunteer time with the Goodie Two Shoes Foundation, EmployNV, Ronald McDonald House, and more. Everi employees have raised funds and participated in resource supply drives for The Shade Tree, Toys for Tots, and Three Square Food Bank, as well as participation in local walks/runs (Candlelighters-Childhood Cancer Foundation of Nevada’s “Superhero 5k,” Leukemia & Lymphoma Society’s “Light the Night,” in-person walk, Grant a Gift Autism Foundation’s “Race for Hope,” “Susan G. Komen Breast Cancer Society - Race for the Cure”). Everi celebrated National Volunteer Month and encouraged employees to live the Company’s core value of Inclusion by volunteering in-person in their local communities. Our employees are the VIBE of Everi.

To continue our commitment to community and provide our casino operator customers with a way to complement their own corporate social responsibility initiatives and support their communities, the Company offers the Everi Cares Giving Module®, a product for use with our financial access kiosks that allows casino patrons to donate change from redeemed gaming vouchers. Our customers and their patrons have embraced the concept of the Giving Module and the potential impact from each donation of change. These charities may be national or regional in scope, and they have received nearly 100% of donations collected.

As a Company fueled by technology, we know the importance of encouraging students of all ages to pursue education and future careers in Science, Technology, Engineering, and Mathematics (“STEM”) and believe that when students interact with mentors and role models, their confidence and interest in STEM careers increase. We are proud that our employees take the time to participate in local community events where they share their knowledge and expertise with students. For example, through the LV Techies, a Las Vegas-based organization focused on girls and STEM, Everi employees have volunteered their time with female middle school and high school students to share what it means to work in various areas of technology.

Continuing our dedication to fostering growth and opportunities in STEM, we actively extended our community engagement through a comprehensive internship program. This initiative is designed to bridge the gap between academic learning and real-world experience, offering interns from local communities the chance to work alongside our experienced professionals. By integrating these young talents into our operations, we not only strive to contribute to their educational journey but also benefit from fresh perspectives and innovative ideas that interns bring to our projects.

Our internship program is tailored to provide hands-on experience in various aspects of technology and business operations, reflecting our commitment to developing the next generation of STEM professionals. Interns are selected from local educational institutions to strive to invest in the communities where Everi has a presence. This approach not only supports our belief in the value of STEM education but also strengthens our ties with the community, creating a positive impact that extends beyond our corporate boundaries. Through this program, we aim to inspire and cultivate a diverse group of future leaders who are equipped with the skills and knowledge to thrive in technology-driven industries.

Everi was issued a certificate regarding utilization of funds in India for the financial year 2022-2023, disbursed for Corporate Social Responsibility activities in India, specifically, the Company’s contribution to the Prime Minister’s Citizen Assistance and Relief in Emergency Situations Fund, a fund established to respond to emergency and distress situations such as posed by the COVID-19 pandemic. In March 2024, Everi continued its support in India by making another contribution to this fund.
Responsible Gaming
As a gaming industry technology supplier, we encourage and promote, and with certain products help enable, responsible gaming. Over the years, our Company has worked with dozens of leading responsible gaming associations across the globe to develop a set of tools to help prevent problem gamblers from obtaining funds in a casino. The Company’s initiatives and Everi’s Self Transaction Exclusion Program (“STeP”) are designed to enable casinos to enhance their promotion of responsible gaming while helping them comply with local laws, customs, and culture in the prevention of problem gambling. Our CashClub Wallet™ also includes a self-imposed velocity and transaction limits as a supplement to our existing STeP program.
In addition, to further our commitment to Responsible Gaming and to provide our casino operator customers a tool set designed to efficiently maintain compliance with various tax reporting and anti-money laundering requirements, the Company has developed Everi Compliance® AML, a platform with features such as quick alerts, currency transaction and suspicious activity report filing, auditable logging, and tax form generation. These Compliance features can similarly be utilized by casinos in support of their responsible gaming initiatives, including Merchant STeP programs.

Human Capital
At Everi, we focus on many key areas of human capital management, including our Company culture, recruiting talent, and diversity and inclusion. Some of our core human capital initiatives in 2023 included the following:

Employee Engagement, Satisfaction, and Awards
Conducted annual employee engagement surveys in the U.S. through the “Top Workplaces” and “Great Place to Work” programs, and in 2023, received national and regional awards. (Please refer to “Employee Satisfaction and Awards” on pages 40-41 herein.)

Talent Acquisition
Utilized tools and discovered locations to identify talent and provide support, including continued partnership with job seekers transitioning from the U.S. Army, and a continued partnership with Grant a Gift Autism Foundation.

Diversity and Inclusion
Identified and worked with diverse organizations, non-profits, professional associations, and colleges and universities to seek new, untapped talent pools. Offered robust diversity and inclusion training to our employees and hiring managers.

Employee Development and Training
Offered employee training programs on various topics important to our business operations, including data privacy and cybersecurity, courses to enhance leadership and professional development, upskilling, and courses related to important areas of compliance as outlined in our Code of Business Conduct, Standards and Ethics.

Employee Health and Safety
Continued our commitment to adhere to relevant laws and regulations concerning workplace health and safety, as well as emergency and disaster recovery protocols, drawing upon the expertise of leading national health organizations and consultants to stay abreast and responsive to the latest guidance and best practices.

Employee Benefits
As a result of input received from Company employees through our annual benefits survey conducted in 2023, and with the support of management and our Board, we implemented enhanced benefits effective January 1, 2024, including:
•For the ninth year in a row, no increases to employee premiums (contributions) to medical, dental, and vision benefits
•Extension of the mental health and wellness program with easy access to preventative care, self-care and professional services, including virtual coaching sessions

Composition of Our Workforce
As of December 31, 2023, Everi employed approximately 2,200 people, a vast majority of whom work in the United States. Approximately 1,000 people are employed within the Games segment and approximately 1,200 people are employed within the FinTech segment. None of our employees are party to a collective bargaining agreement and we have had no labor-related work stoppages.
Corporate Culture Initiatives / Our Workplace
In 2023, we reaffirmed our mission statement and continued to focus on our employees’ collective imagination, talent, and innovation with our Company’s objectives. Everi’s mission statement is to: “Lead the Gaming Industry Through the Power of People, Imagination and Technology.” This statement highlights our Company’s most important asset, our employees, while confirming our mission to offer innovative gaming, financial technology, digital, and loyalty solutions.
At Everi, we are guided by our values of Collaboration, Integrity, Inclusion, Excellence, and Fun. We (i) Harness the power of collaboration; (ii) Act with integrity; (iii) Value Everi-One; (iv) Exceed expectations and be bold. When we deliver on these values consistently, we H.A.V.E. (v) Fun, as further described at our Company website at: https://www.everi.com/careers-culture/. We live these values by investing in programs and implementing standards to promote ethical business conduct, diversity, sustainability, giving and volunteerism, and responsible gaming. These programs support our long-term business success while also empowering our team members.

OUR MISSION STATEMENT

OUR VALUES

Integrity
ACT WITH INTEGRITY

Collaboration
HARNESS THE POWER OF COLLABORATION

Inclusion
VALUE EVERI-ONE

Excellence
EXCEED EXPECTATIONS AND BE BOLD

Fun
OUR GOAL IS FOR OUR EMPLOYEES TO HAVE FUN!

Inspired by Author Simon Sinek’s concept of the Golden Circle and the importance of identifying the “WHY” behind your business, Everi has established a company “WHY” Statement. As part of our continued growth and our desire to define and share our Company “WHY” statement more broadly, we apply the Company “WHY” that put our employees and their success front and center:
The Everi “WHY”
Elevate the Success of
Everi Employee
Everi Customer
Everi Day!
Diversity and Inclusion of Our Workforce
At Everi, we strive to embrace and live by one of our key Company values: Inclusion. We recognize that we can be at our best only when we embrace and reflect the diversity of our employees, customers, and the communities that we serve. We are an equal opportunity employer and are committed to maintaining an inclusive work environment. Our employees are to be treated with dignity and respect in an environment free from harassment and discrimination regardless of race, color, age, gender, disability, sexual orientation, or any other protected class.

The Company activates its commitment to diversity and inclusion by employing a multi-pronged strategy: (i) promoting a fun, friendly, and supportive environment; (ii) valuing inclusion as a top priority and expectation; (iii) focusing resources on recruiting and retaining qualified employees from diverse backgrounds; and (iv) continuing to build awareness of the importance and benefits that diversity and inclusion provide to our Company and employees. In 2022, Everi promoted an existing Company employee of the People Operations department to a newly created position, Director, Organizational Development & Diversity, Equity, and Inclusion, to assist the Company with oversight of Diversity, Equity, and Inclusion who is focused on continuing to build and maintain an inclusive workplace for our employees and seeking out and welcoming new talent. In addition, our Board oversees initiatives and programs related to human capital management, including corporate culture, diversity, acceptance, inclusion, and attracting and retaining talent.

Everi Leadership Initiative
The Company launched the Women’s Leadership Initiative (in 2017), which was established to develop and advance gender diversity and create new opportunities and a clearer path for advancement. As a result of the success of the Women’s Leadership Initiative, the Company expanded the program Company-wide and rebranded it as the Everi Leadership Initiative. The program is committed to promoting and advocating gender diversity at all levels of leadership through awareness, training, development, and inspiration. Participants in the program engage and connect with other members, Company employees and leaders, and diverse stakeholders in the gaming and financial technology industries. Members also participate in educational programs with internal business leaders and training opportunities with experts outside the industry.

The Company’s People Operations department leads the Company’s mentorship program, which program was implemented to strive to:
•provide the benefits of connecting with other employees;
•inspire each other;
•share knowledge;
•provide encouragement, support, and individual development; and
•learn from the experience of others.
Diversity Celebrations
At Everi, we also take the time to acknowledge and celebrate the diverse heritage of our employees, customers, and communities. Throughout the year, the Company focuses on different heritage celebrations, holidays, and commemorations, and we connect with our employees to build awareness through educational webinars and guest lectures. We also engage with our communities by donating to charitable organizations that provide local support and services.
In March 2023, as part of the celebration of Women’s History Month, the Company’s People Operations department (formerly the Company’s Human Resources, or HR department) hosted a webinar, “Telling Your Story,” for its employees. In March 2024, the Company made donations to Girls Who Code and the National Center for Women & Information Technology, and provided access to educational webinars to examine the evolution of women’s rights throughout U.S. history and spotlight women’s equity and inclusion.
In May 2023, we celebrated Military Appreciation Month by recognizing Everi employees and their family members who have served or are actively serving in our armed forces, and provided a donation to Hiring Our Heroes, a U.S. Chamber of Commerce initiative, which connects the military community with American businesses to create economic opportunities and a diversified workforce.
In August 2023, we recognized Disability Employment Awareness month. We believe that “Inclusion is within Everi-one’s Ability,” and provided employees with information on neurodiversity in the workplace.
Other Everi Diversity Celebrations include:
•Martin Luther King Jr. Day
•Black History Month
•Lunar New Year
•International Women’s Day / Women’s History Month
•Native American Heritage Month
•Veterans Day
•Hispanic Heritage Month
•Pride Month
•Juneteenth
•International Day of Friendship
•Asian American & Pacific Islander Heritage Month
•Diwali

Employee Development and Training
We provide development and training opportunities for our employees through a variety of means. The Company offers leadership training and development for newly hired and promoted leaders, as well as a catalog of courses through our online learning platform. This catalog of courses is available to employees and includes a wide variety of leadership and professional development topics, such as conflict management, effective delegation, unconscious bias, effective recognition, coaching and delivering feedback. We believe in supporting each employee’s journey, so we also offer training courses on soft skills such as emotional intelligence, email etiquette, and developing presence. In 2023, separate from any department-level training initiatives at our Company, our employees invested approximately 30,950 hours on training programs that educate employees on our Code of Business Conduct, Standards and Ethics, harassment prevention policies, and best practices, IT security best practices, and other personal development soft skills.
Diversity and Inclusion Training
We require Company-wide diversity and inclusion training to cultivate an inclusive, engaging, and respectful workplace. This training is designed to address some of the biggest challenges to advancing inclusion and supporting diversity in the workplace, such as unconscious bias and micro-inequities. In addition, because hiring managers are faced with the critical responsibility of acknowledging and eliminating bias in the hiring process, we have developed manager training that establishes a foundational understanding of how bias affects decision-making, explores the impact of biases on the selection processes, and illustrates the benefits of eliminating bias in hiring. The example we expect our employees to follow comes from the top, as demonstrated by our executive leadership team who also participated in training on inclusive leadership. Our total combined hours for mandatory diversity and inclusion training were approximately 2,050 hours for 2023.
Expansion of Training Catalog
To align with our Company strategy of continued growth, we continued the expansion of our learning catalog through new partnerships with external content providers. The new courses focus on leadership development, business acumen, and team dynamics, as well as technical skills development courses to continue the education of our employees. The expanded catalog is intended to allow the Company’s learning and development team to better align with the Company’s performance management process and offer tools and development pathways directly to our employees to continue their upward trajectory in their careers.
Talent Acquisition and Diverse Recruiting
The Recruitment Team utilizes tools and systems to search for talent from a broader range of sources, knowing that many of the positions would be filled by individuals working remotely. These tools reduce geographic barriers in the talent acquisition process, yielding a larger talent pool for open roles, including those that require specific skills in the current competitive job market. We also continue to expand our Recruitment Team so that we can effectively identify new talent for our growing business.

At Everi, we believe that creativity and innovation spring from diverse backgrounds and perspectives. With the goals of expanding diverse talent in the workplace, we continue to utilize a blind resume screening process for initial applicants to review talent, experience, and qualifications without certain demographic information. We also look for ways to expand the talent pool and reach new candidates: Members of our Recruitment Team are dedicated to working with different educational institutions, professional associations, student organizations, and other entities to provide information and assistance to their diverse students and job seekers, and to identify new and diverse candidates for our open positions.

Everi expanded its recruiting initiatives by participating in EmployNV’s 2024 Spring Career Fair and showcasing the Company’s opportunities to a diverse pool of students and professionals.

Everi further expanded its recruiting initiatives by entering into a strategic agreement (in March 2022) with the Partnership for Youth Success® (“PaYS”) Program of the U.S. Army. Through this program, the Company has the opportunity to engage with and interview soldiers for possible employment upon transition from their military service. Joining the ranks of many other companies who have partnered with the PaYS program, Everi looks forward to supporting the future success of those who have served our country.

U.S.ARMY ®

PARTNERSHIP FOR YOUR SUCCESS - PaYS

U.S.ARMY

U.S.ARMY

CONNECTING AMERICA WITH ITS ARMY

Everi has also partnered with the Grant a Gift Autism Foundation and their WORKS Community (Working on Occupational Readiness, Knowledge, and Skills), a community-based vocational program serving teens and young adults with an autism spectrum disorder. In addition to learning pivotal vocational skills such as building a resume and interviewing, Everi hosts these individuals onsite throughout certain times in their program. With the support of a job coach, clients gain job readiness skills and are better equipped to successfully transition into an internship and other areas of adulthood. WORKS Community includes weekly sessions at a partnered community site, weekly job coach support, an assigned caseworker, Parent Empowerment Training, and access to other family services provided by Grant a Gift Autism’s Navigation Program.
Employee Engagement, Satisfaction, and Awards
Employee Engagement
Aligning with our values of Inclusion and Collaboration, we seek dialogue with our employees on a regular basis, seeking feedback about their experience at Everi. With nearly 70% of our employee population working remotely, we understand the critical importance of maintaining employee engagement and providing avenues for employee input including employee surveys, Company-wide email communications, and periodic Town Hall meetings. These tools and platforms provide important Company updates from leadership but also moments for employee participation and involvement. Everi’s leadership team directly addresses employee feedback provided through these mechanisms. In doing so, we strive to instill confidence that employee input leads to positive action. As a result of this responsiveness, we have seen increased interest in and dialogue over the results of our employee surveys and an increase in positive scores in targeted areas.

Everi organized VIBE (“Volunteer, Invest, Belong, Engage”) (in 2022) for its employees to collaborate and participate in planning and execution of office / virtual events, share ideas and participate in the execution of volunteer activities, and identify charities to consider for donations.
Employee Satisfaction and Awards
Honored with National and Regional Awards
In 2023, Everi continued its recognition as an employer through various programs, participating in the “Top Workplaces” and “Great Place to Work” initiatives. Through employee engagement surveys, the Company was honored with national and regional awards, underscoring our employees’ confidence in our leadership, employee well-being, and innovation among others.
In 2023, Everi received:
•“Top Workplaces 2023 USA,” and has been featured in Energage’s list of Top 100 companies with 1,000 - 2,499 employees.

•For a third year, received a regional award as ”Nevada Top Workplaces 2023” and “Greater Austin Top Workplaces 2023”
•For a third year, received certification as a Great Place to Work® in India

Looking at the results of the 2023 survey, 89% of employees at Everi feel that their manager cares about their concerns, ranking the Company in the Top 10% of all participating companies in the entertainment, hospitality, and casino gaming industry. The Company was also ranked in the top 5% of all participating entertainment, hospitality, and casino gaming companies in the culture excellence categories of work-life flexibility, compensation and benefits, innovation, and leadership.

TOP WORK PLACES
2022-2023
USA

Everi is a 2023 Top Workplace!
2 Years Running

TOP WORK PLACES

2021-2023

LAS VEGAS REVIEW-JOURNAL

BUSINESS PRESS

Everi is a 2023 Top Workplace!

3 Years Running

TOP
WORK
PLACES
2021-2023

Austin American-Statesman
statesman.com

Everi is a 2023 Top Workplace!
3 Years Running

Everi was just announced as a “USA Today Top Workplace 2024” and was ranked in the Top 100 of companies with 1,000 - 2,499 employees.
Employee Recognition

In Q4 2021, the Company launched an online recognition platform for employees to utilize. Through this platform, leaders and employees at all levels can share recognition and appreciation with their co-workers, peers, and leaders, and give reward points along with the recognition. The rewards points can be redeemed for gift cards or retail items for the recipient, donated to charitable organizations featured on the platform, or converted back by the recipient into points to issue to other employees. After two full years of usage of the platform, nearly 90% of employees utilized the program, providing recognition to their fellow employees and giving out reward points.

Employee Health and Wellness; Employee Benefits
Employee Health and Wellness; Reporting
Everi considers the health, safety, and well-being of our employees to be of paramount importance and continues to focus on compliance with applicable laws and regulations regarding workplace health and safety as well as emergency and disaster recovery for its operations. We have policies in place to monitor the working conditions of our employees and implement measures to protect their health, safety, and well-being. We continue to rely upon guidance from national health organizations related to the macro environment with the goal of protecting employees from potential harm. Our confidential online and telephonic hotline, maintained by a third-party on our behalf, enables our employees to report matters that impact the quality of our workplaces and their employee experience, including issues such as discrimination or policy violations. The Company provides this resource to encourage open communication directly from employees.

Procedures for the confidential, anonymous submission of complaints related to such matters as (i) abuse of authority; (ii) accounting irregularities, theft, or fraud; (iii) bribery, kickbacks, gifts, or entertainment; (iv) business relationships with clients, suppliers, and vendors; (v) conflicts of interest; (vi) discrimination or harassment; (vii) retaliation; or (viii) threats of violence are set forth in the Company's Code of Business Conduct, Standards and Ethics. Complaints received and results of investigations conducted are reported to the Board on a confidential basis.

The Company offers a benefits program that provides competitive and comprehensive benefit options at a reasonable cost to our employees; and 2023 marks the ninth year in a row that there has been no increase to employee premiums (contributions) for medical, dental, and vision coverage. The benefit programs include an array of offerings, such as comprehensive medical, dental, vision, and wellness benefits; a discretionary time off program which allows time off not only for vacations but also to celebrate, enjoy, or reflect on holidays or other days of significance to our employees, their families, and communities; parental leave; a 401(k) retirement plan with a Company match, which Company match was increased effective January 1, 2023; pet insurance; and both legal and financial wellness services. Our benefits are designed to recognize and meet the diverse needs of our workforce. To gather employee feedback to make benefit enhancements and improvements, the Company issues an employee benefits survey on an annual basis and uses that input to make improvements. In 2023 (effective January 1, 2024), based on employee feedback received through this survey, the Company made enhancements to the benefits program that support both the personal and professional needs of our employees and an extension of the mental health and wellness program with easy access to preventative care, self-care and professional services, including virtual coaching sessions. The Company also provides employees with access to third-party discounts, savings, and rewards opportunities.

The Company sponsored and encouraged employee participation in virtual and/or in-person health fairs, and celebrated Health and Wellness Month by providing Everi employees with tips, tools, and resources from Everi’s benefits partners on physical and mental well-being, including on stress and mental health, staying active and fit, and nutrition.

CORPORATE GOVERNANCE
Board Leadership Structure
The Board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At the present time, the Board believes that a structure that separates the roles of Chair of the Board and Chief Executive Officer is appropriate to allow our Chief Executive Officer to focus on management of our operations and performance. However, the Board reserves the right to determine the appropriate leadership structure for the Board on a case-by-case basis, taking into consideration at any time the Board’s assessment of its and the Company’s needs.

The Board appointed Michael D. Rumbolz, previously serving jointly as Chair of the Board and Chief Executive Officer of the Company, to serve as Executive Chair of the Board, effective as of April 1, 2022. Effective April 1, 2023, the Company entered into an Executive Chair Agreement (the “Agreement”) to reappoint Mr. Rumbolz to serve in the role of Executive Chair of the Board of the Company. Mr. Rumbolz’s Agreement with the Company will expire on March 31, 2025. As Executive Chair of the Board, Mr. Rumbolz is an employee of the Company, reporting directly to the Board, and is subject to the Company’s policies on the same basis as other senior executives of the Company. The Company requires that the Executive Chair be available to perform the duties of Executive Chair customarily related to this function, including, without limitation: (a) acting as Chair of the Board at stockholder meetings; (b) acting as a liaison between the Company’s senior management and the Board and its committees; (c) advising the Company’s senior management on matters of Company operations; and (d) otherwise performing the duties of Chair of the Board, as well as such other customary duties as may be determined and assigned by the Board, and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws, and its corporate governance guidelines, each as amended or modified from time to time, and by applicable law, rule, or regulation, including, without limitation, the Delaware General Corporation Law and the rules and regulations of the SEC.
The independent directors have strong leadership in Mr. Bali as Lead Independent Director, whose responsibilities include: (a) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (b) reviewing and approving information sent to the Board; (c) serving as liaison between the Chair and the independent directors; and (d) being available for consultation and communication with major stockholders upon request. The Lead Independent Director also has the authority to call meetings of the independent directors.

Board Role in Risk Oversight
Our Board, directly and through its committees, is responsible for oversight of our risk assessment process. The Board's role in the Company's risk oversight process includes receiving regular reports from members of our management team with respect to material risks that the Company faces, including, but not limited to: our credit, liquidity, cybersecurity, compliance and legal and regulatory, strategic, and reputational risks. The Board, or the applicable committee of the Board, regularly receives these reports from members of our management team to enable it to identify material risks and assess management's risk management and mitigation strategies, including recent risks that the Company has focused on, including various enterprise risks and market impacts. The Board engages with the Company's CEO, Chief Financial Officer, Chief Legal and Compliance Officer, along with other members of management, to determine the Company's risk tolerance and endeavors to see that management identifies, evaluates, and properly manages and mitigates the overall risk profile of the Company.

Audit Committee
Assesses risks relating to the Company's financial statements; and
Oversees both the Company's external and internal audit functions and oversees the Company's compliance with applicable laws and regulations
Compensation Committee Oversees the management of risks relating to the Company's executive compensation plans and arrangements; and Oversees the Company's Equity Incentive Plan and issuance of equity	Nom Gov Committee Reviews, no less than annually, the independence of our Board and potential conflicts of interest concerning our Board and senior executives; and Oversees the Company's ESG initiatives

The Board’s Role in Overseeing Information Technology and Cyber-Risk
We employ multiple methods and technologies to secure the Company’s products, data, and computing environments and maintain the confidentiality, integrity, and availability of our information assets. Our Chief Information Security Officer (“CISO”), and Chief Information Officer (“CIO”), CEO, and Board, oversee the Company’s Information Security Program and cybersecurity risk. The CEO and our Board receive quarterly reports from the Company’s CISO and CIO on the Company’s cyber-risk profile and information security initiatives. The Company’s Information Security Program is administered by the CISO and CIO who maintain a direct reporting line to the CEO and the Board. The Board regularly receives information regarding evolving cybersecurity threat landscape from the CISO, CIO, and management, and is apprised directly of incidents exceeding certain risk tolerances. For additional information, refer to our most recent Annual Report on Form 10-K.

Executive Sessions of Independent Directors
Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, to promote open discussion among non-employee directors, our non-employee directors regularly meet in executive sessions of non-employee directors. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times that the non-employee directors deem necessary or appropriate. The Lead Independent Director presides over the executive sessions of the independent directors.
Director Attendance at Meetings of the Board and its Committees and Annual Meeting of Stockholders
Our Board held a total of ten (four regular and six special meetings) during the year ended December 31, 2023. During 2023, our directors attended an average of 97.3% of the aggregate of the total number of meetings of our Board and the total number of meetings held by all Board committees on which such person served.
Eight of our nine directors attended our 2023 annual meeting held on May 17, 2023. We do not have a formal policy regarding director attendance at annual meetings; however, our directors are expected to attend all Board and committee meetings, as applicable, unless the director has a valid excuse for absence, and to meet as frequently as necessary to discharge their responsibilities.
Director Independence
Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board must be independent as required by, and defined by, the rules, regulations, and listing qualifications of the NYSE. In general, a director is deemed independent if the director has no material relationships with our Company that may interfere with the exercise of the director’s independence from management and our Company. Our Board, after broadly considering all relevant facts and circumstances regarding the past and current relationships, if any, of each director with the Company, has affirmatively determined that all of the Company’s non-employee directors, Messrs. Judge, Fox, Bali, Finch, and Mses. Mullarkey, Watson, and Nutton are independent directors, and determined that there are no material relationships that would interfere with the exercise of such directors’ independence from management and our Company.
In making these independence determinations, our Nom Gov Committee reviewed and presented to the Board to consider, the following relationships and transactions, which the Board found did not affect the independence of the applicable director:
•Atul Bali. Mr. Bali is (i) an advisor to IWG Ltd., an online instant win gaming company, that is a current licensor of Everi content, and a holder of stock options totaling approximately 5% of that company’s outstanding shares; and (ii) an advisor to Fincore Ltd., a financial software company, that provides certain software and services to Everi as well as a Remote Gaming Server platform provider for multiple competing content providers.

Regular Board and Committee Evaluations
The Board and the Audit, Compensation, and Nom Gov Committees have an annual evaluation of the committees and of the Board as a whole. In 2023, there was a Board and committee evaluation process, which focused on their roles and effectiveness, as well as fulfillment of their fiduciary duties. The evaluations were conducted and completed anonymously through an independent third-party provider to encourage candid feedback. The results of the evaluations are reported to and reviewed by the full Board. Each committee and the Board was satisfied with its performance and considered itself to be operating effectively, with appropriate balance among governance, oversight, strategic, and operational matters.
BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nom Gov Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The composition of the Board committees complies with the applicable rules of the SEC, the NYSE, and applicable law. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Nom Gov Committee.
The table below depicts the Committee membership during fiscal year 2023 and the current Committee membership as of the date of this Proxy Statement. Our Board currently believes it is appropriate for each of the Board’s non-employee/independent directors to serve on each of our committees. This approach encourages focused discussions that benefit from the variety of perspectives and experiences represented by each of our non-employee directors. Our Board also benefits from a majority of members being apprised of committee activities, which allows for the Board to respond quickly to issues that arise. Our Board has determined that each of the members of our standing committees identified below is “independent,” as defined under and required by the rules of the SEC and the NYSE. Directors, Michael D. Rumbolz, Executive Chair of the Board as of April 1, 2022, and Randy L. Taylor, President and Chief Executive Officer as of April 1, 2022, do not serve as a member of any committees of the Board as they are not “independent,” as defined under and required by the rules of the SEC and the NYSE.

Name	Independent	Audit	Compensation	Nom Gov Committee	# of Other Public Company Boards
Geoffrey P. Judge	✓	●	Chair(2)	Chair(3)	0
Linster W. Fox	✓	Chair	●	●	0
Maureen T. Mullarkey	✓	●	Chair(2)	●	1
Atul Bali	✓	●	●	●	1
Paul W. Finch, Jr.	✓	●	●	●	0
Secil Tabli Watson	✓	●	●	●	1
Debra L. Nutton(1)	✓	●	●	●	0
___________________

(1)Ms. Nutton’s service as a member of the Audit, Compensation, and Nom Gov Committees began effective as of April 1, 2023.
(2)Mr. Judge ceased serving as Chair of the Compensation Committee on February 14, 2023, and Ms. Mullarkey was appointed by the Board to serve as Chair of the Compensation Committee effective February 14, 2023.
(3)Mr. Judge was appointed by the Board to serve as Chair of the Nom Gov Committee effective February 14, 2023.

Audit Committee
Our Audit Committee is comprised entirely of directors who satisfy the standards of independence established under the applicable SEC rules and regulations, NYSE listing standards, and our Corporate Governance Guidelines. Also, each member of our Audit Committee satisfies the financial literacy requirements of NYSE listing standards.

MEMBERS	The Audit Committee has responsibility to, among other things, review and discuss with management and our independent auditor, each, as appropriate:
Linster W. Fox (Chair)*
▪the integrity of our financial statements in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the SEC and the NYSE, including the Company’s annual and quarterly audited financial statements;
▪the performance and adequacy of the Company’s internal audit function and internal auditors;
▪policies with respect to risk assessment and risk management, including information technology risks (inclusive of but not limited to data privacy and security issues) and major financial risk, and the steps management has taken to monitor and control such exposures (further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “BOARD AND CORPORATE GOVERNANCE MATTERS — Board Role in Risk Oversight” above);
▪the performance and independence of the Company’s independent auditor;
▪our compliance with certain legal and regulatory requirements, including reports from the Company’s independent auditor in connection with the preparation of the Company’s financial statements; and
▪related-party transactions.

Geoffrey P. Judge**
Maureen T. Mullarkey*
Atul Bali*
Paul W. Finch, Jr.**
Secil Tabli Watson*
Debra L. Nutton**

Meetings in 2023: 6

* “Audit Committee Financial Expert” in accordance with NYSE listing standards

** “Financially Literate” in accordance with NYSE listing standards
Compensation Committee
Our Compensation Committee is comprised entirely of directors who satisfy the standards of independence established under the applicable SEC rules and regulations, NYSE listing standards, and our Corporate Governance Guidelines.

MEMBERS	Pursuant to its charter, the purposes of the Compensation Committee are to, among other things:
Maureen T. Mullarkey (Chair)
▪oversee the responsibilities of our Board relating to compensation of our executive officers;
▪oversee initiatives and metrics in relation to human capital management, including corporate culture, diversity, acceptance, inclusion, and attracting and retaining talent;
▪produce the annual Compensation Committee Report for inclusion in our proxy statement and Annual Report on Form 10-K, as applicable, per applicable rules and regulations; and
▪design, recommend, and evaluate our executive compensation plans, policies, and programs.

Geoffrey P. Judge
Linster W. Fox
Atul Bali
Paul W. Finch, Jr.
In addition, our Compensation Committee works with our executive officers, including our Chief Executive Officer, to implement and promote our executive compensation strategy. See “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” for additional information on our Compensation Committee’s processes and procedures for the consideration and determination of executive compensation.
According to its charter, our Compensation Committee has the sole authority, at our expense, to retain, terminate, and approve the fees and other retention terms of outside consultants to advise our Compensation Committee in connection with the exercise of its powers and responsibilities. Mercer provided the Compensation Committee and/or the Nom Gov Committee, as requested, with independent consulting and advisory services related to executive and director compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, reporting disclosures, communications, and other topics, including ESG strategy and related regulatory actions, developments, and trends. See “Director Compensation” and “Role of Compensation Consultants” for additional information.

Secil Tabli Watson
Debra L. Nutton

Meetings in 2023: 5

Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company or its subsidiaries. During fiscal year 2023, no interlocking relationship existed between any member of the Company’s Board or Compensation Committee, and any member of the board or compensation committee of any other company.
Nom Gov Committee
Our Nom Gov Committee identifies individuals qualified to become members of our Board, makes recommendations to our Board regarding director nominees for the next annual general meeting of stockholders, and develops and recommends corporate governance principles to our Board. Our Nom Gov Committee, in its business judgment, has determined that it is comprised entirely of directors who satisfy the applicable standards of independence established under the SEC’s rules and regulations, NYSE listing standards, and our Corporate Governance Guidelines. For information regarding our Nom Gov Committee’s policies and procedures for identifying, evaluating, and selecting director candidates, including candidates recommended by stockholders, see “Director Candidate Qualification and Nomination Process” below.

MEMBERS	Pursuant to its charter, the purposes of the Nom Gov Committee are to, among other things:
Geoffrey P. Judge (Chair)
▪compile and present to the Board potential criteria for prospective members of our Board, conduct candidate searches and interviews, and formally propose the slate of directors to be elected at each annual meeting of our stockholders;
▪advise our Board about appropriate composition and compensation of our Board and its committees;
▪develop and recommend to our Board adoption of our Corporate Governance Guidelines, our Code of Business Conduct, Standards and Ethics and our policies with respect to conflicts of interest;
▪make recommendations to the Board as to the membership of committees of the Board;
▪oversee and evaluate our Board and management;
▪oversee the Company’s corporate responsibility, sustainability, and ESG initiatives and programs; and
▪monitor our compliance with applicable laws, rules, and regulations.
In addition, our Nom Gov Committee works with our executive officers, including our Chief Executive Officer, to implement and promote our director compensation strategy. See “Director Compensation” for additional information on our Nom Gov Committee’s processes and procedures for the consideration and determination of director compensation. According to its charter, our Nom Gov Committee has the authority, at our expense, to retain, terminate, and approve the fees and other retention terms of outside consultants to advise our Nom Gov Committee in connection with the exercise of its powers and responsibilities.

Linster W. Fox
Maureen T. Mullarkey
Atul Bali
Paul W. Finch, Jr.
Secil Tabli Watson
Debra L. Nutton

Meetings in 2023: 6

The duties and responsibilities of each of our standing committees are more fully described in their respective charters, which are available at the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/.

Director Candidate Qualification and Nomination Process
Director Selection Process. Our Nom Gov Committee is responsible for recommending director candidates and nominees to the full Board, in collaboration with the Chair of the Board.
As provided in the charter of the Nom Gov Committee, nominations for director may be made by the Nom Gov Committee or by a stockholder of record entitled to vote. The Nom Gov Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. The Nom Gov Committee does not consider stockholder recommended candidates differently than other candidates. Stockholders wishing to recommend candidates for consideration by the Nom Gov Committee may do so in accordance with the instructions set forth under “When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?” in the “FREQUENTLY ASKED QUESTIONS” section of this Proxy Statement.
Our Nom Gov Committee seeks to identify candidates based on input provided by several sources, including (i) other members of the Board, (ii) officers and employees of the Company, and (iii) stockholders of the Company.
Our Nom Gov Committee will also seek ongoing input from the incumbent directors and the Chief Executive Officer, with the goal of identifying and informally approaching possible director candidates in advance of actual need. The Company does not pay any third-party to identify or assist in identifying or evaluating potential nominees. The Board shall itself determine in each case how an invitation to join the Board shall be extended to director nominees, other than those nominated directly by the Company’s stockholders.

DIRECTOR QUALIFICATIONS
Key factors that the Nom Gov Committee considers when determining whether to recommend directors for nomination include:
•Experience — Particular skills and leadership that are relevant to the Company’s industry
•Diversity — Diversity of background, race, gender, qualifications, attributes, and skills
•Age and Tenure — The age and Board tenure of each incumbent director
•Board Size — The Nom Gov Committee periodically evaluates the size of the Board, depending on the Board’s needs
•Board Independence — Independence of candidates for director nominees, including the appearance of any conflict in serving as a director
•Board Contribution — Integrity, business judgment, and commitment
•Willingness to Continue to Serve — As applies to current directors if re-nominated

A detailed description of the criteria used by the Nom Gov Committee in evaluating potential candidates may be found in the charter of the Nom Gov Committee which is available at the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/.

HOW EVERI BUILDS ITS BOARD
The Board regularly identifies potential director candidates in anticipation of retirements, resignations, or the need for additional capabilities. This chart describes the ongoing Nom Gov Committee process to identify highly qualified candidates.

1
Consider Current Board Core Competencies & Strategic Needs
The Board maintains its focus on core competencies of strategic oversight, corporate governance, stockholder advocacy, and leadership and has diversity of expertise and perspective that, collectively, enable the Board to perform its oversight function effectively.

2
Consider Qualified Candidates
Identify exceptional candidates that possess integrity, independent judgment, substantial business experience, diversity, and a skill set to meet existing or future business needs.

3	Check Conflict of Interest References All candidates are screened for conflicts of interest, and the ability to secure relevant licenses required.

4	Nom Gov Committee Consider shortlisted candidates; after deliberations, Nom Gov Committee recommends candidates for election to the Board.

5	Full Board Engage with shortlisted candidate(s); dialogue and decision with a commitment to diverse backgrounds, expertise, and skills, and range of tenures.

6	Regulatory Licensing Process Initiate and complete regulatory approval process in all applicable jurisdictions.

Outcome Effective April 1, 2023, to fill a vacancy, appointed a highly-qualified independent female director.

Board Diversity
Our Board believes that the Company’s directors should possess a combination of skills, professional experience, expertise, and diversity of backgrounds necessary to enable the Board to perform its oversight function effectively. Our Board maintains there are certain attributes every director should possess, as reflected in the Board’s membership criteria as discussed above in the “Director Selection Process.” Accordingly, our Board and our Nom Gov Committee consider the qualifications of directors and director candidates individually, and in the context of the Board’s overall composition, and the Company’s current and anticipated future needs. The Board assesses the effectiveness of this goal as part of its annual evaluation process.
Board Refreshment
Below presents a snapshot of the expected composition of our Board immediately following the Annual Meeting.

Our Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time. This provides substantial value and a significant degree of continuity year-over-year which is beneficial to our stockholders.

Retirement Age
The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills, and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations, and who continue to make valuable contributions to the Company that benefit our stockholders.
Director Compensation
Pursuant to the authority granted in its charters, the Compensation Committee and the Nom Gov Committee may engage an independent Compensation Consultant. The Compensation Consultants report directly to the Compensation Committee and the Nom Gov Committee, who may replace the consultants or hire additional consultants at any time.
During 2023, Mercer provided the Compensation Committee and the Nom Gov Committee, as requested, with independent consulting and advisory services related to executive and director compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, disclosure, communications, and other topics, including ESG strategy and related regulatory actions, developments, and trends.
Mercer attended meetings of our Compensation Committee and the Nom Gov Committee, as requested, and communicated with the Chair of the Compensation Committee and the Nom Gov Committee between meetings. Our Compensation Committee and/or the Nom Gov Committee made decisions and/or made recommendations to the Board regarding the compensation of the Company’s executives and/or directors, including appropriate peer group(s) against which the Company’s executive and director compensation programs are measured. The peer group used for purposes of setting executive compensation as described in the “Compensation Discussion Analysis” section of this Proxy Statement was adopted by the Compensation Committee in Q4 2022 for use in the design of the Company’s 2023 executive and director compensation programs.
Our Compensation Committee and the Nom Gov Committee regularly review the services provided by its outside consultants and advisors and determined their independence in providing compensation consulting services and advice. See also “Role of Compensation Consultants” in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Our Compensation Committee and the Nom Gov Committee continue to monitor the independence of its consultants and advisors on a periodic basis.
In 2023, our non-employee directors were compensated through annual cash retainers and equity awards for Board and Board Committee service, as follows:

	Annual cash retainers(1) ($)	Equity awards value ($)
All non-employee Board Members	75,000	150,000
Lead Independent Director	30,000	—
Audit Committee Chair	25,000	—
Audit Committee Member	12,500	—
Compensation Committee Chair	20,000	—
Compensation Committee Member	10,000	—
Nom Gov Committee Chair	15,000	—
Nom Gov Committee Member	9,375	—
___________________
(1)All non-employee Board Members receive an annual cash retainer. To the extent Board Members perform additional services, they receive additional amounts reflected in this illustration, as applicable.

The following table sets forth the compensation of our independent members of the Board for the fiscal year ended December 31, 2023:

Name(1)	Fees earned or paid in cash ($)	Stock awards(2) ($)	Total ($)
Linster W. Fox	119,375	139,104	258,479
Geoffrey P. Judge	113,047	139,104	252,151
Maureen T. Mullarkey	115,625	139,104	254,729
Atul Bali	136,875	139,104	275,979
Paul W. Finch, Jr.	106,875	139,104	245,979
Secil Tabli Watson	106,875	139,104	245,979
Debra L. Nutton(3)	80,156	139,104	219,260
___________________
(1)At December 31, 2023, our independent directors had the following aggregate numbers of outstanding stock awards and shares underlying outstanding option awards:

Name	Vested stock awards(i) (#)	Unvested stock awards (#)	Shares underlying option awards (#)
Linster W. Fox	65,364	9,200	110,000
Geoffrey P. Judge	65,364	9,200	185,000
Maureen T. Mullarkey	65,364	9,200	—
Atul Bali	42,473	9,200	—
Paul W. Finch, Jr.	10,000	9,200	—
Secil Tabli Watson	10,000	9,200	—
Debra L. Nutton(3)	—	9,200	—
(i) Represents deferred stock units, for which the time-based vesting requirement has been satisfied; however, these awards will only settle in shares of Common Stock in accordance with the provisions set forth in the grant notices.
(2)Represents the aggregate grant date fair value of the directors’ Time-based Restricted Stock Awards (“RSUs”) awards in fiscal year 2023, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The RSU awards granted in 2023 to independent members of our Board vest on the first anniversary date following the grant date. Vested shares will be delivered to the reporting person on the earliest of the following events: (i) ten years from the date of grant; (ii) the reporting person’s death; (iii) the occurrence of a Change in Control (as defined in our equity incentive plans), subject to qualifying conditions; or (iv) the date that is six months following the reporting person’s separation from service, subject to qualifying conditions. For a discussion on the assumptions made in the valuation of the directors’ RSU awards, see the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)Effective April 1, 2023, we added a new Board member, Debra L. Nutton.

Chief Executive Officer and Senior Management Succession Planning
The Board’s deep commitment to excellence in corporate governance is reflected in its regular review of and ongoing work to further its existing senior leadership succession planning to maintain long-term continuity. Our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience. Our Chief Executive Officer, after consultation with other members of management, provides the Board with a list of key individuals with immediate impact, the critical area of such individual’s impact, short-term/interim action, and long-term action. Our Board reviews this information with our Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval, or Ratification of Transactions with Related Persons
Under written procedures adopted by the Board, any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC must be reviewed, approved, or ratified, where pre-approval is not feasible by the Audit Committee. The types of transactions subject to these procedures include, but are not limited to:
•the purchase, sale or lease of assets to or from a related person;
•the purchase or sale of products or services to or from a related person; or
•the lending or borrowing of funds from or to a related person.
Approval of transactions with related persons shall be at the discretion of the Audit Committee, but the Audit Committee shall consider:
•the consequences to the Company of consummating or not consummating the transaction;
•the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person; and
•the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person.
Further, our Code of Business Conduct, Standards and Ethics requires our non-employee directors and our officers and employees to raise with our General Counsel any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest. Our Corporate Governance Guidelines also prohibit the Company’s making of any personal loans to directors, executive officers, or their immediate family members.
Transactions with Related Persons
The were no reportable related party transactions that required review, approval or ratification of the Audit Committee or any other committee.
Stockholder Engagement and Outreach
We actively and regularly engage with our stockholders, investors, and analysts, and we value their opinions. We believe in providing timely and transparent information to our investors. Executive management and our Investor Relations team routinely listen to and communicate with our stockholders on a variety of matters relating to our business strategy and performance, corporate governance, board composition and structure, executive compensation program, and corporate responsibility and sustainability initiatives in various forums, which have included and may include:
•quarterly earnings presentations;
•industry conferences, including virtual meetings;
•conference calls; and
•non-deal roadshow presentations.
Throughout 2023, we participated in “in-person” conferences and held numerous meetings and calls with covering analysts and many of our investors. In our meetings, we discussed a variety of topics that are important to investors, including our Company performance and operations, new products and new growth initiatives, capital allocation priorities, industry trends, corporate governance, and short- and long-term strategic direction. From these various engagements, we gather stockholder feedback which is relayed to our Board and its committees regularly, and work with them to enhance our practices and improve our disclosures.

Communication Between Interested Parties and Directors
Stockholders and other interested parties may communicate with individual directors (including the Chair and Lead Independent Director), the members of a Committee of the Board, the independent directors as a group, or the Board as a whole, by addressing the communication to the named director, the Committee, the independent directors as a group, or the Board as a whole, c/o Corporate Secretary, Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113, or via e-mail to secretary@everi.com. The Company’s Corporate Secretary will forward all correspondence to the named director, the committee, the independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations, or advertisements or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Relationships Among Directors or Executive Officers
There are no family relationships among any of the Company’s directors or executive officers.
Executive Employment Agreements
We are party to employment agreements with each of our named executive officers. The material terms of the employment agreements with our named executive officers are described under “EXECUTIVE COMPENSATION — Compensation of Named Executive Officers — Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements.”
Director and Officer Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We have purchased and maintain insurance on behalf of all our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our current executive officers, other than Messrs. Rumbolz and Taylor, whose biographical information is presented under “Class II Directors Whose Term Will Expire in 2025,” and “Class I Directors Whose Term Will Expire in 2024,”respectively.

Name	Age	Position
Michael D. Rumbolz	70	Executive Chair of the Board
Randy L. Taylor	61	President and Chief Executive Officer
Mark F. Labay	52	Executive Vice President, Chief Financial Officer and Treasurer
Dean A. Ehrlich	55	Executive Vice President, Games Business Leader
Darren D. A. Simmons	55	Executive Vice President, FinTech Business Leader
David J. Lucchese	65	Executive Vice President, Sales and Marketing
Kate C. Lowenhar-Fisher	46	Executive Vice President, Chief Legal Officer - General Counsel and Corporate Secretary
Todd A. Valli	49	Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer
Mark F. Labay has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2020, having previously served as the Company’s Senior Vice President, Finance and Investor Relations since April 2014, among other responsibilities since August 2002.
Dean A. Ehrlich has served as our Executive Vice President, Games Business Leader since January 2017, having previously served as an Executive Consultant to the Company since August 2016. Prior to joining the Company, Mr. Ehrlich served in various senior executive positions with WMS Industries Inc., an electronic gaming and amusement manufacturer, from May 2003 through July 2015, which was acquired by Scientific Games Corporation in late 2013, including as Senior Vice President Global Gaming Operations, where he led business for all premium lease products and the development of wide-area progressive strategic initiatives.
Darren D. A. Simmons has served as our Executive Vice President, FinTech Business Leader since January 2019, having previously served as the Company’s Payments Business Leader from December 2017 through December 2018, Senior Vice President, Payments Solutions from January 2015 through November 2017, and Senior Vice President, International Business from August 2006 through December 2014.
David J. Lucchese has served as our Executive Vice President, Sales and Marketing since March 1, 2023, having previously served as our Executive Vice President, Sales, Marketing and Digital since April 2020, as our Executive Vice President, Digital and Interactive Business Leader since January 2017, our Executive Vice President, Games since January 2015, our Executive Vice President, Client Operations from March 2014 to January 2015, and our Executive Vice President, Sales from April 2010 to March 2014.
Kate C. Lowenhar-Fisher has served as our Executive Vice President, Chief Legal Officer – General Counsel and Corporate Secretary since March 22, 2021. Prior to joining the Company, Ms. Lowenhar-Fisher served as an Equity Member of the law firm of Dickinson Wright, PLLC from January 2015 to March 2021, and served as Chair of its Gaming & Hospitality Practice Group, where she counseled many of the world’s premier gaming companies on regulatory issues in connection with mergers and acquisitions, corporate restructuring, reorganizations, and financings. Prior to Dickinson Wright, PLLC, Ms. Lowenhar-Fisher served as a Shareholder at Brownstein Hyatt Farber Schreck, LLP (formerly known as Schreck Brignone) from September 2002 to December 2014, where she specialized in gaming law and commercial transactions.
Todd A. Valli has served as our Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer since September 2015. Preceding this appointment, Mr. Valli served as Vice President of Corporate Finance and Investor Relations for the Company, among other responsibilities, since September 2011.

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)
(Item No. 2 on the Proxy Card)

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

As required by Item 24 of Schedule 14A, we are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables. This proposal, commonly known as a “Say on Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.
We believe that the Company has created a compensation program deserving of stockholder support. At our 2023 annual meeting of stockholders, 97.2% of the votes cast supported our executive compensation program for 2023. Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects Company performance, job complexity and the strategic value of the applicable position, while promoting long-term retention, motivation, and alignment with the long-term interests of the Company’s stockholders.
Please read “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2023 compensation of our named executive officers.
The Board unanimously recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the stockholders of Everi Holdings Inc. approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in the Company’s definitive proxy statement for the 2024 Annual Meeting of Stockholders.”
Approval of this non-binding, advisory “Say on Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present.
The vote on this proposal is non-binding and advisory in nature and will not affect any compensation already paid or awarded to any named executive officer, and it will not be binding on or overrule any decisions by our Board or our Compensation Committee. Nevertheless, our Board highly values input from our stockholders, and our Compensation Committee will carefully consider the result of this vote when making future decisions about executive compensation. The Board has adopted a policy of providing for annual “Say on Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say on Pay” advisory votes, the next “Say on Pay” advisory vote will occur in 2025.

PROPOSAL 3
APPROVAL OF THE EVERI HOLDINGS INC. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
(Item No. 3 on the Proxy Card)

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN.

Overview
On February 26, 2024 (the “Approval Date”), the Board of Directors unanimously adopted and approved an amendment and restatement of the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan to increase the share reserve by an additional 3,590,000 shares (as amended and restated, the “Plan”), subject to stockholder approval. The Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan was originally effective May 15, 2014 and last approved by the Company’s stockholders at the 2021 annual meeting that occurred on May 19, 2021 (the “Original Plan”). The Board of Directors approved an amendment to the Original Plan that did not require stockholder approval on February 28, 2024 as disclosed on the Company’s Current Report on Form 8-K filed on February 29, 2024 (the “Amendment” and, together with the Original Plan, the “Current Plan”). If the stockholders do not approve the Plan, the Current Plan will remain in existence without an increase in the share reserve; however, the Company will not have sufficient shares under the Current Plan to meet its short- or long-term needs and may instead need to increase cash compensation.
Key Change in the Plan
The amendment and restatement of the Current Plan makes the following change, as described in more detail under “Plan Summary” below:
•Increase the share reserve under the Plan by an additional 3,590,000 shares.

Other than the increase to the share reserve, no other changes are being made to the Current Plan.
Why You Should Vote For the Plan
The Board of Directors recommends that the Company’s stockholders approve the Plan as it believes equity awards are a critical part of the Company’s compensation program and are essential to the Company’s ability to effectively compete for, appropriately motivate and reward key talent. The Board of Directors believes that it is in the interests of both the Company and its stockholders to strengthen the Company’s ability to attract, motivate and retain high quality employees, directors and consultants and to incentivize such persons to achieve the Company’s financial and strategic goals through the issuance of equity-based awards. The Company is seeking stockholder approval of the Plan as the Board of Directors does not believe the shares available for issuance with respect to equity awards under the Current Plan are sufficient to meet the Company’s short- or long-term needs. The Company believes that the availability of an additional 3,590,000 shares under the Plan, in addition to the remaining shares under the Current Plan of 2,145,492 shares at December 31, 2023, would allow the Company to continue to grant awards at historical average rates for the next two years.
Promotions of Good Corporate Governance Practices
The Plan includes a number of provisions that we believe promote good corporate governance and the interests of stockholders. Under the Plan:
•There is no “evergreen” annual share increase provision.
•The Plan prohibits repricing of stock options and stock appreciation rights without the approval of our stockholders.

•There is a one-year minimum vesting requirement for 95% of the shares subject to awards granted under the Plan.
•No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.
•There is a clawback policy that grants the Compensation Committee broad discretion to recover incentive awards from executive and Section 16 officers in the unlikely event that incentive plan award decisions were based on financial results that are subsequently restated.
•The Plan does not provide for “liberal” share counting. The number of shares remaining for grant under the Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and shares withheld for taxes in connection with options or stock appreciation rights or tendered in payment of an option’s exercise price are not recycled.
•The number of shares for which awards may be granted to any non-employee member of our Board in a fiscal year is limited.
•The Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation and our Compensation Committee has limited discretion to accelerate vesting of awards).
•Dividend equivalents cannot be paid currently on any unvested “full value” award and cannot be paid at all with respect to options or stock appreciation rights.
Key Data
The following table provides information regarding equity awards outstanding and shares available for future awards under the Plan, and without giving effect to approval of the share increase under this Proposal 3, as there are no additional awards to be granted in the future from any other of the Company’s equity plans as of December 31, 2023. We have no equity awards outstanding other than stock options, restricted stock, restricted stock units and performance awards (in the form of both performance restricted stock and performance restricted stock units).

Total shares underlying all outstanding stock options	4,803,200
Weighted average exercise price of outstanding stock options	$4.28
Weighted average remaining contractual life of outstanding stock options (years)	2.61
Total shares underlying all outstanding and unvested full-value awards	2,461,983
Shares available for future issuance under the Current Plan	2,145,492
Burn Rate
A means of evaluating the long-term dilution from equity compensation plans is to monitor the value of equity awards granted annually, commonly referred to as the “burn rate.” As shown in the following table, the Company’s three-year average annual burn rate calculated using Institutional Shareholder Services (ISS) methodology, the value adjusted burn rate, has been 1.5%*.

Year	Value of Options Granted(1)(2) ($)	Full-Value of Shares Granted(2)(3) ($)	Total Value Granted ($)	Value of Weighted Average Number of Common Shares Outstanding(2) ($)	Value Adjusted Burn Rate(4)
2023	960,080	21,925,974	22,886,054	1,229,371,947	1.9%
2022	1,025,242	23,842,684	24,867,926	1,661,948,511	1.5%
2021	—	19,675,632	19,675,632	1,815,709,470	1.1%
Three-Year Average					1.5%
* Rounding may cause variances.

(1)Options were valued using a Black-Scholes Merton model based on certain inputs for the years ending 2022 and 2023, respectively, including: (a) expected terms of 5.9 and 6 years; (b) historical volatility rates of 75.5% and 73.2%; (c) discount rates of 3.7% and 4.2%; and (d) no dividends.
(2)The price used in the option valuations and to value shares granted and outstanding is the volume weighted average stock price (“VWAP”) of 200 days from the ISS quarterly download date (“QDD”) of December 1 in the applicable year, in accordance with ISS methodology. The calculated VWAP from the QDD date was $14.10, $18.37 and $20.34 for the years ended 2023, 2022 and 2021, respectively.
(3)The number of PSUs used in the Full-Value calculation is at the target achievement level for all years presented.
(4)Calculated by dividing (a) Total Value Granted by (b) Value of Weighted Average number of Common Shares Outstanding.
Potential Dilution
The total number of shares of common stock available for issuance under the Plan, after giving effect to the share increase, will include (a) the 3,590,000 newly authorized shares of common stock plus (b) the 2,145,492 shares available for future issuance under the Current Plan as of December 31, 2023, which would represent approximately 6.8% percent of the Company’s shares of common stock outstanding as of December 31, 2023.
Plan Summary
The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Appendix B to this proxy statement.
General. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.
Authorized Shares. After giving effect to the share increase, for which approval is being sought, the maximum aggregate number of shares authorized for issuance under the Plan would be 20,465,000 shares. Shares subject to an option or other award outstanding under either the predecessor 2005 Plan or the 2012 Equity Incentive Plan (the “2012 Plan”) that expire or are forfeited for any reason shall not be added to the reserve under the Plan.
Share Counting. Each share subject to an award under the Plan will reduce the number of shares remaining available for grant under the Plan by one share.
If any award granted under the Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan. Shares will not be treated as having been issued under the Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares purchased in the open market with proceeds from the exercise of options will not be added to the share reserve. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with an option or a stock appreciation right or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the Plan will be reduced by the gross number of shares for which the award is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of “full value” awards will not again become available for issuance under the Plan.
Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our Common Stock without receipt of consideration, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than Common Stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our Common Stock. In such circumstances, the Compensation Committee also has the discretion under the Plan to adjust other terms of outstanding awards as it deems appropriate.
Non-employee Director Award Limits. A non-employee director may not be granted awards under the Plan in any fiscal year for more than 300,000 shares.
Other Award Limits. The maximum aggregate number of shares or dollar value for which such awards may be granted to any participant who is not a non-employee director in any fiscal year, as follows: (i) no more than 4,000,000 shares under stock-based awards, and (ii) no more than $3,000,000 for each fiscal year contained in the vesting period under cash-based awards. In addition, to comply with applicable tax rules, the Plan also limits the number of shares that may be issued upon the exercise of incentive stock options granted under the Plan to 20,465,000 shares of Common Stock.
Administration. The Plan will generally be administered by the Compensation Committee of the Board, although the Board retains the right to appoint another of its committees to administer the Plan or to administer the Plan directly (for purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board.) Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion provided by the Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.
The Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Plan. All awards granted under the Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Plan. The Committee will interpret the Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the Plan or any award.
Prohibition of Option and SAR Repricing. The Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (i) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (ii) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (iii) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Minimum Vesting. No more than 5% of the aggregate number of shares of Common Stock authorized under the Plan may be issued pursuant to awards that provide for service-based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year; provided, that awards to non-employee directors may vest on the Company’s next annual meeting of stockholders (provided that such annual meetings are at least fifty (50) weeks apart).
Eligibility. Awards may be granted to directors of the Company and employees and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2024, we had approximately 2,300 employees, including 8 executive officers, and 7 non-employee directors who would be eligible to receive awards under the

Plan. Although the Plan permits granting equity awards to consultants, there are not any awards to consultants currently outstanding, and we do not expect to issue equity awards to consultants in the future.
Stock Options. The Committee may grant non-statutory (non-qualified) stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code” or “IRC”), or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant.
The Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of Common Stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for “Cause” (as defined by the Plan).
Options are nontransferable by the participant other than by will or by the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of Common Stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of Common Stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of Common Stock. The maximum term of any stock appreciation right granted under the Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the

Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be made subject to such restrictions.
Restricted Stock Units. The Committee may grant restricted stock units under the Plan, which represent rights to receive shares of our Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. The dividend equivalent rights would be subject to the same vesting conditions and settlement terms as the original award.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of Common Stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.
The Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; completion of a joint venture or other corporate transaction; and growth in stockholder value relative to the moving average on the S&P 500 Index or another index.
The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, GAAP, if applicable, or other methodology established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.
Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant, and the Committee retains the discretion to eliminate or reduce the resulting value; however, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s Common Stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.
Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Committee in the event of participant’s involuntary termination, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of Common Stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. Dividend equivalent rights will not be paid on unvested stock-based awards. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the Plan provides that a “Change in Control” occurs upon (i) a person or entity (with certain exceptions described in the Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock, (ii) stockholder approval of a liquidation or dissolution of the Company, or (iii) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (a) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (b) a merger or consolidation in which the Company is a party; or (c) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.
The Committee only has discretion to accelerate vesting of awards if (i) the awards are not assumed, continued or substituted by an acquirer in a transaction, or (ii) the awards are assumed, continued or substituted by an acquirer in a transaction but the participant’s service is involuntarily terminated within the 24-month period after the transaction (so-called “double trigger” vesting), and in the case of performance awards the acceleration is limited to the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the participant’s actual service during the applicable full performance period, or (b) actual achievement of the applicable performance goals. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.
The Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share, if any, under the award.
Awards Subject to Section 409A of the Code. Certain awards granted under the Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination. The Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the Plan following the tenth anniversary of the Plan’s effective date, which is the date of the 2021 annual meeting. The Committee may amend, suspend or terminate the Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of Common Stock authorized for issuance under the Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.
Federal Income Tax Treatment
The following discussion is a general summary as of the date of this Proxy Statement of the significant U.S. federal income tax consequences to the Company and the participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations are frequently revised and may change at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss.

We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New Plan Benefits
The awards and benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee. For information regarding the equity awards granted to our NEOs under the Plan during 2023, see “Grants of Plan-Based Awards” on page 87. The closing price of the Company’s common stock on March 31, 2024, was $10.05. The aggregate number of shares of Common Stock subject to options granted, as of December 31, 2023, to the following persons under the Plan since its inception are as follows: (i) Randy L. Taylor, President and Chief Executive Officer, 477,000 shares; (ii) Mark F. Labay, Executive Vice President, Chief Financial Officer and Treasurer, 95,000 shares; (iii) Dean A. Ehrlich, Executive Vice President, Games Business Leader, no shares; (iv) Darren D. A. Simmons, Executive Vice President, FinTech Business Leader, 220,000 shares; (v) David J. Lucchese, Executive Vice President, Sales and Marketing, 427,000 shares; (vi) all current executive officers as a group, 2,161,209 shares; (vii) all current non-employee directors as a group, 185,000 shares; (viii) Class I director nominees, 477,000 shares, and (ix) all employees (excluding executive officers) as a group, 1,372,249 shares. No options have been granted under the Plan to any associate of any such director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the Plan.
Registration with the SEC
Subject to stockholder approval of this proposal, the Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the Plan in the second quarter of 2024.

Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our Common Stock that may be issued under the Company’s equity compensation plans:

Plan category	Equity plan	Number of securities to be issued upon exercise and release of outstanding options, awards, warrants and rights		Weighted average exercise price of outstanding options, awards, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2014 Plan	5,840,928	(1)	$4.45	2,145,492
	2005 Plan	231,760		$6.69	—	(2)
Equity compensation plans not approved by stockholders(3)	2012 Plan	1,192,495	(4)(5)	$3.25	—	(2)
Total		7,265,183			2,145,492
___________________
(1)Consists of 3,486,698 outstanding options and 2,354,230 unvested and vested and unsettled RSUs.
(2)No further grants or awards may be made under the 2005 and 2012 Plans.
(3)In connection with its acquisition of Everi Games Holding in December 2014, the Company assumed the awards under the predecessor 2012 Plan, in accordance with applicable NYSE listing standards; therefore, the 2012 Plan was approved by the stockholders of the predecessor entity, and not by the Company’s stockholders. The Company elected to assume the available shares reserved for use under the 2012 Plan to grant awards following the acquisition to former employees of Everi Games Holding, and its subsidiaries and others who were not employees, directors or consultants of the Company or its subsidiaries prior to the acquisition.
(4)Consists of shares of our Common Stock subject to outstanding options and RSUs assumed in connection with the acquisition of Everi Games Holding.
(5)Consists of 1,084,742 outstanding options and 107,753 unvested and vested and unsettled RSUs.

EXECUTIVE COMPENSATION
The Company is a holding company, the principal asset of which is the capital stock of Everi Payments Inc. (“Everi FinTech”), and the capital stock of Everi Games Holding Inc. (“Everi Games Holding”), which is the parent of Everi Games Inc. (“Everi Games”). The executive officers of the Company are employees of Everi FinTech, other than Mr. Ehrlich who is an employee of Everi Games. The references in this Proxy Statement to executive compensation relate to the executive compensation paid by Everi FinTech or Everi Games to such executive officers.
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2023 executive compensation program for our “named executive officers” or “NEOs.” This CD&A is intended to be read in conjunction with the Compensation of Named Executive Officers section contained within this Executive Compensation portion of the Proxy Statement, which provides further historical compensation information.
The following individuals were our NEOs for the fiscal year ended December 31, 2023:

Name	Current Title
Randy L. Taylor	President and Chief Executive Officer
Mark F. Labay	Executive Vice President, Chief Financial Officer and Treasurer
Dean A. Ehrlich	Executive Vice President, Games Business Leader
Darren D. A. Simmons	Executive Vice President, FinTech Business Leader
David J. Lucchese(1)	Executive Vice President, Sales and Marketing
___________________
(1)As of March 1, 2023, Mr. Lucchese began serving as Executive Vice President, Sales and Marketing. Mr. Lucchese previously served as Executive Vice President, Sales, Marketing and Digital.

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Decision Making Process	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Policies and Practices	Section VI

I. Executive Summary
Everi’s compensation policies and practices strive to align pay for performance, and our belief that strong performance and profitable growth will build long-term shareholder value. While there were some positive data points, including a third consecutive year of revenue growth driven by high-single-digit growth in FinTech revenues, the Company experienced some headwinds. The Games business experienced a modest year-over-year decline in revenues as a result of acquisition contributions; however, gaming equipment and systems sales were down 13%, as the Company transitioned to its new family of cabinets and began the process of rolling out new content. Net income decreased by 30% and earnings per diluted share was down by 27%.

Below are some additional highlights for 2023:

•Total Revenues of $807.8 million, consisted of:
▪Games revenue of $429.2 million; and
▪FinTech revenue of $378.7 million.
•Recurring revenues were $607.2 million or 75% of total revenue.
•Total costs and expenses increased by 10% most notably from operating expenses, research and development expenses and depreciation charges.
•Interest expense, net of interest income, increased 39%.
•Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“AEBITDA”) of $367 million compared to AEBITDA of 374.1 million in the prior year, representing a decrease of 2%.
•Free Cash Flow(1) was $141.9 million, as compared to $190.5 million in the prior year.
▪Invested $145.1 million in capital investments for future organic growth
▪Spent $61.3 million of our Free Cash Flow to acquire certain strategic assets of Video King which provided an entry into the Bingo market and an opportunity introduce our Games and FinTech products in this channel in the future.
▪We repurchased 7.5 million shares of Everi’s common stock for $100.0 million.

(1) For additional information related to AEBITDA and Free Cash Flow refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.
Compensation Actions
The Compensation Committee, in conjunction with the entire Board, has continually strived to make compensation decisions that would be in the best interest of the Company, our stockholders, and our employees. Some highlights from the past year include:
•Market-Based Salary Increases: The Compensation Committee approved 2023 base salary increases for the NEOs, considering individual performance, responsibilities, market competitiveness, and our strategy to attract and retain top executive talent.
•Consistent Annual Incentive Metrics: Our 2023 annual cash incentive metrics remained unchanged from 2022, comprising Total Revenue (35%), AEBITDA (35%), and personal goals (30%). We revised the 2023 plan to provide clarity on the relationship between maximum financial performance and payout.
•Majority of CEO Long-Term Incentive Awards Tied to Performance: In 2023, we granted performance-based restricted stock units ("PSUs") and service-based restricted stock units ("RSUs") as long-term incentive awards to the NEOs. Mr. Taylor's long-term incentive award mix was adjusted in 2023, increasing the PSU allocation to 60% of the annual award. For other NEOs, we continued the practice of granting 50% of the long-term incentive awards based on performance criteria.

•Adjusted the metrics in our PSU program: We adjusted the 2023 metrics of our PSU program to include a 3-year cumulative operating income performance measure that is modified based on TSR relative to the Russell 3000 index.
•No Annual Incentive Payout for 2023 Performance: For the year ended December 31, 2023, we did not meet the total revenue and AEBITDA goal thresholds and therefore no bonuses were paid to our NEOs.
II. Compensation Philosophy and Objectives
The principal objective of the Company’s executive compensation policies is to align the executives’ incentives with the achievement of the Company’s strategic goals, which are in turn designed to enhance shareholder value. The Company designed its executive compensation policies to be both fair and reasonable considering performance, competitive with the compensation paid to executives of similarly situated companies, and to incent its executives to achieve the Company’s strategic goals, while at the same time discouraging them and other employees from taking excessive risk.
Our primary objectives can be summed up as such:
☑ Align the interests of our executives with those of stockholders;
☑ Link executive compensation to the Company’s short-term and long-term performance;
☑ Attract, motivate, and retain high performing executive officers through competitive compensation     arrangements; and
☑ Promote long-term value creation and growth strategies.

Compensation Governance Practices
The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use:

WHAT WE DO	WHAT WE DON’T DO

Executive Compensation Based on Pay-for-Performance Philosophy. We align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.
Allow Pledging of Our Securities. Our officers and directors are prohibited from pledging our stock to secure loans of any type.

Double-Trigger Severance Payments. A Change in Control by itself is not sufficient to trigger severance payments, or acceleration of equity vesting; it must also be accompanied by a qualifying termination.
Allow Hedging of Our Securities. Our officers and directors are prohibited from engaging in any hedging or other speculative trading in our stock.

Cash and Equity Clawback Policy. We have a clawback policy regarding the recoupment of incentive compensation in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under U.S. federal securities laws, the Company is required, subject to certain limited exceptions, to recover the amount of any incentive compensation received by an officer of the Company (as defined under Rule 16a-1 under the Exchange Act) during the clawback period that is in excess of the amount that otherwise would have been received had it been determined based on the restated financial statements.
Reprice Stock Options without Stockholder Approval.

Stock Ownership Guidelines for Officers and Directors. Our officers and directors are required to accumulate stock holdings over a reasonable period of time that is a multiple of their respective base salaries or Board retainers, as applicable.
Allow Cash Buyouts of Underwater Stock Options without Stockholder Approval.
Independent Committee Members. Our Compensation Committee is comprised of entirely independent members.
No Defined Benefit or Supplemental Retirement Plans. We do not provide pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executives, other than benefits generally available to our employees.

Independent Compensation Consultant. We engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	Allow Excise Tax Gross-Ups.

Peer Group Analysis. We review total direct compensation (base salary, annual cash incentive, and long-term incentive payments) and the mix of compensation components for the NEOs relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers.
Grant Excess Perquisites.
No Dividends on Full Value Awards Unless and Until Awards Vest

Components of Our Compensation Program
The Compensation Committee oversees our executive compensation program, which includes several elements that have been tailored to incentivize and reward specific aspects of Company performance, which our Board believes are important to delivering long-term stockholder value. Key components of our 2023 compensation program are:

Type	Element	Performance Period	Objective	Performance Measured and Rewarded (1)(2)
Fixed	Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	• Reviewed annually and set based on market competitiveness, individual performance, and internal equity considerations
Short-Term Incentive Plan
Performance -based	Annual Incentive Bonus	Annual	Rewards achievement of annual financial objectives and individual performance goals	• Total Revenue (35%) • AEBITDA (35%) (1) • Individual Performance Goals (30%)
Long-Term Incentive Plan
Performance -based	PSUs: CEO - 60% NEOs and Senior Executives - 50%	Long-Term	Supports the achievement of long-term financial objectives and share price	• Operating Income (100%) • Total Stockholder Return Modifier (+/-33%)(2) • Three-year performance period
Time-based	RSUs: CEO - 40% NEOs and Senior Executives - 50%	Long-Term	Aligns the interests of management and stockholders and supports share price growth	• Vests ratably over three years
(1)We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense, accretion of contract rights, impairment of intangible assets, employee severance costs, non-recurring litigation costs net of settlements and insurance proceeds received, facilities consolidation costs, asset acquisition expense including the reduction of contingent consideration and other non-recurring professional fees, debt amendment costs and other one-time charges and benefits. For additional information related to AEBITDA, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.
(2)The number of Preliminary Units may be modified based on the Company’s Total Stockholder Return (“TSR”) ranking over the Performance Period in comparison to the Russell 3000 Index and such modification will determine the number of Units that will be earned.

2023 Target Total Compensation
Consistent with our desire to align pay and performance, we take the above-mentioned elements and more heavily weight their distribution towards variable (or, “at-risk”) compensation. Although our Compensation Committee does not target a specific allocation for each pay element, the Compensation Committee attempts to deliver an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced here in the following target pay mix allocation charts.

CEO PAY MIX

Base
Bonus
RSU
PSU
13%
13%
28%
46%
87%
at risk pay

OTHER NEO PAY MIX

Base
Bonus
RSU
PSU
25%
19%
26%
30%
75%
at risk pay

Note: The target pay mix includes 2023 base salaries, target annual cash incentives and grant date fair values of equity awards issued in connection with the annual grant.
2023 Say on Pay Results
At our 2023 Annual Meeting of Stockholders, our Say on Pay proposal received the support of approximately 97.2% of the shares voted, which we believe indicates strong support for our compensation program and practices. Our Compensation Committee believes the support for our ongoing efforts to improve and refine our compensation program, and further align management and stockholder interests was reflected in the strong support for our 2023 Say on Pay proposal. Therefore, the Compensation Committee did not make any changes to our 2023 compensation program directly as a result of the Say on Pay vote.
III. Compensation Decision Making Process
Role of the Board
Our Board has a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee’s charter authorizes it to review and approve or to recommend for approval to the full Board, the compensation of our Chief Executive Officer and other executives. Our Board has authorized our Compensation Committee to make various decisions with respect to executive compensation. However, the Board also may make determinations and approve compensation in its discretion, including where the Compensation Committee recommends that the Board considers such executive compensation matters.

Role of the Compensation Committee
Our Compensation Committee evaluates the performance of our Chief Executive Officer and approves the compensation for our Chief Executive Officer considering the goals and objectives of our compensation program for that year. Our Compensation Committee annually assesses the performance of our other executives, and based in part on the recommendations from our Chief Executive Officer, approves the compensation of these executives. Our Compensation Committee may delegate its authority to subcommittees, but retains, and does not delegate, any of its responsibility to determine executive compensation.
Role of Management
At the request of our Compensation Committee, our Chief Executive Officer may attend a portion of our Compensation Committee meetings, including meetings at which our Compensation Committee’s Compensation Consultant is present. This enables our Compensation Committee to review, with our Chief Executive Officer, the corporate and individual goals that the Chief Executive Officer regards as important to achieve our overall business objectives. Our Compensation Committee also requests that our Chief Executive Officer assess the performance of, and our goals and objectives for, certain other officers as deemed appropriate, including our other NEOs. In addition, our Compensation Committee may request certain other executives to provide input on executive compensation, including assessing individual performance and future potential, market data analyses and various compensation decisions relating to bonuses, equity awards, and other pay during the year. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed except at the request of the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee’s practice has been to retain a compensation consultant to provide objective advice and counsel to the Compensation Committee on all matters related to the compensation of our executive officers and directors, as well as our compensation programs generally. Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), has been retained by the Compensation Committee as its compensation consultant.
Pursuant to the authority granted in their charters, the Compensation Committee, together with the Nom Gov Committee, engaged Mercer to provide consulting and advisory services related to executive and director compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, reporting disclosures, communications, and other topics, including ESG strategy and related regulatory actions, developments, and trends. The Compensation Consultant reports directly to the Compensation Committee and/or the Nom Gov Committee, who may replace the Compensation Consultant or hire additional consultants at any time. The Compensation Consultant attends meetings of the Compensation Committee and/or the Nom Gov Committee, as requested, and may communicate with the Chair of the Compensation Committee and/or the Nom Gov Committee between meetings.
The Compensation Committee’s relationship with Mercer is reviewed annually and was continued in fiscal 2023. Mercer communicates regularly with the Company to gather information and review its proposals, but is retained by and reports directly to the Compensation Committee. The Compensation Committee assessed the independence of Mercer pursuant to applicable SEC and NYSE rules and concluded that the engagement did not raise any conflicts of interest during fiscal 2023 and currently does not raise any conflicts of interest.

In addition, during fiscal 2023, Mercer and certain affiliates of MMC were retained by the Company to provide other services, including insurance brokerage services. The aggregate fees paid for executive compensation related services were $170,000. The aggregate fees paid for other services, including those provided by MMC affiliates in fiscal 2023 were approximately $300,000, which were approved by the Company in the ordinary course of business. Mercer and its MMC affiliates committed to follow safeguards between the executive compensation consultants engaged by the Compensation Committee and the other service providers to our company to ensure that the Compensation Committee’s executive compensation consultants continued to fulfill their role in providing objective, unbiased advice. Mercer provided the Compensation Committee with an annual update on Mercer’s financial relationship with our company, as well as written assurances that, within the MMC organization, the Mercer consultants who performed executive compensation services for the Compensation Committee have a reporting relationship and compensation determined separately from MMC’s other lines of business and from its other work for our Company.
In 2023, Mercer, provided advisory services to the Compensation Committee which covered, but were not limited to:
•compensation philosophy
•incentive plan designs
•executive job compensation analysis
•CD&A disclosure
None of the Company’s management participated in the Compensation Committee’s decision to retain the Compensation Consultant; however, the Company’s management regularly interacted with the Compensation Consultant and provided information upon the Compensation Consultant’s request. Our Compensation Committee made all decisions regarding the compensation of the Company’s executive officers.
Our Compensation Committee regularly reviews the services provided by its outside consultants and believes that the Compensation Consultant is independent in providing executive compensation consulting services. Our Compensation Committee and Nom Gov Committee each conducted specific reviews of each committee’s relationship with the Compensation Consultant in 2023, and independently determined that the Compensation Consultant’s work for the Compensation Committee and/or Nom Gov Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC, and the NYSE. In making this determination, the Compensation Committee and Nom Gov Committee each noted that during 2023:
•Other than insurance related services provided by MMC, the Compensation Consultant did not provide any services to the Company or its management, other than services to our Compensation Committee and the Nom Gov Committee, and its services were limited to executive and director compensation consulting and services related to ESG trends, compliance, and disclosure;
•Fees charged to the Company were less than 1% of the Compensation Consultant’s total revenue;
•None of the Compensation Consultants who worked on Company matters had any business or personal relationship with the Compensation Committee or Nom Gov Committee members;
•None of the Compensation Consultants who worked on Company matters had any business or personal relationship with executive officers of the Company; and
•None of the Compensation Consultants who worked on Company matters directly own Company stock.
Our Compensation Committee continues to monitor the independence of its Compensation Consultant on a periodic basis.
Compensation Risk Oversight
The Compensation Committee has reviewed and discussed the concept of risk as it relates to the Company’s compensation policies and it does not believe that the Company’s compensation policies encourage excessive or inappropriate risk-taking. Further, the Compensation Committee has endorsed and adopted several measures to further discourage risk-taking, such as robust stock ownership guidelines for Company executives and non-employee directors, and a Clawback Policy that requires the Compensation Committee recover incentive awards from executive and Section 16 officers in the unlikely event that incentive plan award decisions were based on financial results that are subsequently restated, subject to certain limited exceptions.
IV. Compensation Competitive Analysis
The Compensation Committee worked with its independent Compensation Consultant, Mercer, to create a meaningful 2023 peer group for the purposes of assessing the competitiveness and appropriateness of the

Company’s NEO compensation in the market. To formulate this 2023 peer group, the Compensation Committee looked to identify two types of businesses: Games and FinTech, which represent the two core operations of the Company. From there, the Compensation Committee and Mercer screened potential peers for similar size and complexity, using revenue, market capitalization, and other financial and non-financial metrics.
After consideration of the data and perspective provided by Mercer, the Compensation Committee adjusted the peer group including the elimination of one company and the addition of five companies. Bread Financial Holdings, Inc. (f.k.a. Alliance Data Systems Corporation) was eliminated from the peer group as the Compensation Committee believed its business model was no longer sufficiently aligned with ours. The five companies added to the peer group included Black Knight, Fair Isaac, GAN Limited, Inspired Entertainment, and Playtika. The additional companies aligned with industry, business model, size and performance criteria that we used to assess the peer group, and continue to represent a balance of companies in the Gaming and FinTech industries. The revised peer group is being used to help the Compensation Committee analyze the Company’s 2023 executive compensation programs.
Given the complexities and volatility of the industry, the Compensation Committee believes it is not appropriate to rigidly benchmark executive pay to a specific percentile of the group. Instead, the Compensation Committee uses the comparative data merely as a reference point in exercising its judgment about compensation design and setting appropriate target pay levels.
2023 Peer Group
Our 2023 peer group consists of the following companies:

Comparator Company	Ticker	Type
ACI Worldwide, Inc.	ACIW	FinTech
Black Knight, Inc.	BKI	FinTech
EVERTEC, Inc.	EVTC	FinTech
Fair Isaac Corporation	FICO	FinTech
Green Dot Corporation	GDOT	FinTech
Money Gram International, Inc.	MGI	FinTech
Shift4 Payments, Inc.	FOUR	FinTech
Accel Entertainment, Inc.	ACEL	Gaming
GAN Limited	GAN	Gaming
Golden Entertainment, Inc.	GDEN	Gaming
Inspired Entertainment, Inc.	INSE	Gaming
International Game Technology PLC	IGT	Gaming
Light & Wonder, Inc. (f.k.a. Scientific Games Corporation)	LNW	Gaming
PlayAGS, Inc.	AGS	Gaming
Playtika Holding Corp.	PLTK	Gaming
SciPlay Corporation	SCPL	Gaming
16 Peers

V. Elements of Compensation
The Company’s executive compensation policy is simple and transparent in design, and consists primarily of base salary, annual cash incentive awards, and long-term equity incentive awards for fiscal year 2023.
Base Salary Compensation
Base salary compensation is intended to provide an appropriate level of assured cash compensation that is sufficient to retain the services of our executives. Base salary compensation is reviewed annually in connection with the Company’s performance review process, and is determined based upon the following factors:
•Position and responsibility;
•Job performance, and expected contribution to the Company’s future performance;
•Market factors, including the market compensation profile for similar jobs and the need to attract and retain qualified candidates for high demand positions;
•Internal value of the executive’s role based on the relative importance of the job as compared to the Company’s other executive officers, as measured by the scope of responsibility and performance expectations; and
•Retention risk and the Company’s need to retain high performing and high potential executives.
In February 2023, the Compensation Committee approved the following base salaries, effective May 29, 2023, for our NEOs:

NEO	2023 Base salary ($)	2022 Base salary ($)
Randy L. Taylor(1)	730,000	700,000
Mark F. Labay(1)	450,000	425,000
Dean A. Ehrlich(1)	445,000	425,000
Darren D. A. Simmons(1)	430,000	400,000
David J. Lucchese(2)(3)	420,000	400,000
___________________
(1)As of May 29, 2023, base salary increased as a result of the Compensation Committee’s base salary review and in consultation with Mercer.
(2)As of March 1, 2023, Mr. Lucchese began serving as Executive Vice President, Sales and Marketing. Mr. Lucchese previously served as Executive Vice President, Sales, Marketing and Digital.
(3)As of May 29, 2023, Mr. Lucchese’s base salary increased from $400,000 to $420,000, as a result of the Compensation Committee’s base salary review and in consultation with Mercer.
Annual Incentives
Our NEOs were eligible for the 2023 annual incentive plan, consistent with the Company’s pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual incentive bonuses for achieving predetermined individual and Company performance goals.
Each NEO’s annual incentive bonus target is established as a percentage of base salary. Such target bonus percentage was either negotiated and set forth in the NEO’s employment agreement or otherwise established by the Compensation Committee.

The following targets were effective in 2023 and were consistent with 2022 targets:

Name	Target
(As a % of base salary)
Randy L. Taylor	100%
Mark F. Labay	75%
Dean A. Ehrlich	75%
Darren D. A. Simmons	75%
David J. Lucchese	75%
___________________
2023 Annual Incentive Performance Metrics
For 2023, consistent with 2022, the Company’s annual incentive plan for executives consisted of two financial performance metrics, together with individual personal goals based on the following weightings:

Name	Total Revenue	AEBITDA(1)	Personal Goals
Randy L. Taylor	35.0%	35.0%	30.0%
Mark F. Labay	35.0%	35.0%	30.0%
Dean A. Ehrlich	35.0%	35.0%	30.0%
Darren D. A. Simmons	35.0%	35.0%	30.0%
David J. Lucchese	35.0%	35.0%	30.0%
___________________
(1)For additional information related to AEBITDA, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.

Payout levels based on the financial performance metrics can vary from 0 to 200%, whereas payout levels associated with the individual personal goals are capped at 100%. Therefore, the maximum payout level under the Annual Incentive Plan is 170% of target (200% x 70% weighted financial component plus 100% x 30% weighted individual component).
The goals associated with the Total Revenue and AEBITDA components of the annual incentive plan and the associated payouts were as follows (in thousands):

	Minimum Performance	Target Performance	Maximum Performance
Component	Payout 50%	Payout 100%	Payout 200%
Total Revenue	$824.0	$867.4	$910.7
AEBITDA	$380.0	$396.5	$420.0

The Individual Performance Goals are related to Corporate Strategy, Leadership, and Enhancing Customer and Community Relationships, including:

Corporate Strategy
•Continue to lead in product innovation and technology for the gaming industry.
•Introduce best-in-class products and services to our customers.
•Maintain and expand the Company’s operating footprint in current and additional jurisdictions through technology development and geographic expansion.
•Enhance the Company’s offerings through new products, strategic partnerships, or acquisitions to achieve growth targets.

Leadership
•Continue developing a more diverse and inclusive culture.
•Attract, inspire, and retain the best available talent through innovative compensation and benefit plans.
•Identify and mentor prospective NEO successors.

Enhance Customer and Community Relationships
•Amplify the Company’s customer service efforts with increased efficiency and additional effective resources to strive for increased levels of customer confidence in our products and service.
•Focus on employee work-life balance to increase talent retention and better align employees with the Company’s values.
•Continue to support the Company’s ESG initiatives

2023 Performance and Actual Payouts
For the year ended December 31, 2023, the Compensation Committee determined performance against the annual incentive performance metrics as follows:
•Actual performance:
▪Total revenue was $808M and AEBITDA was $367M.
•The Total Revenue and AEBITDA goals were not met.
•The individual goals were not met. The Board made this determination based on an assessment against the individual performance goals above as well as the overall performance of the Company relative to expectations of shareholders.
•Non-equity incentive compensation was not earned by the NEOs in fiscal year 2023.
Long-Term Equity Incentive Awards
We believe the award of stock-based compensation and incentives is an effective way of aligning our executives’ interests with the goal of enhancing stockholder value. Due to the direct relationship between the value of an equity award and the Company’s stock price, we believe that equity awards motivate executives to manage the Company’s business in a manner that is consistent with stockholder interests. Through the grant of RSUs that vest over time, we can align executives’ interests with the long-term interests of our stockholders who seek appreciation in the value of our Common Stock.
With the grant of PSUs, we pay for performance, align executives with key financial metrics, and pay executives in a manner consistent with a common market-based compensation approach.
Annual RSU grants generally vest and become fully exercisable over a three-year period. Correspondingly, annual PSU grants may be earned based on performance as measured during a three-year performance period, as approved by the Compensation Committee.

The principal factors considered in granting RSUs and PSUs and determining the size of grants to executives were prior performance, level of responsibility, and the executive’s ability to influence the Company’s long-term growth and profitability, and competitive market compensation levels. Our Compensation Committee does not apply a quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the executive’s past performance as well as anticipated future performance.
2023 Annual Equity Awards
For 2023, the NEOs received equity grants in the following manner: (a) 50% of the annual awards issued were PSUs, with the exception of Mr. Taylor’s awards, for which PSUs were 60% of awards granted, and collectively these PSUs vest based on an evaluation by our Compensation Committee during the three-year performance period, through December 31, 2025, based on operating income and will be modified as a result of the Company’s total stockholder return ranking in comparison to the Russell 3000 Index; and (b) 50% of the annual awards issued were RSUs, with the exception of Mr. Taylor’s awards, for which RSUs were 40% of awards granted, and collectively these RSUs vest in equal annual installments over a period of three years. The 2023 annual equity awards were granted in order to continue to incentivize, motivate, and retain the executives, while further strengthening and demonstrating the alignment of management and stockholder interests.
With respect to the 2023 PSUs, the number of awards to be earned range from zero to 150% based on the achievement of target operating income and may be modified by 33%, plus or minus as a result of the Company’s total stockholder return ranking as compared to the Russell 3000 Index over the three-year period ending on December 31, 2025. The specific targets associated with these metrics have not been disclosed due to competitive harm, and our Compensation Committee believes the goals are challenging and require significant performance.
Vesting of 2021 PSUs
On May 19, 2021, executives were granted PSUs related to the Company’s 2021 annual grant of equity awards. The number of PSUs that could be earned and vested was based on performance over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. In connection with the PSUs granted in 2021, which were based on the Company’s Total Revenue and Free Cash Flow (“FCF”), with achievement of each metric being determined independently of each other. These awards were approved by the Compensation Committee and are expected to be issued on May 19, 2024 to certain executives at 143.1% of target as a result of the performance levels achieved. Goals and actual achievement are as follows:

($ in millions)	Total Revenue	Total FCF
Threshold (50% Achievement)	$671.7	$126.6
Target (100% Achievement)	$690.5	$147.7
Maximum (200% Achievement)	$719.4	$171.0
Actual	$807.8	$141.9
Achievement	200.0%	86.2%
Metric Weighting	50.0%	50.0%
PSU Award Achievement- Combined	143.1%

VI. Additional Compensation Policies and Practices
Equity Ownership Policy
The Company and its stockholders are best served by a board and executives that manage the business with a long-term perspective. As such, the Company maintains an Equity Ownership Policy as the Company believes stock ownership is an important tool to strengthen the alignment of interests among stockholders, directors, NEOs, and other executives (each, a “Covered Person”). Upon the recommendation of the Nom Gov Committee, the Board updated the Company’s Equity Ownership Policy as a result of the position created in April 2022 of Executive Chair of the Board to include that the share ownership holding requirement for the Executive Chair be a multiple of six times the annual base salary of the position, and the share ownership holding requirement for an executive holding a joint position shall be the higher of the associated requirements (i.e., the President and Chief Executive Officer shall be required to hold six times the annual base salary for the position.)
The Compensation Committee receives periodic reports of the ownership achieved by each Covered Person. Until such time as such Covered Person satisfies the equity ownership requirement, the achievement level of ownership will be determined by reference to the average closing stock price of our Common Stock during the twelve-month period ended immediately prior to the determination date.
If, after a Covered Person’s achievement date, the number of shares the Covered Person is required to own increases as a result of a decline in stock price, the Covered Person’s compliance with these guidelines will not be impacted as long as such Covered Person continues to hold the number of shares he or she had at the time on the achievement date for the duration of their tenure of employment or service with the Company. A Covered Person is not required to “buy up” to a new number of shares needed to meet the ownership requirements after the Covered Person’s achievement date.
If, after a Covered Person’s achievement date, a Covered Person’s share ownership requirement increases as a result of a promotion, base salary increase or increase in retainer, the period to achieve compliance with respect to the incremental increase in share ownership will begin on the date of the change event and end on the second anniversary of the change event. For example, if the Covered Person received a 10% increase in salary, within two years following the change event, the Covered Person would then be required to acquire shares corresponding to the share ownership requirements of the 10% higher salary increment.
The following table sets forth the required salary multiples for each category of person subject to the policy:

Covered Persons	Required Salary Multiple
Executive Chair of the Board	6x annual base salary
President and Chief Executive Officer (1)	6x annual base salary
Other NEOs and Chief Financial Officer	3x annual base salary
Other Executive Vice Presidents	2x annual base salary
Other Senior Vice Presidents	1x annual base salary
Non-Employee Directors	5x annual cash retainer
(1)Mr. Taylor currently serves as President and Chief Executive Officer. In the event the President of the Company is not the Chief Executive Officer, the President will have a required salary multiple of 4x of their annual base salary.
The value of the following types of Company stock or stock options owned by or granted to Covered Persons qualifies toward the participant’s attainment of the target multiple of pay:
•Shares owned outright/shares beneficially owned (including by a family member and/or in a trust);
•Vested restricted stock, where time- or performance-based;
•Shares owned through the Company’s 401(k) plan (if applicable); and

•Shares underlying vested, but unexercised, stock options (based on the excess of the market price of the stock over the exercise price and after deducting applicable tax withholding obligations).
As of the filing of this Proxy, the Covered Persons either met the ownership guidelines or were within the phase-in period.
Clawback Policy
The Board of the Company adopted a Clawback Policy in February 2016, amended the policy in July 2021, and in August 2023 further amended the policy to adopt changes to comply with and, as applicable, to be administered and interpreted consistent with, Section 303A.14 of the NYSE Listed Company Manual, as adopted by the NYSE to implement Rule 10D-1 under the Exchange Act (collectively, “Rule 10D-1”). The amended August 2023 policy provides that in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under U.S. federal securities laws, the Company will recover the amount of any incentive compensation received by an officer of the Company as defined under Rule 16a-1 under the Exchange Act (“Covered Executive”) during the clawback period that is in excess of the amount that otherwise would have been received had it been determined based on the restated financial statements. For purposes of this policy, incentive-based compensation includes any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a person (i) on or after October 2, 2023 and after the person began service as a Covered Executive, and (ii) who served as a Covered Executive at any time during the performance period for the incentive-based compensation. The policy defines a clawback period as three completed fiscal years immediately preceding the date that the Company is required to prepare the accounting restatement and any “transition period” as prescribed under Rule 10D-1.The policy is administered by the Compensation Committee of the Board, subject to ratification by the independent members of the Board with respect to application of this policy to the Company’s Chief Executive Officer.
Anti-Hedging and Anti-Pledging Policies
Under our Insider Trading Policy, Covered Persons, as well as other designated employees such as Senior Vice Presidents, Corporate or segment Controllers and similar employees, are prohibited from engaging in the following activities with respect to the Company’s Common Stock:
•Hedging or monetization transactions involving our securities; and
•Pledging our securities or holding our securities in a margin account as collateral for a loan.
As of the date of this Proxy Statement, no shares of Company Common Stock were hedged or pledged by any Covered Person.
Retirement Plans
We have established and maintain a retirement savings plan under Section 401(k) of the Code to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions on behalf of certain executive officers consistent with Company contributions to all eligible non-executive employees.
Severance Benefits
To retain the ongoing services of our NEOs, we have provided the assurance and security of severance benefits and change in control payments, which are described below under the caption “Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements.”

We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Maureen T. Mullarkey (Chair) Geoffrey P. Judge Linster W. Fox Atul Bali Secil Tabli Watson Paul W. Finch, Jr. Debra L. Nutton

Compensation of Named Executive Officers
Summary Compensation Table
The following table sets forth the total compensation earned for services rendered in 2023, 2022, and 2021 by the NEOs.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(1)(2) ($)	Non-equity incentive plan compensation(3) ($)	All other compensation(4) ($)	Total ($)
Randy L. Taylor	2023	717,671	—	4,057,716	—	$29,420	$4,804,807
President and Chief Executive Officer	2022	662,603	50,000	3,470,706	471,241	26,570	4,681,120
	2021	543,462	—	1,489,752	509,848	22,888	2,565,950

Mark F. Labay	2023	439,726	—	1,199,540	—	25,047	1,664,313
Executive Vice President,	2022	425,000	—	904,500	239,062	20,714	1,589,276
Chief Financial Officer and Treasurer	2021	336,923	75,000	876,744	316,565	16,887	1,622,119

Dean A. Ehrlich	2023	436,781	—	998,536	—	26,526	1,461,843
Executive Vice President,	2022	425,000	—	602,397	239,062	21,996	1,288,455
Games Business Leader	2021	425,000	125,000	702,108	398,438	19,602	1,670,148

Darren D. A. Simmons	2023	417,671	—	998,536	—	26,907	1,443,114
Executive Vice President,	2022	400,000	—	562,599	225,000	22,377	1,209,976
FinTech Business Leader	2021	399,385	—	702,108	375,000	20,627	1,497,120

David J. Lucchese(5)	2023	411,781	—	700,272	—	34,614	1,146,667
Executive Vice President,	2022	400,000	—	542,700	225,000	26,639	1,194,339
Sales and Marketing	2021	400,000	—	657,558	375,000	24,889	1,457,447

___________________
(1)Represents the aggregate grant date fair value of the stock awards granted to the NEOs, as calculated in accordance with FASB ASC Topic 718, Stock Compensation. For a discussion of the assumptions made in determining the valuation of these equity awards, see our notes to the financial statements in the Company’s Annual Report on Form 10-K for the applicable periods.
(2)The awards granted in 2023 were comprised of both RSUs and PSUs with respect to the annual grant: (a) with 50% being RSUs, with the exception of Mr. Taylor’s awards, for which RSUs were 40% of awards granted, that will vest on each of the first three anniversaries of the grant dates; and (b) with 50% being PSUs, with the exception of Mr. Taylor’s awards, for which PSUs were 60% of awards granted, and collectively these PSUs vest based on an evaluation by our Compensation Committee during the three-year performance period, through December 31, 2025, based on operating income and may be modified as a result of the Company’s total stockholder return ranking in comparison to the Russell 3000 Index metrics based on achievement at the target level of performance. If the performance criteria of the metrics have been achieved and are then approved by our Compensation Committee, the eligible awards will become vested on the third anniversary of the date of grant. With respect to the 2023 PSUs, the number of awards to be earned range from zero to 150% based on the achievement of target operating income and may be modified by 33%, plus or minus as a result of the Company’s total stockholder return ranking as compared to the Russell 3000 Index over the three-year period ending on December 31, 2025. The values of the PSUs for each NEO, assuming that maximum performance is achieved, are as follows: Mr. Taylor: $5,114,901; Mr. Labay: $1,277,000; Mr. Ehrlich: $1,063,016; Mr. Simmons: $1,063,016; Mr. Lucchese: $745,492.
(3)Represents the amount of non-equity incentive compensation earned under the Company’s annual short-term incentive plan for the fiscal year. Amounts earned for a calendar year are typically paid to the NEOs in the first quarter of the following fiscal year. Non-equity incentive compensation was not earned by the NEOs for the 2023 calendar year.
(4)Includes contributions made by the Company under its 401(k) plan of $15,000 to all NEOs, the cost of short-term and long-term disability coverage, the cost of group term life insurance and executive disability insurance. We make contributions on behalf of certain executive officers consistent with Company contributions to all eligible non-executive employees.
(5)As of March 1, 2023, Mr. Lucchese began serving as Executive Vice President, Sales and Marketing. Mr. Lucchese previously served as Executive Vice President, Sales, Marketing and Digital.

Grants of Plan-Based Awards
The following table sets forth certain information concerning grants of plan-based awards made to each NEO for the fiscal year ended December 31, 2023:

		Estimated future payouts under non-equity incentive plan compensation(1)			Estimated future payouts under equity incentive plan compensation(2)			All other stock awards: number of shares of stock units (#)		Grant date fair value of stock awards (3) ($)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randy L. Taylor		—	730,000	1,241,000	—	—	—	—		—
	5/2/2023	—	—	—	74,100	148,200	295,659	98,800	(4)	4,057,716

Mark F. Labay		—	337,500	573,750	—	—	—	—		—
	5/2/2023	—	—	—	18,500	37,000	73,815	37,000	(4)	1,199,540

Dean A. Ehrlich		—	333,750	567,375	—	—	—	—		—
	5/2/2023	—	—	—	15,400	30,800	61,446	30,800	(4)	998,536

Darren D. A. Simmons		—	322,500	548,250	—	—	—	—		—
	5/2/2023	—	—	—	15,400	30,800	61,446	30,800	(4)	998,536

David J. Lucchese(5)		—	315,000	535,500	—	—	—	—		—
	5/2/2023	—	—	—	10,800	21,600	43,092	21,600	(4)	700,272

______________
(1)Represents the amounts potentially payable to the NEOs under the Company’s annual incentive plan. Payout levels based on the financial performance metrics can vary from 0 to 200%, whereas payout levels associated with the individual personal goals are capped at 100%. Therefore, the maximum payout level under the Annual Incentive Plan is 170% of target (200% x 70% weighted financial component plus 100% x 30% weighted individual component). A more detailed discussion of how the target and maximum amounts are determined is found in the Elements of Compensation disclosure reflected in our CD&A section. Non-equity incentive compensation was not earned by the NEOs in fiscal year 2023.
(2)The PSUs to be earned range from zero to 150% based on the achievement of target operating income and may be modified by 33%, plus or minus as a result of the Company’s total stockholder return ranking as compared to the Russell 3000 Index over the three-year period ending on December 31, 2025.
(3)Represents the grant date fair value of stock awarded to the NEOs, as calculated in accordance with FASB ASC Topic 718 Stock Compensation. For a discussion of the assumptions made in the valuation, we refer you to the notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(4)Represents the RSUs granted in May 2023 that vest over a period of three years from the date of grant.
(5)As of March 1, 2023, Mr. Lucchese began serving as Executive Vice President, Sales and Marketing. Mr. Lucchese previously served as Executive Vice President, Sales, Marketing and Digital.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information for our NEOs reflecting outstanding, unexercised, exercisable option awards and unvested stock awards granted under our equity incentive plan(s), including RSUs and PSUs, as of December 31, 2023:

Option awards					Stock awards
Name	Date granted	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not yet vested (#)		Market value of number of shares or units of stock that have not yet vested ($)	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares or units that have not vested ($)
Randy L. Taylor	5/13/2016	265,000	1.46	5/13/2026	—		$—	—		$—
	3/8/2017	212,000	3.29	3/8/2027	—		—	—		—
	5/19/2021	—	—	—	59,830	(1)	674,284	—		—
	5/19/2021	—	—	—	13,933	(2)	157,025	—		—
	4/1/2022	—	—	—	33,333	(2)	375,663	—		—
	5/3/2022	—	—	—	—		—	66,700	(3)	751,709
	5/3/2022	—	—	—	44,466	(2)	501,132	—		—
	5/2/2023	—	—	—	—		—	148,200	(4)	1,519,050
	5/2/2023	—	—	—	98,800	(2)	1,113,476	—		—

Mark F. Labay	5/13/2016	50,000	$1.46	5/13/2026	—		$—	—		$—
	3/8/2017	45,000	3.29	3/8/2027	—		—	—		—
	5/19/2021	—	—	—	35,211	(1)	396,828	—		—
	5/19/2021	—	—	—	8,200	(2)	92,414	—		—
	5/3/2022	—	—	—	—		—	25,000	(3)	281,750
	5/3/2022	—	—	—	16,666	(2)	187,826	—		—
	5/2/2023	—	$—	—	—		—	37,000	(4)	$379,250
	5/2/2023	—	$—	—	37,000	(2)	416,990	—		$—

Dean A. Ehrlich	12/8/2016	130,000	$2.40	12/8/2026	—		$—	—		$—
	3/8/2017	212,000	3.29	3/8/2027	—		—	—		—
	5/19/2021	—	—	—	28,197	(1)	317,780	—		—
	5/19/2021	—	—	—	6,566	(2)	73,999	—		—
	5/3/2022	—	—	—	—		—	16,650	(3)	187,646
	5/3/2022	—	—	—	11,100	(2)	125,097	—		—
	5/2/2023	—	—	—	—		—	30,800	(4)	315,700
	5/2/2023	—	—	—	30,800	(2)	347,116	—		—

Option awards					Stock awards
Name	Date granted	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not yet vested (#)		Market value of number of shares or units of stock that have not yet vested ($)	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares or units that have not vested ($)
Darren D. A. Simmons	5/2/2014	45,000	$6.59	5/2/2024	—		$—	—		$—
	4/22/2015	75,000	7.74	4/22/2025	—		—	—		—
	5/13/2016	50,000	1.46	5/13/2026	—		—	—
	3/8/2017	50,000	3.29	3/8/2027	—		—	—		—
	5/19/2021	—	—	—	28,197	(1)	317,780	—		—
	5/19/2021	—	—	—	6,566	(2)	73,999	—		—
	5/3/2022	—	—	—	—		—	15,550	(3)	175,249
	5/3/2022	—	—	—	10,366	(2)	116,825	—		—
	5/2/2023	—	—	—	—		—	30,800	(4)	315,700
	5/2/2023	—	—	—	30,800	(2)	347,116	—		—

David J. Lucchese(5)	5/13/2016	215,000	1.46	5/13/2026	—		—	—		—
	3/8/2017	212,000	3.29	3/8/2027	—		—	—		—
	5/19/2021	—	—	—	26,408	(1)	297,618	—		—
	5/19/2021	—	—	—	6,150	(2)	69,311	—		—
	5/3/2022	—	—	—	—		—	15,000	(3)	169,050
	5/3/2022	—	—	—	10,000	(2)	112,700	—		—
	5/2/2023	—	—	—	—		—	21,600	(4)	221,400
	5/2/2023	—	—	—	21,600	(2)	243,432	—		—

___________________
(1)The amounts in the table for the 2021 PSUs, which were based on the Company’s Total Revenue and FCF Growth metrics, have been presented at 143.1% of target, and earned as a result of the levels achieved for the performance period ended December 31, 2023. These PSUs have been approved by the Compensation Committee and are expected to vest on May 19, 2024, subject to each executive’s continued employment through such date.
(2)These equity awards vest annually over a period of three years from the date of grant.
(3)The amounts in the table for the 2022 PSUs have been presented based on achieving a target level of performance and have vesting conditions that will be evaluated by our Compensation Committee during the three-year performance period through December 31, 2024, as a result of certain Total Revenue and Adjusted Operating Cash Flow (“AOCF”) Growth metrics being met, with achievement of each measure to be determined independently of one another. Upon the performance criteria of the metrics being achieved at a final level and are then approved by our Compensation Committee, the eligible awards will become vested on the third anniversary of the date of grant.
(4)The amounts in the table for the 2023 PSUs have been presented based on achieving a target level of performance and have vesting conditions that will be evaluated by our Compensation Committee during the three-year performance period through December 31, 2025, as a result of total operating income and modified based on the Company’s total stockholder return ranking in comparison to the Russel 3000 Index being met. Upon the performance criteria of the metrics being achieved at a final level and are then approved by our Compensation Committee, the eligible awards will become vested on the third anniversary of the date of grant.
(5)As of March 1, 2023, Mr. Lucchese began serving as Executive Vice President, Sales and Marketing. Mr. Lucchese previously served as Executive Vice President, Sales, Marketing and Digital.
Option Exercises and Stock Vested
The following table sets forth certain information with respect to the exercise of option awards and the vesting of stock awards, including both RSUs and PSUs, related to each NEO for the fiscal year ended December 31, 2023:

	Option awards		Stock awards
	Number of shares acquired on	Value realized	Number of shares acquired on	Value realized
Name	Exercise(1) (#)	on exercise(2) ($)	vesting(3) (#)	on vesting(4) ($)
Randy L. Taylor	60,000	458,400	272,943	4,029,009
Mark F. Labay	—	—	105,783	1,548,791
Dean A. Ehrlich	—	—	114,450	1,665,949
Darren D. A. Simmons	12,453	141,424	116,417	1,700,422
David J. Lucchese	138,398	1,191,187	106,150	1,548,769
___________________
(1)The option exercise transactions were in accordance with our Equity Ownership Policy discussed in the Additional Compensation Policies and Practices disclosure reflected in the CD&A section.
(2)The value realized on exercise is equal to (i) the closing price of our Common Stock on the date of exercise minus the exercise price of options exercised, multiplied by (ii) the number of shares that were exercised.
(3)Shares acquired on vesting for our NEOs are derived from stock awards for the following amounts: Mr. Taylor 102,943 RSUs and 170,000 PSUs; Mr. Labay 35,783 RSUs and 70,000 PSUs; Mr. Ehrlich 34,450 RSUs and 80,000 PSUs; Mr. Simmons 36,417 RSUs and 80,000 PSUs; and Mr. Lucchese 31,150 RSUs and 75,000 PSUs.
(4)The value realized on vesting is equal to (i) the closing price of our Common Stock on the vesting date, multiplied by (ii) the number of shares that vested.

Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements
The Company is a party to employment agreements with our NEOs, which provide that, in the event of the termination of the executive’s employment by the Company, the executive is entitled to the severance benefits described below. The severance benefits discussed below are all subject to the executive’s execution of a release of claims in favor of the Company. The employment agreements contain restrictive covenants not to compete with our Company or solicit our employees for a period of two years immediately following termination of employment, subject to certain exceptions, as well as confidentiality and preservation of intellectual property obligations.
Mr. Taylor:
In the event of termination by the Company without cause or by the executive for good reason, Mr. Taylor’s employment agreement provides for twenty-four months of salary continuation plus two times his target bonus amount payable over twenty-four months, equity vesting as determined in the respective equity grant agreements, and the continued group health coverage will be for a period of twenty-four months. Equity grant agreements provide for accelerated vesting in full of all unvested equity awards in the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event. In the event of death or incapacity, Mr. Taylor is entitled to base salary and employee benefits earned through the date of such death or incapacity. Beginning April 1, 2022, Mr. Taylor’s employment agreement is for a three-year term (the “Initial Term”). Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Mr. Labay:
In the event of termination by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), Mr. Labay’s employment agreement provides for twelve months of salary continuation plus one times the executive’s target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. Equity grant agreements provide for accelerated vesting in full of all unvested equity awards in the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event. In the event of death or incapacity, Mr. Labay is entitled to base salary and employee benefits earned through the date of such death or incapacity. Beginning April 1, 2020, Mr. Labay’s employment agreement is for a one-year term (the “Initial Term”). Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Mr. Ehrlich:
In the event of termination by the Company without cause or by the executive for good reason, Mr. Ehrlich’s employment agreement provides for twelve months of salary continuation plus one times his target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. Equity grant agreements provide for accelerated vesting in full of all unvested equity awards in the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event. In the event of death or incapacity, Mr. Ehrlich is entitled to base salary and employee benefits earned through the date of such death or incapacity. Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.

Mr. Simmons:

In the event of termination by the Company without cause or by the executive for good reason, Mr. Simmons’s employment agreement provides for twelve months of salary continuation plus one times his target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. Equity grant agreements provide for accelerated vesting in full of all unvested equity awards in the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event. In the event of death or incapacity, Mr. Simmons is entitled to base salary and employee benefits earned through the date of such death or incapacity. Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Mr. Lucchese:
In the event of termination by the Company without cause or by the executive for good reason, Mr. Lucchese’s employment agreement provides for twelve months of salary continuation plus one times his target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. Equity grant agreements provide for accelerated vesting in full of all unvested equity awards in the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event. In the event of death or incapacity, Mr. Lucchese is entitled to base salary and employee benefits earned through the date of such death or incapacity. Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Potential Payments upon Termination or Change in Control
The following table sets forth the estimated payments and benefits to the NEOs based upon: (i) a hypothetical termination without cause by the Company or for good reason by the Executive on December 31, 2023 that is not in connection with a Change in Control event; (ii) a hypothetical Change in Control event on December 31, 2023; and (iii) a hypothetical termination without cause by the Company or for good reason by the Executive on December 31, 2023 in connection with a Change in Control event:

	Termination without cause or for good reason				Change in control event	Termination without cause or for good reason following a change in control event
Name	Cash payment (1)	Benefits (2)	Acceleration of stock and options (3)	Total	Acceleration of stock and options (3)	Cash payment (1)	Benefits (2)	Acceleration of stock and options (3)	Total
Randy L. Taylor	2,920,000	23,351	—	2,943,351	—	2,920,000	23,351	3,877,245	6,820,596
Mark F. Labay	787,500	20,520	—	808,020	—	787,500	20,520	1,420,250	2,228,270
Dean A. Ehrlich	778,750	20,520	—	799,270	—	778,750	20,520	1,104,306	1,903,576
Darren D. A. Simmons	752,500	20,520	—	773,020	—	752,500	20,520	1,087,780	1,860,800
David J. Lucchese	735,000	14,330	—	749,330	—	735,000	14,330	916,528	1,665,858
___________________
(1)Reflects base salary and target bonus amount that would have been payable to the NEO, assuming the NEO’s termination on December 31, 2023.
(2)Estimated value of continued coverage under group health insurance plans through the end of the applicable severance period.
(3)The value attributable to the hypothetical acceleration of the vesting of any RSUs held by a NEO is determined by multiplying the number of unvested shares of RSUs accelerated by $11.27 (the closing price of our Common Stock on December 29, 2023, which represented the last trading day of the year). The value attributable to the hypothetical acceleration of the vesting of any stock option awards held by a NEO is determined by multiplying (i) the difference, if greater than zero, between the exercise price of the applicable stock option award and the closing price of our Common Stock on December 29, 2023 of $11.27 by (ii) the number of unvested shares underlying the applicable stock option. The equity awards held by the NEO that are subject to possible acceleration are described as unexercisable or not vested in the table entitled “Outstanding Equity Awards at December 31, 2023.” There were no unvested options for the NEOs as of December 31, 2023.
Pension Benefits and Nonqualified Deferred Compensation
We do not currently offer, nor do we have plans that provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executives, other than the qualified retirement benefits generally available to employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 21, 2024 by: (i) stockholders who are beneficial owners of 5% or more of our Common Stock; (ii) directors and NEOs; and (iii) all directors and executive officers as a group.
There were 83,819,380 shares of our Common Stock issued and outstanding as of the close of business on March 21, 2024. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the close of business on March 21, 2024. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Shares beneficially owned
Name	Number	Percentage(1)
Principal stockholders
BlackRock, Inc.(2)	8,398,125	10.0
The Vanguard Group(3)	7,178,509	8.6
Simcoe Capital Management, LLC(4)	6,477,035	7.7
American Century Investment Management, Inc.(5)	4,664,685	5.6
Directors and named executive officers(6)
Michael D. Rumbolz(7)	1,919,393	2.3
Randy L. Taylor(8)	1,107,473	1.3
David J. Lucchese(9)	785,818	*
Dean A. Ehrlich(10)	526,822	*
Darren D. A. Simmons(11)	358,009	*
Mark F. Labay(12)	277,980	*
Geoff P. Judge(13)	246,572	*
Linster W. Fox(14)	110,000	*
Maureen T. Mullarkey(15)	10,000	*
Secil Tabli Watson(16)	1,000	*
Debra L. Nutton(17)	500	*
Atul Bali(18)	—	*
Paul W. Finch, Jr.(19)	—	*
Directors and executive officers as a group (15 persons)	5,557,418	6.4
___________________
*Represents beneficial ownership of less than 1%.
(1)The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of March 21, 2024 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the numerator and denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(2)As reported on Schedule 13G/A filed on March 7, 2024 for shares held by BlackRock, Inc. (“BlackRock”) as of February 29, 2024. According to the Schedule 13G/A, BlackRock has sole voting power over 8,121,262 shares, shared voting and dispositive power over no shares, and sole dispositive power over 8,398,125 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)As reported on Schedule 13G/A filed on February 13, 2024 for shares held by The Vanguard Group (“Vanguard”) as of December 29, 2023. According to the Schedule 13G/A, Vanguard has sole dispositive power over 6,978,850 shares, sole voting power over no shares, shared dispositive power over 199,659 shares, and shared voting power over 116,888 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)As reported on Schedule 13G filed on April 1, 2024 for shares held by Simcoe Capital Management, LLC (“SCM”), Simcoe Partners, L.P. (“SP”), Simcoe Management Company, LLC (“SMC”), SDR Partners, LLC (“SDR”), and Jeffrey Jacobowitz as of March 20, 2024. According to the Schedule 13G, SMC and Mr. Jacobowitz have sole voting and dispositive power over 6,477,035 shares and shared voting and dispositive power over no shares; SP and SMC have sole voting and dispositive power over 6,285,960 shares and shared voting and dispositive power over no shares; and SDR has solve voting and dispositive power over 191,075 shares and shared voting and dispositive power over no shares. The address for SCM, SP, SMC, SDR, and Mr. Jacobowitz is 540 Madison Avenue, 27th Floor, New York, New York 10022.
(5)As reported on Schedule 13G filed on February 12, 2024 for shares held by American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”), and Stowers Institute for Medical Research (“SIMR”) as of December 31, 2023. According to the Schedule 13G, ACIM, ACC and SIMR have sole voting power over 4,583,507 shares, shared voting and dispositive power over no shares, and sole dispositive power over 4,664,685 shares. The address for ACIM, ACC and SIMR is 4500 Main Street, 9th floor, Kansas City, Missouri 64111.
(6)Includes shares owned and shares issuable upon exercise of stock options that are currently exercisable or will be within 60 days of March 21, 2024.
(7)Consists of 1,082,184 shares owned by Mr. Rumbolz and 837,209 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Rumbolz.
(8)Consists of 630,473 shares owned by Mr. Taylor and 477,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Taylor.
(9)Consists of 358,818 shares owned by Mr. Lucchese and 427,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for Mr. Lucchese.
(10)Consists of 184,822 shares owned by Mr. Ehrlich and 342,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Ehrlich.
(11)Consists of 183,009 shares owned by Mr. Simmons and 175,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for Mr. Simmons.
(12)Consists of 182,980 shares owned by Mr. Labay and 95,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Labay.
(13)Consists of 91,572 shares owned by Mr. Judge and 155,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Ms. Judge.
(14)Consists of 110,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Fox.
(15)Consists of 10,000 shares owned by Ms. Mullarkey.
(16) Consists of 1,000 shares owned by Ms. Watson.
(17)Consists of 500 shares owned by Ms. Nutton.

(18)As of the date of this filing, Mr. Bali is not a beneficial owner of any securities, nor does he have a right to acquire beneficial ownership within 60 days.
(19)As of the date of this filing, Mr. Finch is not a beneficial owner of any securities, nor does he have a right to acquire beneficial ownership within 60 days.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Taylor, our Chief Executive Officer in 2023. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)		Non-equity incentive plan compensation(1) ($)	All other compensation(2) ($)	Total ($)
Randy L. Taylor, President and Chief Executive Officer	2023	717,671	—	4,057,716	(3)	—	29,420	4,804,807
Median Employee(4)	2023	85,000	—	—		—	4,789	89,789
Pay Ratio								53.5	x
___________________
(1)Represents the amount of non-equity incentive compensation earned for the fiscal year. Amounts earned for a calendar year are typically paid in the first quarter of the following fiscal year. There was no non-equity incentive compensation earned by the Chief Executive Officer or Median Employee for the 2023 calendar year.
(2)Includes contributions made by the Company under its 401(k) plan, the cost of short-term and long-term disability coverage, the cost of group term life insurance and executive disability insurance, among other considerations. We make contributions on behalf of certain executive officers consistent with Company contributions to all eligible non-executive employees.
(3)Represents the fair value of the stock awards granted to the NEO, as calculated in accordance with FASB ASC Topic 718, Stock Compensation. For a discussion of the assumptions made in determining the valuation of these equity awards, see our notes to the financial statements in the Annual Report on Form 10-K for the applicable periods. The stock awards amount was not annualized as it reflected remuneration received at a single point in time under Mr. Taylor’s employment agreement serving as President and Chief Executive Officer.
(4)Represents the total annual compensation of the median (i.e. middle-most) employee, excluding the Chief Executive Officer.
To identify the median of the annual total compensation of our employees, as well as to determine the annual total compensation of the “median employee,” we took the following steps:
1.We determined that, as of December 31, 2023, we had approximately 2,200 employees, a significant majority of which work domestically, and are comprised of approximately 1,000 and 1,200 employees, for our Games and FinTech segments, respectively.
2.The relevant payroll and other compensation data for our employee population are maintained in a single system located at our principal headquarters in the U.S. and were utilized to identify the “median employee” from our domestic employee population. To identify the “median employee” from domestic our employee population, we compared the amount of base salary of our employees as reflected in our payroll records and included as part of the total compensation reported to the Internal Revenue Service on Form W-2 for 2023. We identified the median employee using this compensation measure, which was consistently applied to our employees included in the calculation.
3.Once we identified the median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation presented in the pay ratio calculation. The difference between such employee’s base salary and the employee’s annual total compensation represents company matching contributions on behalf of the employee to our 401(k) employee savings plan and other portions of incidental income (e.g. cost of short-term and long-term disability coverage, life insurance, among other considerations). Since we do not maintain a defined benefit or other actuarial plan for our employees, and do not otherwise provide a plan for payments or other benefits at, following, or in connection with retirement, the “median employee’s” annual total compensation did not include such amounts.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table for PEO - Michael D. Rumbolz (1)(2)	Summary Compensation Table for PEO - Randy L. Taylor (1)(3)	Compensation Actually Paid to PEO - Michael D. Rumbolz(2) (4)	Compensation Actually Paid to PEO - Randy L. Taylor (3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs (5)	Average Compensation Actually Paid to Non-PEO NEOs (6)	Total Shareholder Return (7)(8)	S&P Software & Services Select Index Total Shareholder Return (9)	Net Income (10) (in thousands)	AEBITDA(11) (in thousands)
2023	$—	$4,804,807	$—	$2,819,647	$1,428,984	$924,190	$83.92	$150.75	$83,997	$367,002
2022	$806,571	$4,681,120	$(2,117,478)	$613,489	$1,320,512	$(215,338)	$106.85	$108.52	$120,489	$374,082
2021	$3,262,952	$—	$9,983,819	$—	$1,944,471	$4,017,295	$158.97	$164.91	$152,925	$347,205
2020	$2,450,003	$—	$4,087,371	$—	$1,196,371	$2,118,379	$102.83	$152.72	$(81,680)	$176,528
(1)Represents the amounts of total compensation reported in our Summary Compensation Table reflected elsewhere in this Proxy.
(2)As of April 1, 2022, Mr. Rumbolz transitioned from CEO to Executive Chair of the Board. Mr. Rumbolz previously served as Chief Executive Officer until April 1, 2022.
(3)As of April 1, 2022, Mr. Taylor began serving as President and Chief Executive Officer. Mr. Taylor previously served as President and Chief Operating Officer until April 1, 2022.
(4)Represents the amounts of “compensation actually paid”, as computed in accordance with SEC rules. The amounts do not reflect the actual compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid for 2023:

Year	Reported Summary Compensation Table Total for PEO - Randy L. Taylor	Deduct Reported Value of Equity Awards- Randy L. Taylor(a)	Add or Deduct Equity Award Adjustments- Randy L. Taylor(b)	Compensation Actually Paid to PEO - Randy L. Taylor
2023	$4,804,807	$4,057,716	$2,072,556	$2,819,647
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO - Randy L. Taylor
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2023	$2,632,526	$(672,247)	$—	$112,277	$—	$—	$2,072,556
(5)The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mark F. Labay, Dean A. Ehrlich, Darren D. A. Simmons, and David J. Lucchese ; (ii) for 2022, Mark F. Labay, Dean A. Ehrlich, Darren D. A. Simmons, and David J. Lucchese ; (iii) for 2021, Mark F. Labay, Randy L. Taylor, Dean A Ehrlich, and Kate C. Lowenhar-Fisher; and (iv) for 2020, Randy L. Taylor, Mark F. Labay, Dean A. Ehrlich, and David J. Lucchese.
(6)The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 4:

Year	Reported Summary Compensation Table for Non-PEO NEO’s	Deduct Reported Value of Equity Awards	Add or Deduct Equity Award Adjustments(a)	Compensation Actually Paid to Non-PEO NEO’s
2023	$1,428,984	$974,221	$469,427	$924,190
(a)The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2023	$646,676	$(204,687)	$—	$27,438	$—	$—	$469,427

(7)The Company’s closing stock prices were $11.27, $14.35, $21.35 and $13.81 for the years ended December 31, 2023, 2022, 2021 and 2020, respectively.
(8)The cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(9)The peer group used for this purpose is the published S&P Software & Services Select Industry Index.
(10)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(11)The dollar amounts reported represent the amount of AEBITDA reflected in the Company’s Exhibit 99.1 to the filed 8-K on Earnings Release to be read in conjunction with our 10-K audited financial statements for the applicable year. For additional information related to AEBITDA, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.
Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•AEBITDA
•Total Revenue
•Operating Income
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
Total Shareholder Return has the most direct and significant impact on PEO and NEO compensation actually paid. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation at-risk, through RSUs and PSUs. SEC rules require that Peer Group total shareholder return be presented as a performance measure in the Pay versus Performance Table above. The graph below shows the relationship between the Company’s total shareholder return and the total shareholder return of the Peer Group, as well as compensation actually paid (as computed in accordance with SEC rules). Our peer group used is the published S&P Software & Services Select Industry Index, as reported in the Company’s consolidated financial statements, for the four fiscal years ending December 31, 2023.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid
12000000
10000000
8000000
6000000
4000000
2000000
0
-2000000
-4000000
Cumulative TSR
(value of initial $100 investment)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2019
2020
2021
2022
2023
CEO - Michael D. Rumbolz
CEO - Randy L. Taylor
Average for Non-CEO NEOs
Company
Index

Compensation Actually Paid and Net Income
SEC rules require that net income be presented as a performance measure in the Pay versus Performance Table above. The graph below shows the relationship between compensation actually paid (as computed in accordance with SEC rules) to our PEOs and the average of the compensation actually paid (as computed in accordance with SEC rules) to our other NEOs and net income attributable to the company over the four fiscal years ending December 31, 2023 as reported in the Company’s consolidated financial statements.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$16,000,000
$11,000,000
$6,000,000
$1,000,000
-$4,000,000
Net Income (millions)
$270
$220
$170
$120
$70
$20
-$30
-$80
-$130
-$180
2020
2021
2022
2023
CEO - Michael D. Rumbolz
CEO - Randy L. Taylor
Average for Non-CEO NEOs
Net Income

Compensation Actually Paid and AEBITDA
AEBITDA is the company-selected measure. As the core metric used to link company performance to compensation actually paid (as computed in accordance with SEC rules). AEBITDA has a material impact on PEO and NEO compensation as it is used to calculate performance-based incentive compensation. The graph below shows the relationship between compensation actually paid (as computed in accordance with SEC rules) to our PEOs and the average of the compensation actually paid (as computed in accordance with SEC rules) to our other NEOs and our AEBITDA over the four fiscal years ending December 31, 2023.

Compensation Actually Paid vs Consolidated AEBITDA
Compensation Actually Paid
$16,000,000
$11,000,000
$6,000,000
$1,000,000
-$4,000,000
Consolidated AEBITDA (millions)
$400
$350
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
CEO - Michael D. Rumbolz
CEO - Randy L. Taylor
Average for Non-CEO NEOs
Consolidated AEBITDA

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item No. 4 on the Proxy Card)

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Ratification of Ernst & Young LLP
As previously disclosed in the Company’s Current Report on Form 8-K filed on March 3, 2023, the Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the 2023 fiscal year. As a result of this process and following careful deliberation, on March 3, 2023, the Audit Committee notified BDO USA, LLP (“BDO”) that it had determined to dismiss BDO as the Company’s independent registered public accounting firm, effective as of that same date. On, and effective as of, March 3, 2023, the Audit Committee selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.
Although the Company is not required to seek stockholder approval of its selection of an independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. However, because of the difficulty in making any substitution so long after the beginning of the current year, the appointment of EY for fiscal year 2024 will stand, unless the Audit Committee finds other good reason for making a change and doing so is in the best interests of the Company and its stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Proxies solicited by our Board will, unless otherwise directed, be voted to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Prior Independent Registered Public Accounting Firm
BDO’s audit reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through March 3, 2023, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter in connection with its reports on the Company’s financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and through March 3, 2023, neither the Company, nor any party on the Company’s behalf, consulted EY with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
Attendance at Annual Meeting
Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Fees
The following table represents fees invoiced for professional audit services rendered by EY, our independent registered public accounting firm for the year ended December 31, 2023, and fees invoiced for professional audit services rendered by BDO, our prior independent registered public accounting firm for the year ended December 31, 2022, for the audit of the Company’s annual financial statements as well as fees invoiced for other services rendered by them for each respective year (amounts in thousands):

	Year Ended December 31,
	2023	2022
Audit fees(1)	$1,338	$1,117
Audit-related fees(2)	—	80
Tax fees(3)	—	5
Other fees	$—	$—
Total	$1,338	$1,202
_______________
(1)Audit fees include amounts for the following professional services:
•audit of the Company’s annual financial statements for fiscal years 2023 and 2022;
•attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;
•reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q;
•statutory and regulatory audits, consents and other services related to SEC matters;
•professional services provided in connection with other statutory and regulatory filings;
•out-of-scope services, inclusive of additional audit charges; and
•access to a cloud-based accounting research tool.
(2)Audit-related fees are related to the evaluations of service organization controls under the Statement on Standards for Attestation Engagements (SSAE) No. 18 and an evaluation of internal controls for operators of inter-casino linked systems.
(3)Tax fees include amounts for planning (domestic and international), advisory and compliance services.
In making its recommendation to ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, the Audit Committee has considered whether services other than audit and audit-related services provided by EY are compatible with maintaining the independence of EY.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The hours expended on the engagement to audit the Company’s financial statements for fiscal year 2023 were not attributed to work performed by persons other than EY’s full-time, permanent employees. All of the services described in the table above were approved in conformity with the Audit Committee’s pre-approval process for independent registered public accounting firm fees.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board currently consists of Messrs. Fox, Judge, Bali, Finch, and Mses. Mullarkey, Watson, and Nutton. Mr. Fox serves as Chair of the Audit Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.
The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at https://www.everi.com/investor-relations/governance/governance-documents/.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.
The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2023 audited by EY, the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2023, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with EY various matters related to the financial statements, including those matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has also received the written disclosures and the letter from EY regarding its communications with the Audit Committee concerning independence, as required by the Public Company Accounting Oversight Board’s applicable rules, and has discussed with EY its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
The Audit Committee and the Board also has recommended, subject to stockholder ratification, the selection of EY as our independent registered public accounting firm for the year ending December 31, 2024.

Members of the Audit Committee:

Linster W. Fox (Chair) Geoffrey P. Judge Maureen T. Mullarkey Atul Bali Secil Tabli Watson Paul W. Finch, Jr. Debra L. Nutton

FREQUENTLY ASKED QUESTIONS
Why am I receiving these proxy materials?
The Board is furnishing these proxy materials to you in connection with the Company’s Annual Meeting to be held on Wednesday, May 22, 2024, at the Company’s Corporate Headquarters located at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, beginning at 9:00 a.m. Pacific Time. At the Annual Meeting, you are entitled and requested to vote on the proposals outlined in this Proxy Statement.
This Proxy Statement is dated April 19, 2024, and is first being mailed to stockholders on or about April 19, 2024.
What proposals will be voted on at the Annual Meeting, and what are the recommendations of the Board?
There are four proposals scheduled to be voted on at the Annual Meeting. The proposals, and the Board’s voting recommendations with respect to such proposals, are as follows:

Proposal 1	Board’s Voting Recommendations
Election of three Class I directors to serve until the Company’s 2027 annual meeting of stockholders.	FOR each of the Board’s nominees
Proposal 2
Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as shown in this Proxy Statement.	FOR
Proposal 3
Approval of the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan	FOR
Proposal 4
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR
Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice of 2024 Annual Meeting of Stockholders accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting.
What is the record date and what does it mean?
The record date for the Annual Meeting is April 5, 2024 (the “Record Date”). Only holders of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on April 5, 2024, there were approximately 83,836,220 shares of Common Stock outstanding and entitled to vote.
Shares held in treasury by the Company are not treated as being issued or outstanding for purposes of determining the number of shares of Common Stock entitled to vote.
How many votes do I have?
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock owned as of the Record Date.

Who is a “stockholder of record,” and who is a “beneficial holder”?
You are a stockholder of record if your shares of our Common Stock are registered directly in your own name with our transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), as of the Record Date. You are a beneficial owner if a bank, brokerage firm, trustee, or other agent (each, a “nominee”) holds your stock. This is often called ownership in “street name” because your name does not appear in the records of our transfer agent. If your shares are held in street name, you will receive instructions from the holder of record. You must follow the instructions of the holder of record for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered directly in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your nominee to obtain a legal proxy and bring it to the Annual Meeting to vote. For additional requirements to attend the Annual Meeting, see the information provided on page 9.
Who votes shares held in “street name”?
If you are a beneficial owner of shares held in “street name” by a nominee or other holder of record, and you do not give that nominee or other record holder specific instructions as to how to vote those shares, under the rules of the NYSE, your nominee or other record holder may, but is not required, to vote your shares on routine proposals. Without your specific instructions, however, your nominee or other record holder cannot vote your shares on non-routine proposals, and may elect not to vote on any of the proposals unless you provide voting instructions. Accordingly, if you do not instruct your nominee or other record holder how to vote, and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. If you hold your shares in street name, please refer to the information forwarded by your nominee or other holder of record for procedures on voting your shares or revoking or changing your proxy. We urge you to promptly provide instructions to your nominee or other holder of record regarding the voting of your shares so that all your shares are voted on all proposals, even if you plan to attend the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting the proposals described herein to be acted upon at the Annual Meeting. Abstentions and broker non-votes are counted as present and are, therefore, included for purposes of determining whether a quorum of shares of Common Stock is present at the Annual Meeting.
What is the voting requirement to approve each of the proposals?

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes (if any)
Election of Directors	For	Plurality(1) of Shares Represented at the Meeting and Entitled to Vote Thereon	No effect on the outcome of the election
Say on Pay(2)	For	Majority(3) of Shares Represented at the Meeting and Entitled to Vote Thereon	Broker Non-Votes: No effect on the outcome of this proposal Abstentions: Same effect as a vote “Against” this proposal
Amended and Restated 2014 Equity Incentive Plan	For	Majority(3) of Shares Represented at the Meeting and Entitled to Vote Thereon	Broker Non-Votes: No effect on the outcome of this proposal Abstentions: Same effect as a vote “Against” this proposal
Auditor Ratification	For	Majority(3) of Shares Represented at the Meeting and Entitled to Vote Thereon	Broker Non-Votes: No effect on the outcome of this proposal Abstentions: Same effect as a vote “Against” this proposal
___________________
(1)Director nominees who receive the highest number of shares voted “For” his or her election are elected.

If a nominee in an uncontested election (such as this one) nonetheless does not receive the vote of at least the majority of the votes cast and no successor has been elected at such meeting, he or she may trigger the Company’s guideline regarding majority voting for directors. Full details of the guideline are set out in our Corporate Governance Guidelines, which are publicly available at the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/.
(2)Although this vote is advisory and non-binding on our Board, the Board and Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program and/or the frequency of votes on our compensation program, as applicable.
(3)Number of shares voted “For” must exceed 50% of the number of shares represented at the meeting and entitled to vote.
All valid proxies received prior to the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you are a stockholder of record and sign and return your proxy card or vote electronically without making any specific selections, your shares will be voted in accordance with the recommendations of the proxy holders on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.
How do I vote my shares?
You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting. A proxy may be given in one of the following three ways:
•electronically by using the Internet;
•after receiving your proxy materials, over the telephone by calling a toll-free number; or
•by mailing the enclosed proxy card.
We encourage you to vote over the Internet or by telephone in advance of the meeting. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. If your shares are held in street name through a nominee or other holder of record, you will receive instructions from the nominee or other record holder that you must follow to have your shares voted.
How are the proxy card votes counted?
If the accompanying proxy card is properly completed, signed, and returned to us, and not subsequently revoked, it will be voted as directed by you. If the proxy card is submitted, but voting instructions are not provided, the proxy will be voted: (i) “For” each of the director nominees; (ii) “For” the advisory approval of the compensation of our named executive officers; (iii) for ”For” approval of the Amended and Restated 2014 Equity Incentive Plan; and (iv) “For” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Can I change my vote after submitting my proxy?
You can change your vote at any time before your proxy is exercised at the Annual Meeting. You may do so in one of the following four ways:
•submitting another proxy card bearing a later date;
•sending a written notice revoking your proxy to the Corporate Secretary of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, or via e-mail to secretary@everi.com;
•submitting new voting instructions via telephone or the Internet (if initially able to vote in that manner); or
•attending the Annual Meeting and voting in person.

If you hold your shares in “street name” through a nominee or other holder of record and you have instructed the nominee or other holder of record to vote your shares, you must follow the directions received from the nominee or other holder of record to change those instructions. Please refer to the information sent by your nominee or other holder of record for procedures on revoking or changing your proxy.
Who is paying for this proxy solicitation?
This proxy solicitation is being made by the Board of the Company. The Company will bear the cost of soliciting proxies, including the cost of preparing, assembling, printing, and mailing this Proxy Statement. The Company also will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by certain of the Company’s directors, officers, and regular employees, either personally, by telephone, facsimile or e-mail. None of such persons will receive any additional compensation for their services.
How can I find out the voting results?
The Company will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the Annual Meeting.
Changing the way you receive proxy materials in the future – How do I receive electronic access to proxy materials for future annual meetings?
Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company and benefits the environment. If you are a stockholder of record and would like to receive future proxy materials electronically, you can select this option by following the instructions provided when you vote your proxy over the Internet at: www.proxyvote.com. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your nominee or other holder of record or the Company to rescind your instructions. You do not have to elect Internet access each year.
If your shares of Common Stock are registered in the name of a brokerage firm, you still may be eligible to vote your shares of Common Stock electronically over the Internet. A large number of brokerage firms are participating in the Broadridge online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in Broadridge’s program, your proxy materials will provide instructions for voting online. If your proxy materials do not reference Internet information, please complete and return your voting instruction form.
What is “householding”?
There are circumstances under which you may receive multiple mailings containing copies of the proxy materials, proxy cards, or voting instruction form. For example, if you hold your shares in more than one brokerage account, you may receive separate mailings for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one mailing. Please authorize your proxy in accordance with the instructions of each mailing separately, since each one represents different shares that you own.

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders, cost savings for companies, and benefits the environment. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to the Corporate Secretary of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, or via e-mail to secretary@everi.com, or by calling (702) 855-3000. The Company, if contacted, will undertake to promptly deliver the requested materials.
When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?
Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the SEC, including specifically under Rule 14a-8 of the Exchange Act. To be timely, a proposal must be received at our principal executive offices, addressed to our Corporate Secretary of the Company, not less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting. Accordingly, for a stockholder proposal to be included in our proxy materials for our 2025 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to our Corporate Secretary of the Company, not later than the close of business on December 20, 2024.
Subject to certain exceptions, stockholder business (including nominations) that is not intended for inclusion in our proxy materials may be brought before an annual meeting so long as notice of the proposal—as specified by, and subject to the conditions set forth in, our Bylaws—is delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting. For our 2025 Annual Meeting of Stockholders, proper notice of business that is not intended for inclusion in our proxy statement must be received no earlier than the close of business on January 22, 2025, nor later than the close of business on February 21, 2025. In addition to giving notice pursuant to the advance notice provisions of the Company’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide proper written notice that sets forth all information required by Rule 14a-19, the SEC’s universal proxy rule, to the Secretary of the Company at our principal executive offices by no later than March 24, 2025 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after the one-year anniversary date, then notice must be provided not later than 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company).
A stockholder’s notice to the Corporate Secretary of the Company must set forth as to each matter the stockholder proposes to bring before the annual meeting:
•Director Nomination: all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
•Stockholder Proposals: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

Each stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made must also include (a) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, and (c) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

OTHER MATTERS
As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy or their substitutes will vote in accordance with their judgment on such matters.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K
The 2023 Annual Report, including the Company’s audited financial statements, is being delivered with this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
We will provide a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, to each stockholder as of the Record Date, without charge, upon written request to Corporate Secretary, Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada, 89113, or via e-mail to secretary@everi.com. Any exhibits listed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 also will be furnished upon written request at the actual expense we incur in furnishing such exhibits.

By Order of the Board of Directors,

/s/ Randy L. Taylor

Randy L. Taylor
President and Chief Executive Officer & Director
Las Vegas, Nevada
April 19, 2024

Appendix A
UNAUDITED RECONCILIATION OF SELECTED FINANCIAL GAAP TO NON-GAAP MEASURES
The following table presents a reconciliation of AEBITDA and Free Cash Flow, non-GAAP financial measures included in this Proxy Statement, to net income, the most comparable GAAP financial measure:

	Reconciliation of net income to AEBITDA and to FCF
	Year Ended December 31,
	2023		2022		2021
	(in thousands)
Net income	$83,997		$120,489		$152,925
Income tax provision (benefit)	17,594		37,111		(51,900)
Loss on extinguishment of debt	—		—		34,389
Interest expense, net of interest income	77,693		55,752		62,097
Operating income	$179,284		$213,352		$197,511
Plus: depreciation and amortization	138,733		126,359		119,474
EBITDA	$318,017		$339,711		$316,985

Non-cash stock compensation expense	18,711		19,789		20,900
Accretion of contract rights	9,340		9,578		9,318
Impairment of acquired intangible assets	11,680		—		—
Acquisition related earnout reduction	(1,766)		—		—
Litigation fees, net of settlements received	(166)		2,291		(1,107)
Employee severance costs and other expenses	1,981		—		—
Office and warehouse consolidation costs	4,781		686		365
Debt amendment costs	92		—		—
Asset acquisition expense, non-recurring professional fees and other	3,135		2,027		744
Other non-recurring charges	1,197		—		—
AEBITDA	$367,002		$374,082		$347,205

Cash paid for interest, net(1)	(74,500)	(2)	(50,942)	(3)	(51,014)	(4)
Cash paid for capital expenditures	(145,108)		(127,568)		(104,708)
Cash paid for placement fees	—		(547)		(31,465)
Cash paid for taxes, net	(5,481)		(4,522)		(1,062)
Free cash flow	$141,913		$190,503		$158,956
(1) Cash paid for interest, net includes the cash received for interest income.
(2) Includes the cash received for interest income of $12.0 million for the year ended December 31, 2023.
(3) Includes the cash received for interest income of $3.8 million, as compared to the previously reported cash paid for interest of $54.7 million for the year ended December 31, 2022.
(4) Includes the cash received for interest income of $0.2 million, as compared to the previously reported cash paid for interest of $51.2 million for the year ended December 31, 2021.
We present AEBITDA, as we use this measure to manage our business and consider this measure to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on our
A-1

operating performance, as measured by AEBITDA; and our credit facility and senior unsecured notes require us to comply with a consolidated secured leverage ratio that includes performance metrics substantially similar to AEBITDA. We present FCF as a measure of performance. It should not be inferred that the entire FCF amount is available for discretionary expenditures. Accordingly, these measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. These measures should be read in conjunction with our net earnings, operating income, and cash flow data prepared in accordance with GAAP.
A-2

Appendix B
EVERI HOLDINGS INC.
AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

(continued)

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Everi Holdings Inc.
Amended and Restated 2014 Equity Incentive Plan
1. Establishment, Purpose and Term of Plan.
1.1 Establishment. The Everi Holdings Inc. 2014 Equity Incentive Plan, originally effective as of May 15, 2014 (the “Original Effective Date”), and subsequently amended and restated, effective May 23, 2017, and further amended and restated and continued as the Everi Holdings Inc. 2014 Amended and Restated Equity Incentive Plan (the “Plan”), effective as of May 19, 2021, the date of its approval by the stockholders of the Company (the “Effective Date”), and further amended effective February 28, 2024, is hereby further amended and restated effective as of May 22, 2024, the date of its approval by the stockholders of the Company.
1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.
2. Definitions and Construction.
2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or a written employment or services or similar agreement between a Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or a written employment or services or similar agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:
(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
Notwithstanding the foregoing, the transactions contemplated by that certain Agreement and Plan of Merger by and among International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned direct subsidiary of Remainco, the Company, and Ember Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, shall be deemed to constitute a Change in Control; provided that in no event shall this provision result in the acceleration of payment of any Award that constitutes Section 409A Deferred Compensation as of the date hereof (including any Award granted under the Company’s 2012 Equity Incentive Plan that incorporates the definition of Change in Control herein by reference).
(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(k) “Company” means Everi Holdings, Inc., a Delaware corporation, and any successor corporation thereto.
(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(m) “Director” means a member of the Board.
(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or a written employment or services or similar agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(w) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(x) “Nonemployee Director” means a Director who is not an Employee.
(y) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(z) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(aa) “Officer” means any person designated by the Board as an officer of the Company.
(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(cc) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(ee) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(ff) “Participant” means any eligible person who has been granted one or more Awards.
(gg) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(hh) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(ii) “Performance Award” means an Award of Performance Shares or Performance Units.
(jj) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(kk) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(ll) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(nn) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(oo) “Predecessor Plan” means the Company’s 2005 Stock Incentive Plan.
(pp) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(qq) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(rr) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(ss) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(tt) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(uu) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(vv) “Section 409A” means Section 409A of the Code.
(ww) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(xx) “Securities Act” means the Securities Act of 1933, as amended.
(yy) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by applicable law or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(zz) “Stock” means the Common Stock, par value $0.001 per share, of the Company, as adjusted from time to time in accordance with Section 4.4.
(aaa) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(bbb) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(ccc) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(ddd) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(eee) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3. Administration.
3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b) to determine the type of Award granted;
(c) to determine the Fair Market Value of shares of Stock or other property;
(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f) to approve one or more forms of Award Agreement;
(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and
(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5 Option or SAR Repricing. Without stockholder approval, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4. Shares Subject to Plan.
4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to Twenty Million Four Hundred Sixty-Five Thousand (20,465,000) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.
4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:
(a) the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and
(b) the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased; provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plan that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed One Million Nine Hundred Thousand (1,900,000) shares.
4.3 Share Counting.
(a) Each share of Stock subject to an Award shall be counted against the limit set forth in Section 4.1 as one (1) share.
(b) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the

Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall not again become available for issuance under the Plan.
4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4 and Section 5.5, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.5 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.
5. Eligibility, Participation and Award Limitations.
5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3 Incentive Stock Option Limitations.
(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Twenty Million Four Hundred Sixty-Five Thousand (20,465,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.
(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise the Option, shares issued pursuant to each such portion shall be separately identified.
5.4 Award Limits. Subject to adjustment as provided in Section 4.4, no Participant who is not a Nonemployee Director shall be granted within any fiscal year of the Company one or more Awards which in the aggregate are for more than Four Million (4,000,000) shares or with a Fair Market Value on the date of grant of more than Three Million Dollars ($3,000,000.00) per fiscal year over which the Award vests.
5.5 Nonemployee Director Award Limits. Subject to adjustment as provided in Section 4.4, no Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards which in the aggregate are for more than Three Hundred Thousand (300,000) shares.
5.6 Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award, and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, that Awards to Nonemployee Directors may vest on the Company’s next annual meeting of stockholders (provided that such annual meetings are at least fifty (50) weeks apart).

6. Stock Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that complies with the requirements set forth in the provisions of Section 409A or Section 424(a) of the Code.
6.2 Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.6, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. No Dividend Equivalent Rights will be paid with respect to Options.
6.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b) Limitations on Forms of Consideration.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time determined by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4 Effect of Termination of Service.
(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.
(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.
(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.
6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.
7. Stock Appreciation Rights.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option. No Dividend Equivalent Rights will be paid with respect to SARs.
7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that complies with the requirements set forth in the provisions of Section 409A of the Code.
7.3 Exercisability and Term of SARs.
(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b) Freestanding SARs. Subject to the minimum vesting provisions of Section 5.6, freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR. Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.
7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, a SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7 Transferability of SARs. During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. A SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. Restricted Stock Awards.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Section 10.
8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5 Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.6, shares issued pursuant to any Restricted Stock Award may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9. Restricted Stock Units.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Section 10.
9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Subject to the minimum vesting provisions of Section 5.6, Restricted Stock Unit Awards may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the last day of the calendar year in which the original vesting date occurred.
9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions, including vesting, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. Dividend Equivalent Rights shall not be paid on unvested Restricted Stock Units but may be accumulated and paid upon vesting or settlement of the Restricted Stock Units, as applicable.
9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.4) for each

Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10. Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.6), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee:
(i) revenue;
(ii) sales;
(iii) expenses;
(iv) operating income;
(v) gross margin;
(vi) operating margin;
(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii) pre-tax profit;
(ix) net operating income;
(x) net income;
(xi) economic value added;
(xii) free cash flow;
(xiii) operating cash flow;
(xiv) balance of cash, cash equivalents and marketable securities;
(xv) stock price;
(xvi) earnings per share;
(xvii) return on stockholder equity;
(xviii) return on capital;
(xix) return on assets;
(xx) return on investment;
(xxi) total stockholder return;

(xxii) employee satisfaction;
(xxiii) employee retention;
(xxiv) market share;
(xxv) customer satisfaction;
(xxvi) product development;
(xxvii) research and development expenses;
(xxviii) completion of an identified special project; and
(xxix) completion of a joint venture or other corporate transaction.
(xxx) growth in stockholder value relative to the moving average on the S&P 500 Index or another index.
(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5 Settlement of Performance Awards.
(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.
(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.
(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11. Cash-Based Awards and Other Stock-Based Awards.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.6, the Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.
11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.
11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12. Standard Forms of Award Agreement.
12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
13. Change in Control.
13.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a) Accelerated Vesting. The Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto only if (i) the Award is not assumed, continued, or substituted by the Acquiror as described in Section 13.1(b), or (ii) the Award is assumed, continued, or substituted by the Acquiror as described in Section 13.1(b) and the Participant’s Service terminates as a result of Involuntary Termination; provided, however, that the vesting of Awards that are performance-based will be determined in either case based on the greater of (x) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual Service during the applicable full performance period, or (y) actual achievement of the applicable performance goals through the date of the Change in Control or the Involuntary Termination, as applicable.
For purposes of the foregoing, “Involuntary Termination” means, as to a particular Participant, the occurrence of any of the following upon or within a period of time established by the Committee (not exceeding twenty-four (24) months) following a Change in Control: (i) the Participant’s Service is terminated without Cause or (ii) the Participant terminates his or her Service for Good Reason; provided the Participant has given the Company written notice of the existence of a condition constituting Good Reason within sixty (60) days following the initial occurrence of such condition, the Company fails to remedy such condition within thirty (30) days following such written notice, and the Participant’s resignation from Service is effective no later than six (6) months following the initial occurrence of such condition. Involuntary Termination shall not include any termination of the Participant’s Service which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant’s voluntary termination of Service other than for Good Reason.
For purposes of the foregoing, “Good Reason” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or a written employment or services or similar agreement between a Participant and a Participating Company applicable to an Award, any of the following with respect to a particular Participant without the Participant’s informed written consent: (i) a material diminution of the Participant’s authority, duties or responsibilities causing the Participant’s authority, duties or responsibilities to be of materially lesser rank within the Company or an equivalent business unit of its parent, as measured against the Participant’s authority, duties and responsibilities immediately prior to such diminution; (ii) a material reduction by the Company of the Participant’s base salary, other than any such material reduction that occurs in connection with a reduction that is imposed on all Participants at the time of such reduction; or (iii) the relocation of the Participant’s work place for the Company to a location that increases the Participant’s regular one-way commute distance between the Participant’s residence and work place by more than fifty (50) miles. The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability.
(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately vested in full and, if applicable, exercisable and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.
13.3 Federal Excise Tax Under Section 4999 of the Code.
(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section. (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charge in connection with its services contemplated by this Section.
14. Compliance with Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15. Compliance with Section 409A.
15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4 Payment of Section 409A Deferred Compensation.
(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i) The Participant’s “separation from service” (as defined by Section 409A);
(ii) The Participant’s becoming “disabled” (as defined by Section 409A);
(iii) The Participant’s death;
(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.
(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A

Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award and shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16. Tax Withholding.
16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable maximum statutory withholding rates (or such other rate as may be necessary to avoid an adverse accounting consequence or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17. Amendment, Suspension or Termination of Plan.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18. Miscellaneous Provisions.
18.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2 Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.
18.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.
18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Nevada, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan as duly adopted by the Board on February 26, 2024, and approved by the stockholders of the Company on May 22, 2024.

Kate C. Lowenhar-Fisher, Secretary

Appendix C
PROXY VOTING CARD

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O EVERI HOLDINGS INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49734-P08652 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EVERI HOLDINGS INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of three Class I Directors:	☐	☐	☐

Nominees:

01) Atul Bali
02) Paul W. Finch, Jr.
03) Randy L. Taylor

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

C-1

C-2